     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2002
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HFC REVOLVING CORPORATION
        (Exact name of registrant as specified in governing instruments)

        DELAWARE                                       36-3955292
(State of incorporation)                 (I.R.S. Employer Identification Number)

                  2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS
               60070, (847) 564-5000 (Address and telephone number
                  of Registrant's principal executive offices)

                            Patrick D. Schwartz, Esq.
                  Assistant General Counsel--Corporate Law and
                               Assistant Secretary
                  2700 Sanders Road, Prospect Heights, Illinois
                    60070, (847) 564-6301 (Name, address and
                     telephone number of agent for service)

                               ------------------

                                   Copies to:
                              Gail G. Watson, Esq.
                         Sidley Austin Brown & Wood LLP
                                875 Third Avenue
                            New York, New York 10002

                               ------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED
                                                               MAXIMUM            MAXIMUM
                                          AMOUNT TO BE   OFFERING PRICE PER      AGGREGATE          AMOUNT OF
TITLE OF SECURITIES BEING REGISTERED      REGISTERED(1)        UNIT(2)       OFFERING PRICE(2)  REGISTRATION FEE(1)(2)
------------------------------------      -------------        -------       -----------------  ----------------------
Home Equity Loan Asset Backed
     Securities (Issuable in Series)....   $1,000,000           100%            $1,000,000           $92.00

(1) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File No. 333-84611 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($1,028,310,000 as of March , 2002) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the Prior Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee paid by wire transfer on March 13, 2002.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

      This Registration Statement includes and (1) an illustrative form of prospectus supplement for use in an offering of closed-end home equity loan asset backed notes, (2) an illustrative form of prospectus supplement for use in an offering of closed-end home equity loan asset backed certificates, (3) a base prospectus relating to home equity loan asset backed securities.

================================================================================
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION
                              DATED MARCH ___, 2002

                   PROSPECTUS SUPPLEMENT DATED ________, 2002
                      (TO PROSPECTUS DATED ________, 2002)

                               $__________________

                            HFC REVOLVING CORPORATION
                                    DEPOSITOR

                      HOUSEHOLD HOME EQUITY LOAN TRUST ____
                                     ISSUER

                          HOUSEHOLD FINANCE CORPORATION
                                 MASTER SERVICER

          CLOSED-END HOME EQUITY LOAN ASSET BACKED NOTES, SERIES ______

Offered Notes................   The trust will issue ______ classes of senior
                                notes offered under this prospectus supplement, secured by a pool of closed-end, primarily first or junior lien fixed rate home equity loans.

Credit Enhancement...........   Credit enhancement for the notes consists of:

                                - excess interest and overcollateralization; and

                                - a note insurance policy issued by ___________.

                    Principal    Note    Price to    Underwriting    Proceeds to
Notes               Balance      Rate    Public      Discount        Deposition
-----               -------      ----    ------      --------        ----------
Class.........      $               %           %            %                 %

      YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGES-__ IN THIS PROSPECTUS SUPPLEMENT.

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

================================================================================

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

      We provide information to you about the offered notes in two separate documents that provide progressively more detail:

      - the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

      - this prospectus supplement, which describes the specific terms of your series of notes.

      If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The depositor's principal offices are located at 2700 Sanders Road, Prospect Heights, Illinois 60070 and its telephone number is (847) 564-6335.

                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                TABLE OF CONTENTS

Summary..................................................................    S-5
         The Trust Assets................................................    S-6
         The Home Equity Loan Pool.......................................    S-7
         Payments on the Notes...........................................    S-7
         Credit Enhancement..............................................    S-7
         Optional Termination............................................    S-8
         Ratings.........................................................    S-8
         Legal Investment................................................    S-8
         Employee Benefit Plan Considerations............................    S-8
         Tax Status......................................................    S-8

Risk Factors.............................................................    S-9

Introduction.............................................................   S-15

Description of the Home Equity Loan Pool.................................   S-16
         General.........................................................   S-16
         Payments on the Simple Interest Home Equity Loans...............   S-16
         Balloon Loans...................................................   S-17
         Declining-Rate Home Equity Loans................................   S-17
         Home Equity Loan Pool Characteristics...........................   S-18
         Home Equity Loans...............................................   S-18
         Underwriting Standards..........................................   S-23
         Optional Purchase of Defaulted Home Equity Loans................   S-23
         The Subservicers................................................   S-23
         The Master Servicer.............................................   S-23
         Delinquency and Loss Experience of the Master Servicer's
           Portfolio.....................................................   S-24
         Additional Information..........................................   S-25

Description of the Notes.................................................   S-25
         General.........................................................   S-25
         Payments........................................................   S-26
         Available PaymentAmount.........................................   S-26
         Interest Payments...............................................   S-27
         Principal Payments..............................................   S-27
         Overcollateralization Provisions................................   S-28
         Excess Loss Amounts.............................................   S-29
         Note Insurance Policy...........................................   S-29
         The Credit Enhancer.............................................   S-30
         The Preferred Stock.............................................   S-30
         The Trustee.....................................................   S-31

Material Yield and Prepayment Considerations.............................   S-31
         General.........................................................   S-31

Sale and Servicing Agreement.............................................   S-35
         General.........................................................   S-35
         The Master Servicer.............................................   S-35
         Possession of Home Equity Loan Documents........................   S-35
         Review of the Home Equity Loans.................................   S-36
         Servicing and Subserving........................................   S-36

         Collection and Liquidation Practices; Loss Mitigation...........   S-37
         Senior Liens....................................................   S-38
         Optional Substitution...........................................   S-39

The Indenture............................................................   S-39
         Voting Rights...................................................   S-39
         Termination.....................................................   S-39

The Trust Agreement......................................................   S-40
         Amendment.......................................................   S-40

Material Federal Income Tax Consequences.................................   S-40

Method of Distribution...................................................   S-41

Legal Opinions...........................................................   S-42

Ratings  ................................................................   S-42

Legal Investment.........................................................   S-42

Employee Benefit Plan Considerations.....................................   S-43

Glossary of Terms........................................................   S-44

Annex I - Global Clearance, Settlement and Tax Documentation Procedures..    I-1
          Initial Settlement.............................................    I-1
          Secondary Market Trading.......................................    I-1
          Material U.S. Federal Income Tax Documentation Requirements....    I-3

                                     SUMMARY

      The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the prospectus.

Issuer or Trust....................     Household Home Equity Loan Trust
                                        ___________.

Title of the offered securities....     Closed-End Home Equity Loan Asset Backed
                                        Notes, Series ____________.

Depositor..........................     HFC Revolving Corporation, an affiliate
                                        of Household Finance Corporation, which
                                        is located at 2700 Sanders Road,
                                        Prospect Heights, Illinois 60070. Its
                                        telephone number is (847) 564-6335.

Master Servicer....................     Household Finance Corporation, which is
                                        located at 2700 Sanders Road, Prospect
                                        Heights, Illinois 60070. Its telephone
                                        number is (847) 564-5000.

Indenture Trustee..................     ______________.

Owner Trustee......................     ______________.

Credit Enhancer....................     ______________.

Home equity loan pool..............     _____ closed end and fixed-rate,
                                        fully-amortizing and balloon payment
                                        home equity loans with an aggregate
                                        principal balance of approximately
                                        ______________ as of the close of
                                        business on the day prior to the cut-off
                                        date. The home equity loans are secured
                                        primarily by first or junior liens on
                                        one- to four-family residential
                                        properties.

Cut-off date.......................     ______________.

Statistical cut-off date...........     ______________.

Closing date.......................     On or about ______________.

Payment Dates......................     Beginning in ______________ on the ___
                                        of each month or, if the ___ is not a
                                        business day, on the next business day.

Scheduled final payment date.......     ______________. The actual final payment
                                        date could be substantially earlier.

Form of notes......................     Book-entry.

                                        See "Description of the
                                        Notes--Book-Entry Registration" in this
                                        prospectus supplement.

Minimum denominations..............     Class A Notes: $_____________.

Legal investment...................     The notes will not be "mortgage related
                                        securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984.

                                        See "Legal Investment" in this
                                        prospectus supplement and the
                                        prospectus.

                                  OFFERED NOTES

                    PASS-THROUGH   INITIAL PRINCIPAL   INITIAL RATING
        CLASS          RATE             BALANCE               /           DESIGNATION
        -----          ----             -------        --------------     -----------
Class A Notes...      ______%        $___________          AAA/AAA      Senior/FixedRate

THE TRUST ASSETS

      The depositor will establish the Household Home Equity Loan Trust ______ to issue the Closed-End Home Equity Loan Asset Backed Notes, Series _____. The trust will be established pursuant to a trust agreement between the depositor and the owner trustee. The notes will be issued by the trust under an indenture between the trust and the indenture trustee. The trust assets will include:

- a pool of home equity loans made or to be made in the future, and secured by first and junior mortgages or deeds of trust on properties that are primarily one-to four-family primary residences;

-     payments received on the home equity loans on or after the cut-off date;

- property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

-     the benefit of the note insurance policy;

- rights of the depositor under one or more receivables purchase agreements by which the sellers sell the home equity loans to the depositor;

- benefits under insurance policies covering the home equity loans and/or mortgaged properties;

-     amounts on deposit in certain accounts; and

-     all proceeds from the items above.

THE HOME EQUITY LOAN POOL

      Approximately ____% of the home equity loans are secured by first or junior mortgages or deeds of trust. The home equity loans had the following characteristics as of the statistical cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Minimum principal balance.............................   $_____
Maximum principal balance.............................   $_____
Average principal balance.............................    _____
Range of loan rates...................................    _____% to _____%
Weighted average loan rate............................    _____%
Range of original terms to maturity...................    _____  to _____ months
Weighted average original term to maturity............    _____  months
Range of remaining terms to maturity..................    _____  to _____ months
Weighted average remaining term to maturity...........    _____  months
Range of combined loan-to-value ratios................    _____% to _____%
Weighted average combined loan-to-value ratios........    _____%

      See "Description of the Home Equity Loan Pool" in this prospectus supplement.

PAYMENTS ON THE NOTES

Amount Available for Monthly Payment. On each monthly payment date, payments will be made to holders of the offered notes. The amounts available for payment include:

- collections of monthly payments on the home equity loans, including prepayments received during the collection period and, if elected by the master servicer, other unscheduled collections, plus

-     draws upon the note insurance policy, if necessary, minus

-     fees and expenses of the subservicers and the master servicer.

See "Description of the Notes--Available Payment Amount" in this prospectus supplement.

Payments. Payments to noteholders will generally be made from principal and interest collections as follows:

-     payment of interest on the notes;

-     payment of principal to the notes;

-     payment of principal to the notes to cover losses;

-     payment to the credit enhancer of its premium for the policy;

-     reimbursement to the credit enhancer for prior draws made on the policy;

- payment of additional principal to the notes if the level of overcollateralization falls below what is required;

-     payment to the credit enhancer for any other amounts owed; and

-     payment of any remaining funds to the depositor.

Principal payments on the notes will be as described under "Description of the Notes--Principal Payments" in this prospectus supplement.

Draws will cover shortfalls in amounts available to pay interest on the notes at the interest rates plus any unpaid losses allocated to the notes.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the notes consists of:

Excess Interest. Because more interest is paid by the borrowers than is necessary to pay the interest on the notes and other expenses each month, there will be excess interest. Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the home equity loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes. The excess amount of the balance of the home equity loans represents overcollateralization, which may absorb some losses on the home equity loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home equity loans so that the required level of overcollateralization is reached.

Policy. On the closing date, the credit enhancer will issue the note insurance policy for the benefit of noteholders. The policy will unconditionally and irrevocably guarantee interest on the notes at the related interest rates and will cover any losses allocated to the notes if not covered by excess interest or overcollateralizations.

OPTIONAL TERMINATION

On any payment date on which the aggregate principal balance of all of the home equity loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home equity loans from the trust. This will redeem the notes . If this occurs, the outstanding principal balance of the notes will be paid in full with accrued interest.

RATINGS

The trust will not issue the notes unless they have been assigned the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

LEGAL INVESTMENT

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts if they have determined that the purchase and the continued holding of the notes will not be violative of applicable fiduciary standards of conduct. As a result, persons investing assets of employee benefit plans should consult with their legal advisors before investing plan or IRA assets in the notes and should carefully review the "Employee Benefit Plan Considerations" provisions provided for later in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, notes will be characterized as indebtedness and the trust should be characterized as an owner trust and will not be characterized as an association, publicly traded partnership taxable as a corporation or as a taxable mortgage pool. Each holder of a note, by acceptance of a note, will agree to treat the notes as indebtedness and the trust as an owner trust for federal, state and local income and franchise tax purposes.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

      The notes are complex securities and are not suitable investments for all investors.

      You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

      You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

THE FAILURE TO DELIVER THE LOAN         Under the terms of a sale and servicing
DOCUMENTS AND THE FAILURE TO RECORD     agreement, among the depositor, the
THE ASSIGNMENTS MAY CAUSE A SALE TO     master servicer, the trust and the
THE DEPOSITOR TO BE INEFFECTIVE.        indenture trustee so long as HFC's
                                        long-term senior unsecured debt is
                                        assigned a minimum rating by at least
                                        two of Moody's Investors Service, Inc.,
                                        Standard and Poor's, a division of the
                                        McGraw-Hill Companies, and Fitch, Inc.
                                        (currently "Baa3" for Moody's, "BBB-"
                                        for S&P and "BBB" for Fitch), the loan
                                        documents with respect to each home
                                        equity loan will be retained by the
                                        sellers affiliated with HFC, and
                                        assignments of the related mortgage to
                                        the trustee will not be recorded.
                                        Failure to deliver the documents to the
                                        trustee will make the transfer of the
                                        home equity loans potentially
                                        ineffective against a purchaser if a
                                        seller fraudulently or inadvertenly
                                        resells a home equity loan to a
                                        purchaser who had no notice of the prior
                                        sale to the depositor and transfer to
                                        the trust and who perfects his interest
                                        in the home equity loan by taking
                                        possession of the loan documents.

                                        Each of the sellers and the depositor
                                        have taken steps to structure the
                                        transfers of the home equity loans to
                                        the depositor and the subsequent
                                        transfer of the home equity loans to the trust as "true sales" of the loans. If, however, for any reason, including the bankruptcy of a seller or the depositor, any seller or depositor is found not to have sold the home equity loans, but is instead deemed to have made a loan secured by a pledge of the related home equity loans, then the depositor and/or the trustee will have a perfected security interest in the home equity loans by virture of filings under new laws effective in nearly all states as of July 1, 2001. Such laws became effective in all [but one] of the states in which the sellers are incorporated and in the state in which the depositor in incorporated, thereby permitting the filing of a financing statement in each such state against the seller and the depositor for purposes of perfecting the seller interest of the depositor and the trust, respectively, in the home equity loans conveyed by the seller and the depositor. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

                                        The sale and servicing agreement
                                        provides that if any loss is suffered in respect of a home equity loan as a result of the retention by a seller of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, HFC will purchase the home equity loan from the trust. However, there can be no assurance that HFC will have the financial capability to purchase the home equity loans. In the event that HFC's long-term senior unsecured debt rating as assigned by two of the three rating agencies does not satisfy the above-described standards or any of the sellers cease to be an HFC affiliate, the seller will have 90 days to deliver and record, if required, assignments of the mortgages for each related home equity loan in favor of the trustee and 60 days to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Although the loan documents pertaining to each home equity loan will generally not be delivered to the trustee or segregated from the loan documents pertaining to other mortgage loans owned or serviced by the sellers, the electronic master record of home equity loans maintained by the master servicer will be clearly and unambiguously marked to indicate that the home equity loans have been transferred to the trustee and constitute part of the trust.

THE YIELD TO MATURITY ON YOUR NOTES     The yield to maturity of the notes will
WILL VARY DEPENDING ON A VARIETY OF     depend on a variety of factors,
FACTORS.                                including:

                                        - the amortization schedules of the home
                                          equity loans;

                                        - the rate of principal prepayments,
                                          including partial prepayments, and
                                          prepayments resulting from refinancing
                                          by the borrowers;

                                        liquidations of defaulted home equity
                                        loans;

                                        - the rate of losses on defaulted home
                                          equity loans;

                                        - the presence and enforceability of
                                          due-on-sale clauses;

                                        - repurchase of home equity loans by the
                                          depositor or the master servicer as a
                                          result of defective documentation or
                                          breaches of representations and
                                          warranties and optional purchase by
                                          the depositor of defaulted home equity
                                          loans;

                                        - the optional purchase by the master
                                          servicer of all the home equity loans
                                          in connection with the termination of
                                          the trust;

                                        - the number of borrowers whose loans
                                          are included in the home equity loan
                                          pool who take advantage of the
                                          declining rate feature included in
                                          their respective loan agreement.

                                        - the interest rate for a class of
                                          notes; and

                                        - the purchase price for your notes.

THE RATE OF PREPAYMENTS IS ONE OF       In general, if you purchase a note at a
THE MOST IMPORTANT AND LEAST            price higher than its outstanding
PREDICTABLE FACTOR AFFECTING YIELD.     principal balance and principal payments
                                        occur faster than you assumed at the
                                        time of purchase, your yield will be
                                        lower than anticipated. Similarly, if
                                        you purchase a note at a price lower
                                        than its outstanding principal balance
                                        and principal payments occur more slowly
                                        than you assumed at the time of
                                        purchase, your yield will be lower than
                                        anticipated.

THE RATE OF PREPAYMENTS WILL VARY       Since borrowers can generally prepay
DEPENDING ON FUTURE MARKET              their mortgage loans at any time, the
CONDITIONS, AND OTHER FACTORS.          rate and timing of principal payments on
                                        the notes are highly uncertain.
                                        Generally, when market interest rates
                                        increase, borrowers are less likely to
                                        prepay their mortgage loans. This could
                                        result in a slower return of principal
                                        to you at a time

                                        when you might have been able to
                                        reinvest those funds at a higher rate of interest than the interest rate on your class of notes. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your class of notes.

REFINANCING PROGRAMS, WHICH MAY         The borrower under a home equity loan
INVOLVE SOLICITING ALL OR SOME OF       may refinance the home equity loan at
THE BORROWERS TO REFINANCE, MAY         any time, with the seller or another
INCREASE THE RATE OF PREPAYMENTS ON     lender, which will result in prepayment
THE HOME EQUITY LOANS.                  of the home equity loan. Based upon the
                                        statistical cut-off date principal
                                        balance, _____% of the home equity loans
                                        provided at origination for payment of a
                                        prepayment charge which may, or may not
                                        be, enforced by the master servicer. The
                                        master servicer will retain any amounts
                                        received from a prepayment charge for
                                        its own account. Prepayment charges will
                                        not be enforced if the borrower
                                        refinances with the seller or an
                                        affiliate of the master servicer.
                                        Prepayment charges may reduce the rate
                                        of prepayment on the home equity loans
                                        until the end of the related prepayment
                                        period. See "Description of the Home
                                        Equity Loan Pool--Home Equity Loan Pool
                                        Characteristics" in this prospectus
                                        supplement and "Yield and Prepayment
                                        Considerations" in the prospectus.

SERVICING AND COLLECTION PRACTICES      The master servicer and the subservicers
MAY AFFECT THE RATE OF PREPAYMENT       may employ servicing and collections
OR THE TIMING OF COLLECTIONS.           policies from time to time which have
                                        the effect of accelerating or deferring
                                        prepayments or borrower defaults of home
                                        equity loans, and of collections from
                                        enforcement of defaulted loans. Any term
                                        of a home equity loan may be waived,
                                        modified or varied if it is in default
                                        or (in the judgement of the master
                                        servicer or related subservicer) such
                                        default is imminent, or if the purpose
                                        of such action is to reduce the
                                        likelihood of prepayment or of default
                                        of such home equity loan, to increase
                                        the likelihood of repayment or repayment
                                        upon default of such home equity loan,
                                        to increase the likelihood of repayment
                                        in full of or recoveries under such home
                                        equity loan, or to otherwise benefit the
                                        holders of the offered notes. For
                                        example, qualifying borrowers might be
                                        permitted to skip a payment or be
                                        offered other benefits which have the
                                        effect of deferring or otherwise
                                        altering the timing of the trust's
                                        receipt of principal or interest
                                        payments.

THE RETURN ON YOUR NOTES COULD BE       The Soldiers' and Sailors' Civil Relief
REDUCED BY SHORTFALLS DUE TO THE        Act of 1940, or the Relief Act, provides
SOLDIERS' AND SAILORS' CIVIL RELIEF     relief to borrowers who enter active
ACT.                                    military service and to borrowers in
                                        reserve status who are called to active
                                        duty after the origination of their home
                                        equity loan. The response of the United
                                        States to the terrorist attacks on
                                        September 11, 2001 has involved military
                                        operations that have increased the
                                        number of citizens who are in active
                                        military service, including persons in
                                        reserve status who have been called or
                                        will be called to active duty. The
                                        Relief Act provides generally that a
                                        borrower who is covered by the Relief
                                        Act may not be charged interest on a
                                        home equity loan in excess of 6% per
                                        annum during the period of the
                                        borrower's active duty. Any resulting
                                        interest shortfalls are not required to
                                        be paid by the borrower at any future
                                        time. The master servicer will not
                                        advance these shortfalls. Interest
                                        shortfalls on the home equity loans due
                                        to the application of the Relief Act or
                                        similar legislation or regulations may
                                        result in a reduction of the amounts
                                        distributable to the holders of the
                                        offered notes.

                                        The Relief Act also limits the ability
                                        of the master servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans and those delays and increased losses may result in delays in payment and increased losses on the offered notes in connection therewith.

                                        We do not know how many home equity
                                        loans have been or may be effected by
                                        the application of the Relief Act. See
                                        "Legal Aspects of Home Equity Loans and
                                        Related Matters - Soldiers' and Sailors'
                                        Civil Relief Act of 1940" in the
                                        prospectus.

THE RETURN ON YOUR NOTES MAY BE         The rate of delinquency and default of
REDUCED BY LOSSES, WHICH ARE MORE       junior lien home equity loans may be
LIKELY BECAUSE SOME OF THE LOANS        greater than that of home equity loans
ARE JUNIOR LIENS.                       secured by first liens on comparable
                                        properties. Based upon the statistical
                                        cut-off date principal balance, ______%
                                        of the home equity loans included in the
                                        home equity loan pool are secured by
                                        junior mortgages or deeds of trust.
                                        Proceeds from liquidation of the
                                        property will be available to satisfy
                                        the home equity loans only if the claims
                                        of any senior liens (including mortgages
                                        or deeds of trust) have been satisfied
                                        in full. When it is uneconomical to
                                        foreclose on the mortgaged property or
                                        engage in other loss mitigation
                                        procedures, the master servicer may
                                        write off the entire outstanding balance
                                        of the home equity loan as a bad debt.
                                        The foregoing risks are particularly
                                        applicable to home equity loans secured
                                        by second or third liens that have high
                                        combined loan-to-value ratios because it
                                        is comparatively more likely that the
                                        master servicer would determine
                                        foreclosure to be uneconomical if the
                                        master servicer believes that there is
                                        little, if any, equity available in the
                                        mortgaged property. As of the
                                        statistical cut-off date, the weighted
                                        average combined loan-to-value ratio of
                                        the home equity loans is ______%, and
                                        approximately ______% of the home equity
                                        loans will have combined loan-to-value
                                        ratios in excess of ______% based upon
                                        the aggregate amount financed.

HOME EQUITY LOANS WITH BALLOON          Based upon the statistical cut-off date
PAYMENT FEATURES MAY HAVE GREATER       principal balance, _____% of the home
DEFAULT RISK                            equity loans included in the home equity
                                        loan pool are Balloon Loans that provide
                                        for the payment of a large remaining
                                        principal balance in a single payment at
                                        maturity. The borrower on this type of
                                        loan may not be able to pay the large
                                        payment, and may also be unable to
                                        refinance the home equity loan at
                                        maturity. As a result, the default risk
                                        associated with Balloon Loans may be
                                        greater than that associated with fully
                                        amortizing loans because of the large
                                        payment due at maturity.

DELAYS IN PAYMENT ON YOUR NOTES MAY     The master servicer is not obligated to
RESULT BECAUSE THE MASTER SERVICER      advance scheduled monthly payments of
IS NOT REQUIRED TO ADVANCE              principal and interest on home equity
DELINQUENT MONTHLY PAYMENTS ON THE      loans that are delinquent or in default
HOME EQUITY LOANS.

THE RETURN ON YOUR NOTES MAY BE         The home equity loans included in the
REDUCED IN AN ECONOMIC DOWNTURN         home equity loan pool were originated
                                        during a period of generally favorable
                                        economic conditions nationally and in
                                        most regions of the country. However, a
                                        deterioration in economic conditions
                                        could adversely affect the ability and
                                        willingness of borrowers to repay their
                                        loans. No prediction can be made as to
                                        the effect of an economic downturn on
                                        the rate of delinquencies and losses on
                                        the home equity loans.

CONSUMER PROTECTION LAWS MAY LIMIT      There are various federal and state
REMEDIES.                               laws, public policies and principles of
                                        equity that protect borrowers under home
                                        equity loans. Among other things, these
                                        laws, policies and principles:

                                        - regulate interest rates and other
                                          charges;

                                        - require specific disclosures;

                                        - require licensing of mortgage loan
                                          originators;

                                        - prohibit discriminatory lending
                                          practices;

                                        - prohibit unfair and deceptive
                                          practices;

                                        - regulate the use of consumer credit
                                          information; and

                                        - regulate debt collection practices.

                                        Violations of provisions of these laws
                                        may limit the ability of the master
                                        servicer to collect all or part of the
                                        principal of or interest on the home
                                        equity loans, may entitle the borrower
                                        to a refund of amounts previously paid
                                        and may subject the depositor, the
                                        master servicer or the trust to damages
                                        and administrative enforcement. The
                                        depositor will be required to repurchase any home equity loans which, at the time of origination, did not comply with these federal laws or regulations.

THE ORIGINATION DISCLOSURE              The home equity loan pool includes a
PRACTICES COULD CREATE LIABILITIES      number of home equity loans that are
THAT MAY AFFECT YOUR NOTES              High Cost Loans. High Cost Loans are
                                        subject to special rules, disclosure
                                        requirements and other regulatory
                                        provisions. Currently, additional
                                        regulation with respect to these loans
                                        is being considered by various federal,
                                        state and local government agencies.
                                        Some of these regulations may even claim
                                        to be retroactive. Purchasers or
                                        assignees of these home equity loans,
                                        including the trust, could be exposed to
                                        all claims and defenses that the
                                        borrowers could assert against the
                                        originators of the home equity loans.
                                        Remedies available to a borrower include
                                        monetary penalties, as well as
                                        rescission rights if the appropriate
                                        disclosures were not given as required.
                                        See "Legal Aspects of Home Equity Loans
                                        and Related Matters" in the prospectus.

THE HOME EQUITY LOAN POOL               The home equity loans that the master
CHARACTERISTICS MAY CHANGE AS A         servicer may elect to substitute for
RESULT OF OPTIONAL SUBSTITUTION.        some of the home equity loans (not to
                                        exceed ___% of the aggregate principal
                                        balance of the home equity loans as of
                                        the cut-off date) will not be required
                                        to have any specific characteristics,
                                        except that each substitute home equity
                                        loan must satisfy the required
                                        eligibility criteria specified in the
                                        sale and servicing agreement at the time
                                        of its addition. Substitute home equity
                                        loans may be originated at a later date
                                        using credit criteria different from
                                        those that were applied to the initial
                                        home equity loans and may be of a
                                        different credit quality and seasoning.
                                        In addition, following the transfer of
                                        substitute home equity loans to the
                                        trust, the characteristics of the entire
                                        home equity loan pool, including the
                                        composition and other attributes of the
                                        home equity loans, may vary from those
                                        of the initial home equity loans. See
                                        "Description of the Home Equity Loan
                                        Pool" in this prospectus supplement.

YOUR NOTES MAY BE ADVERSELY             Congress continues to consider
AFFECTED BY CHANGES IN BANKRUPTCY       bankruptcy law changes that may affect
LAWS.                                   future bankruptcies and therefore could
                                        affect the rate and timing of payments
                                        on the home equity loans. Currently, it
                                        is too early to determine whether any of
                                        the proposed changes will become law.
                                        Any changes to the Bankruptcy Code could

                                        have a negative effect on the home
                                        equity loans and the enforcement of
                                        rights under the mortgage.

THE UNDERWRITING STANDARDS FOR          The standards under which the second
JUNIOR LIEN HOME EQUITY LOANS           lien home equity loans were underwritten
CREATE GREATER RISKS TO YOU,            were based on the borrower's credit
COMPARED TO THOSE FOR FIRST             history and capacity to repay, in
LIEN LOANS.                             addition to the value of the collateral
                                        upon foreclosure. Because of the
                                        relatively high combined LTV ratios of
                                        the home equity loans and the fact that
                                        _____% of the home equity loans are
                                        secured by junior liens, losses on the
                                        home equity loans will likely be higher
                                        than on a pool of exclusively
                                        conventional first lien home equity
                                        loans.

THE RETURN ON YOUR NOTES MAY BE         One risk of investing in the notes is
PARTICULARLY SENSITIVE TO CHANGES       created by concentration of the related
IN REAL ESTATE MARKETS IN SPECIFIC      mortgaged properties in one or more
AREAS.                                  geographic regions. Based upon the
                                        statistical cut-off date principal
                                        balance, ____%, _____% and _____% home
                                        equity loans are located in California,
                                        _____ and _____, respectively. If the
                                        regional economy or housing market
                                        weakens in any region having a
                                        significant concentration of the
                                        properties underlying the home equity
                                        loans, the home equity loans related to
                                        properties in that region may experience
                                        high rates of loss and delinquency,
                                        resulting in losses to noteholders. A
                                        region's economic condition and housing
                                        market may be adversely affected by a
                                        variety of events, including natural
                                        disasters such as earthquakes,
                                        hurricanes, floods and eruptions, and
                                        civil disturbances such as riots and
                                        terrorism.

THE RELOADING OF DEBT COULD             With respect to home equity loans which
INCREASE YOUR RISK.                     were used for debt consolidation, there
                                        can be no assurance that the borrower
                                        will not incur further debt. This
                                        reloading of debt could impair the
                                        ability of borrowers to service their
                                        debts, which in turn could result in
                                        higher rates of delinquency and loss on
                                        the home equity loans.

NONPERFORMING HOME EQUITY LOANS MAY     Foreclosure actions and actions to
RESULT IN PAYMENT DELAYS AND LEGAL      obtain deficiency judgments:
EXPENSES.
                                        - are regulated by state laws and
                                          judicial rules;

                                        - may be subject to delays; and

                                        - may be expensive.

                                        Because of these factors, if a borrower
                                        defaults, the master servicer may have
                                        trouble foreclosing on a home equity
                                        loan or obtaining a deficiency judgment.

                                        If the note insurer does not make a
                                        required payment or if other forms of
                                        credit enhancement are no longer
                                        outstanding, a delay or inability of the master servicer to foreclose or obtain a deficiency judgment may delay payments on the notes or result in a loss on the notes.

PAYMENTS ON THE HOME EQUITY LOANS,      Credit enhancement includes excess
TOGETHER WITH THE NOTE INSURANCE        interest, overcollateralization and the
POLICY, ARE THE SOLE SOURCE OF          note insurance policy. None of the
PAYMENTS ON YOUR NOTES.                 depositor, the trustee, the master
                                        servicer, the sellers or any of their
                                        affiliates will have any obligation to
                                        replace or supplement the credit
                                        enhancement, or to take any other action
                                        to maintain any rating of the notes. If
                                        any losses are incurred on the home
                                        equity loans that are not covered by the
                                        credit enhancement, the holders of the
                                        notes will bear the risk of these
                                        losses.

YOU MAY HAVE TO HOLD YOUR NOTES TO      A secondary market for your notes may
                                        not develop. Even if a secondary market

MATURITY IF THEIR MARKETABILITY         does develop, it may not continue, or it
                                        may be illiquid. Illiquidity means you
                                        may not be able to find a buyer to buy
                                        your securities readily or at prices
                                        that will enable you to realize a
                                        desired yield. Illiquidity

THE COMMINGLING OF FUNDS CAN CREATE     So long as HFC's shor-term debt is rated
GREATER RISK TO YOU IF HFC GOES         at least "P-1" by Moody's, "A-1" by S&P
INTO BANKRUPTCY.                        and "F-1" by Fitch or HFC maintains a
                                        servicer credit enhancement acceptable
                                        to the rating agencies, and HFC is the
                                        master servicer, all amounts received in
                                        respect of the home equity loans may be
                                        commingled with the funds of HFC prior
                                        to each payment date and, in the event
                                        of bankruptcy of HFC, the trust may not
                                        have a perfected interest in these
                                        collections. As a result, the trust may
                                        not have access to those funds to make
                                        payments on the offered notes. See "Sale
                                        and Servicing Agreement - Collection and
                                        Liquidation Practices; Loss Mitigation."

RIGHTS OF BENEFICIAL OWNERS MAY BE      The notes will be held through the
LIMITED BY BOOK-ENTRY SYSTEM.           book-entry system of DTC and
                                        transactions in the notes generally can
                                        be effected only through DTC and DTC
                                        participants. As a result:

                                        - your ability to pledge notes to
                                          entities that do not participate in
                                          the DTC system, or to otherwise act
                                          with respect to notes, may be limited
                                          due to the lack of a physical note for
                                          the notes; and

                                        - under a book-entry format, you may
                                          experience delays in the receipt of
                                          payments, since payments will be made
                                          by the trustee to DTC, and not
                                          directly to you.

NOTE RATINGS ARE DEPENDENT ON           The ratings of the notes depend
ASSESSMENTS BY THE RATING AGENCIES.     primarily on an assessment by the rating
                                        agencies of the underlying home equity
                                        loans, the credit enhancement and the
                                        ability of the master servicer to
                                        service the loans. The rating by the
                                        rating agencies of the notes:

                                        - is not a recommendation to purchase,
                                          hold or sell the notes; and

                                        - does not comment as to the market
                                          price or suitability of the notes for
                                          a particular investor.

                                        There is no assurance that the ratings
                                        will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

                                  INTRODUCTION

      The depositor will establish a trust with respect to Series _______ on the closing date, under a trust agreement among the depositor, the master servicer and the owner trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of home equity loans, that in the aggregate will constitute a home equity loan pool, secured by closed end, fixed-rate, fully amortizing and Balloon Loans.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Terms" or in the prospectus under "Glossary."

                    DESCRIPTION OF THE HOME EQUITY LOAN POOL

GENERAL

      The home equity loan pool will consist of approximately _______ home equity loans having an aggregate principal balance outstanding as of the close of business on the day prior to the cut-off date of $_______. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate statistical cut-off date balance unless otherwise indicated. _______% of the home equity loans are secured by first or second liens on fee simple or leasehold interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property. The home equity loans will consist of fixed-rate or declining-rate, fully-amortizing and balloon payment home equity loans with terms to maturity of approximately five, ten, fifteen, twenty, twenty-five or thirty years with respect to __%, __%, __%, __%, __% and __% of the home equity loans, respectively, from the date of origination or modification. With respect to home equity loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

      _________________, which are direct or indirect wholly-owned subsidiaries of HFC that are licensed to make home equity loans in the states in which the mortgaged properties are located, will sell and assign the home equity loans to the depositor, which will then sell and assign the home equity loans to the trustee in exchange for the notes. The sellers will also enter into a transfer agreement to assign and transfer to the trustee all documents supporting the home equity loans. These companies originate home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the Internet in the states in which they are licensed to do business. All of the home equity loans were purchased by the depositor from the sellers on a servicing released basis; however, all of the home equity loans will be subserviced by the sellers under the direction of the master servicer. See "--The Subservicers" below.

      All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HFC Home Equity Lending Program. See "--Underwriting Standards" below.

      The depositor will make some limited representations and warranties regarding the home equity loans as of the closing date. The depositor will be required to repurchase or substitute for any home equity loan as to which a breach of its representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the noteholders or the credit enhancer in that home equity loan. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the trust has relied. Each seller has made, or will make to the depositor, certain limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the trustee for the benefit of the holders of the notes, and therefore a breach of the representations and warranties will not be enforceable by the trust. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery to the trustee, if required at all. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Review of Home Equity Loans" in the prospectus.

PAYMENTS ON THE SIMPLE INTEREST HOME EQUITY LOANS

      __% of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that home equity loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that home equity loan. Generally, as payments are received, the amount received is applied first to interest accrued to the date of payment, and then to late charges, and if permitted by law, to other fees and expenses, if any and the balance is applied to reduce the unpaid principal balance.

      Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

      On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips a payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home equity loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. Any remaining unpaid principal will be payable on the final maturity date of the home equity loan.

      The remaining __% of the home equity loans are Actuarial Home Equity Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON LOANS

      __% of the home equity loans are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately ______ years from the due date of the first monthly payment, in each case leaving a balloon payment on the respective scheduled maturity date. The existence of a balloon payment may require the related borrower to refinance the home equity loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available interest rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the sellers, the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. The policy issued by the credit enhancer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a borrower to make its balloon payment. See "Description of the Notes--Note Guaranty Insurance Policy" in this prospectus supplement.

DECLINING-RATE HOME EQUITY LOANS

      In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. In 2001, the benefit to borrowers under this program was increased. Under the Pay Right Rewards product, depending upon when a home equity loan was originated, a borrower's interest rate on a home equity loan will automatically be reduced by either 0.25% or 0.50% after the 3rd, 4th and 5th anniversary of origination if the borrower has timely made all payments required by the loan agreement and has not filed for protection under the bankruptcy laws. Even if the rate is decreased, the monthly payment is not adjusted. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment dates reflected in the loan agreement. Under the Pay Right Rewards product, upon the default or delinquency of a home equity loan, the interest rate on the home equity loan will remain at the rate charged at the time of the default or delinquency.

HOME EQUITY LOAN POOL CHARACTERISTICS

      All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes, each a due date.

      In connection with each home equity loan that is secured by a leasehold interest, the related seller will have represented to the depositor that, among other things:

      - the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

      - residential property in the area consisting of leasehold estates is readily marketable;

      - the lease is recorded and no party is in any way in breach of any provision of the lease;

      - the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

      - the remaining term of the lease does not terminate less than ten years after the maturity date of that home equity loan.

      __% of the home equity loans (by statistical cut-off date principal balance) provide for payment of a prepayment charge if they prepay within a specified time period. The prepayment charge generally is equal to six months interest on the loans or is the maximum amount permitted under applicable state law, if state law applies. ____% of the home equity loans provide for payment of a prepayment charge for full prepayments made within three to five years of the origination of the home equity loans. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for payment on the notes. The master servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the home equity loans. The master servicer may waive any prepayment charges, late payment charges or other fees or charges.

      As of the statistical cut-off date, no home equity loan will be __ days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio," below.

      As of the cut-off date, __% of the home equity loans were High Cost Loans. High Cost Loans are subject to special rules, disclosure requirement and other regulatory provisions. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the home equity loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors--Risk of Loss" in this prospectus supplement and "Material Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

      No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will only occur if the master servicer permits the borrower to skip a payment in accordance with prudent servicing standards.

      With respect to each home equity loan, the combined LTV ratio will be the ratio, expressed as a percentage, of:

      - the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

      - the appraised value of the mortgaged property.

      The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the other mortgage and the sales price for the mortgaged property.

      __% of the home equity loans were originated under full documentation underwriting programs.

HOME EQUITY LOANS

      None of the home equity loans were originated prior to ____________ or have a maturity date later than ____________. No home equity loan has a remaining term to stated maturity as of the statistical cut-off date of less than __ months. The weighted average remaining term to stated maturity of the home equity loans as of the statistical cut-off date is approximately __ months. The weighted average original term to stated maturity of the home equity loans as of the statistical cut-off date is approximately _____ months.

                                  ORIGINAL TERM                                         PERCENT OF HOME EQUITY
              TYPE OF              TO MATURITY        WEIGHTED AVERAGE REMAINING          LOANS BY AGGREGATE
         HOME EQUITY LOAN          (IN YEARS)     TERM TO STATED MATURITY (IN MONTHS)      PRINCIPAL BALANCE
         ----------------          ----------     -----------------------------------      -----------------
Fully Amortizing...............         5                                                                    %
Fully Amortizing...............        10                                                                    %
Fully Amortizing...............        15                                                                    %
Fully Amortizing...............        20                                                                    %
Fully Amortizing...............        25                                                                    %
Fully Amortizing...............        30                                                                    %
Balloon........................        15                                                                    %

      Below is a description of some additional characteristics of the home equity loans as of the statistical cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the statistical cut-off date and are rounded to the nearest dollar.

      ORIGINAL HOME EQUITY LOAN PRINCIPAL BALANCES OF THE HOME EQUITY LOANS

                                                                      STATISTICAL   PERCENT OF HOME EQUITY
                                                    NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
ORIGINAL HOME EQUITY LOAN PRINCIPAL BALANCES         EQUITY LOANS      BALANCE        PRINCIPAL BALANCE
--------------------------------------------         ------------      -------        -----------------
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
$                          --       $............                    $                                 %
Greater Than $
         Total                      .............                    $                                 %
                                                    =============    =============         ============

      The average original principal balance of the home equity loans was approximately $_____.

               CURRENT PRINCIPAL BALANCES OF THE HOME EQUITY LOANS

                                                                       PERCENT OF HOME EQUITY
CURRENT PRINCIPAL BALANCES        NUMBER OF HOME       AGGREGATE           LOANS BY AGGREGATE
OF THE HOME EQUITY LOANS          EQUITY LOANS     PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------          ------------     -----------------        -----------------
Up to $........................
       ........................
       ........................
       ........................
$______and above...............   ____________     _________________        ________________
Total  ........................                    $                                         %
                                  ============     =================        ================

         The average current principal balance of the home equity loans was approximately $_______.

                    INTEREST RATES OF THE HOME EQUITY LOANS

                                           STATISTICAL    PERCENT OF HOME EQUITY
                          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
INTEREST RATE (%)          EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
-----------------          ------------       -------        -----------------
        --                                 $                                  %
        --                                 $                                  %
        --                                 $                                  %
        --                                 $                                  %
        --                                 $                                  %
        --                                 $                                  %
        --                                 $                                  %
        --                                 $                                  %
                           ------------    ----------        -----------------
   Total..............                     $                                  %
                           ============    ==========        =================

      As of the statistical cut-off date, the weighted average interest rate of the home equity loans was approximately _____% per annum.

             ORIGINAL COMBINED LTV RATIOS OF THE HOME EQUITY LOANS*

                                           STATISTICAL    PERCENT OF HOME EQUITY
                          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
COMBINED LTV RATIO (%)     EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
----------------------     ------------       -------        -----------------
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
               --                          $                                   %
                           ------------    ----------        -----------------
Total..................                    $                                   %
                           ============    ==========        =================

      The weighted average original combined LTV ratio of the home equity loans was approximately __% as of the statistical cut-off date.

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE HOME EQUITY LOANS

                                           STATISTICAL    PERCENT OF HOME EQUITY
                          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
        STATE              EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
        -----              ------------       -------        -----------------
[--------] ............                    $                                   %
[--------] ............                    $                                   %
[--------] ............                    $                                   %
[--------] ............                    $                                   %
[--------] ............                    $                                   %
[--------] ............                    $                                   %
[--------] ............                    $                                   %
                           ------------    ----------        -----------------
Total..................                    $                                   %
                           ============    ==========        =================

                     OCCUPANCY TYPE OF THE HOME EQUITY LOANS

                                           STATISTICAL    PERCENT OF HOME EQUITY
                          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
     PROPERTY              EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
     --------              ------------       -------        -----------------
[Primary Residence] ...                    $                                   %
[Investor Property] ...                    $                                   %
Total..................                    $                                   %
                           ============    ==========        =================

                     LIEN PRIORITY OF THE HOME EQUITY LOANS

                                           STATISTICAL    PERCENT OF HOME EQUITY
                          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
   LIEN PROPERTY           EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
   -------------           ------------       -------        -----------------
First Lien.............                    $                                   %
Second Lien............    ------------    ----------        -----------------
Total..................                    $                                   %
                           ============    ==========        =================

               REMAINING TERM TO MATURITY OF THE HOME EQUITY LOANS

                                           STATISTICAL    PERCENT OF HOME EQUITY
MONTHS REMAINING          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
TO MATURITY                EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
-----------                ------------       -------        -----------------
........................                    $                                   %
........................                    $                                   %
........................                    $                                   %
........................                    $                                   %
........................                    $                                   %
                           ------------    ----------        -----------------
Total..................                    $                                   %

      The weighted average remaining term to maturity of the home equity loans as of the statistical cut-off date was approximately ___ months.

                  YEAR OF ORIGINATION OF THE HOME EQUITY LOANS

                                           STATISTICAL    PERCENT OF HOME EQUITY
                          NUMBER OF HOME   CUT-OFF DATE     LOANS BY AGGREGATE
  YEAR OF ORIGINATION      EQUITY LOANS       BALANCE        PRINCIPAL BALANCE
  -------------------      ------------       -------        -----------------
                                           $                                   %
                                           $                                   %
                                           $                                   %
                                           $                                   %
                                           $                                   %
                           ------------    ----------        -----------------
Total..................                    $                                   %
                           ============    ==========        =================

                   FICO CREDIT SCORE OF THE HOME EQUITY LOANS

                                              AGGREGATE   PERCENT OF HOME EQUITY
                             NUMBER OF HOME   PRINCIPAL     LOANS BY AGGREGATE
     FICO CREDIT SCORE        EQUITY LOANS     BALANCE      PRINCIPAL BALANCE
     -----------------        ------------     -------      -----------------
NA                                            $                              %
459-500                                       $                              %
501-540                                       $                              %
541-580                                       $                              %
581-620                                       $                              %
                                              ---------     -----------------
621-660                                       $                              %
                                              ---------     -----------------
661-700                                       $                              %
                                              ---------     -----------------
701-881                                       $                              %
                                              ---------     -----------------
Total.....................                    $                              %
                                              =========     =================

The weighted average FICO score at origination of the home equity loans was
_______________.

UNDERWRITING STANDARDS

      Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HFC standards and procedures, including home equity loans in the pool which were underwritten by a non-affiliate pursuant to a sourcing relationship with HFC. All remaining home equity loans were originated under reduced documentation programs.

      The following is a brief description of HFC's underwriting procedures for full documentation loan programs. Home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

      -     obtaining and reviewing an independent credit bureau report;

      - verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage; - verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

      - obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

      - obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

      After this investigation is conducted, a decision is made to accept or reject the loan application. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived by senior management. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

      Under the sale and servicing agreement, the master servicer will have the option to purchase from the trust any home equity loan that is __ days or more delinquent at a purchase price equal to the unpaid principal balance of the home equity loan plus its accrued interest.

THE SUBSERVICERS

      The home equity loans will be subserviced by the related sellers, or other affiliates of HFC, on behalf of HFC as master servicer. The master servicer will be entitled to retain, on behalf of itself and the subservicers, the servicing fee.

THE MASTER SERVICER

      HFC will be responsible for master servicing the home equity loans. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the trustee to accommodate payments to noteholders. HFC will not make advances relating to delinquent payments of principal and interest on the home equity loans.

      For information regarding foreclosure procedures, see "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

      The following tables summarize the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending business of HFC, including loans purchase with servicing performed by HFC and its subsidiaries that were originated through a sourcing relationship, and real estate acquired through foreclosures, excluding the retail operations of Beneficial Corporation, an affiliate of HFC. Delinquency and loss experience of home equity loans purchased from other lenders, including through correspondent and wholesale operations are not included in the tables. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.

      As used in this prospectus supplement, a loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered one payment past due. Delinquency information presented in this prospectus supplement as of the statistical cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the statistical cut-off date.

      There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the home equity loans.

             HFC CLOSED-END HOME EQUITY LOAN DELINQUENCY EXPERIENCE

                                                     At December 31,
                                   --------------------------------------------------------------------------------------
                                        1997              1998              1999              2000              2001
                                   --------------------------------------------------------------------------------------
Number of home equity
Loans managed ..................           60,927            82,100            96,001           116,212

Aggregate principal balance
of home equity loans
managed ........................   $3,231,795,779    $4,956,468,088    $6,721,435,974    $8,796,130,448

Contractually delinquent
principal balances of the
home equity loans managed

One payment
past due .......................   $  181,715,413    $  250,818,324    $  279,175,109    $  233,798,742

Two Payments
past due .......................   $   32,580,997    $   40,101,780    $   25,738,263    $   30,631,478

Three or more payments
past due .......................   $   65,976,003    $  134,276,606    $  160,483,644    $  185,967,441

Principal balance of home
equity loans managed three
or more payments past due
as a percentage of the
aggregate principal balance
of the home equity loans managed             2.04%             2.71%             2.39%             2.11%

      In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "contractually delinquent principal balances of the home equity loans managed" includes REO Home Equity Loans.

                 HFC CLOSED-END HOME EQUITY LOAN LOSS EXPERIENCE

                                          Year Ended December 31,
                            --------------------------------------------------------------------------------------
                                 1997              1998              1999              2000              2001
                            --------------------------------------------------------------------------------------
Number of home
Equity loans
Managed .................           60,927            82,100            96,001           116,212

Average principal balance
of home equity loans
managed .................   $2,264,910,788    $4,097,089,002    $5,816,225,614    $7,729,395,515

Gross charge-offs .......   $   14,496,010    $   18,271,402    $   42,074,578
                                                                                  $   52,646,281

Ratio of gross
charge-offs to
average balance .........             0.64%             0.45%             0.72%             0.68%

      In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse, "average principal balance of home equity loans managed" is the average of the monthly average principal balances and "gross charge-offs" excludes post charge-off recoveries.

ADDITIONAL INFORMATION

      The description in this prospectus supplement of the home equity loan pool and the mortgaged properties is based upon the home equity loan pool as constituted at the close of business on the statistical cut-off date. Prior to the issuance of the offered notes, home equity loans may be removed from the home equity loan pool as a result of prepayment in full, incomplete documentation, delinquency or otherwise, if the depositor deems the removal necessary or appropriate. Some amortization of the home equity loans will occur between the statistical cut-off date and the cut-off date. A limited number of other home equity loans may be added to the home equity loan pool prior to the issuance of the notes offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the notes offered hereby are issued. The range of interest rates and maturities and some other characteristics of the home equity loans in the home equity loan pool may vary. However, no more than [five percent (5%)] of the home equity loans, as they are constituted as of the statistical cut-off date, by aggregate principal balance as of the statistical cut-off date, will have characteristics that deviate from those characteristics described herein.

      A current report on Form 8-K will be available to purchasers of the notes offered hereby and will be filed, together with the sale and servicing agreement, trust agreement and indenture, with the SEC within fifteen days after the initial issuance of the notes.

                            DESCRIPTION OF THE NOTES

GENERAL

      The Closed-End Home Equity Loan Asset Backed Notes, Series ______ will consist of the Class _____ Notes.

      In addition to the offered notes, the Closed-End Home Equity Loan Asset Backed Notes, Series ______ will include a single class of subordinate notes which are designated as the Class ___ Notes. Only the Class A Notes are offered by this prospectus supplement.

      The notes will be issued under an indenture between the trust and the indenture trustee. The trust assets will consist of:

      -     the home equity loans;

      - the assets as from time to time that are identified as deposited in respect of the home equity loans in the Collection Account and belonging to the trust;

      - property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

      - benefits under any applicable insurance policies covering the home equity loans and/or the mortgaged properties;

      -     the note insurance policy;

      - rights of the depositor in one or more receivables purchase agreements by which the sellers sell home equity loans to the depositor;

      -     all proceeds of the foregoing; and

      - one share of preferred stock of the depositor with limited voting rights. See "Description of the Notes - The Preferred Stock" in this prospectus supplement.

      The Class A Notes will be issued in minimum denominations of $________ and integral multiples of $_______ in excess thereof.

PAYMENTS

      Payments on the notes will be made by the trustee on the ____ day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, following any issuance of definitive notes, to the persons in whose names the notes are registered at the close of business on the last day of the month preceding the date in which the date payment date occurs. See "Description of the Securities--Payments" in the prospectus. Payments will be made by check or money order mailed to the address of the person entitled to the paymentas it appears in the note register. In the case of DTC registered notes, payments will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final payment relating to the notes (if the notes are no longer DTC registered notes) will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to noteholders of the final payment. A business day is any day other than:

      -     a Saturday or Sunday; or

      - a day on which banking institutions in the States of New York and Illinois are required or authorized by law to be closed.

AVAILABLE PAYMENT AMOUNT

      The Available Payment Amount, with respect to any payment date, will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Interest Collections on the home equity loans received during the related Collection Period, (b) any Insurance Proceeds (to the extent they are not deemed to be Principal Collections), and (c) any amounts required to be paid in connection with the termination of the trust.

INTEREST PAYMENTS

      Holders of each class of offered notes will be entitled to receive interest payments in an amount equal to the Accrued Note Interest on that class on each payment date to the extent described in this prospectus supplement.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related home equity loans as of the due date in the month of prepayment. However, with respect to any payment date, any Prepayment Interest Shortfalls during the related collection period will be offset first by Excess Cash Flow to the extent available, and then by the policy.

      The interest rates on the offered notes are fixed and are listed on page S- __ hereof. The interest rates on the Class A Notes will increase by __% per annum for each payment date after the third payment date on which the master servicer and the depositor are permitted to exercise their option to purchase the home equity loans from the trust as described under "Sale and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the interest rates on the Class A Notes will not increase as described above if proceeds for optional termination are available for payment to the noteholders on or prior to any payment date.

PRINCIPAL PAYMENTS

      Holders of the Class A Notes will be entitled to receive on each payment date, in the priority and to the extent described in this prospectus supplement, the Class A Principal Payment Amount.

      On any payment date, if:

      - Realized Losses, other than Excess Loss Amounts, have occurred during the related collection period that are not covered by the Realized Loss Payment Amount or the Outstanding
            Overcollateralization Amount, or

      -     there is an Excess Loss Amount with respect to that payment date a draw will be made on the policy and these amounts will be distributed to the Class A Noteholders on that payment date, in reduction of the Note Principal Balances thereof, in the manner described below. In addition, if on the payment date in _______, the aggregate Stated Principal Balance of the home equity loans is less than the aggregate Note Principal Balance of the Notes, after giving effect to payments to be made on that payment date, the amount of the deficiency, or the undercollateralization amount, will be drawn on the policy and will be distributed to the Class A Noteholders on that payment date, in reduction of its Note Principal Balances, in the manner described below.

      On each payment date, the credit enhancer shall be entitled to receive, after payment to the Class A Noteholders of the Senior Interest Payment Amount and the Class A Principal Payment Amount for the notes, as applicable, for that payment date but before application of any Overcollateralization Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of:

      - the premium payable to the credit enhancer with respect to the policy on that payment date and any previously unpaid premiums with respect to the policy, together with its interest, and

      - the cumulative insurance payments by the credit enhancer under the policy to the extent not previously reimbursed, plus its interest.

      On each payment date, the amount of the premium payable to the credit enhancer with respect to the policy is equal to one-twelfth of the product of a percentage specified in the insurance and indemnity agreement, dated ________, among the credit enhancer, the depositor, the master servicer and the trustee, and the Note Principal Balance of the Class A Notes.

      Payments of principal on the Class A Notes on each payment date will be made after payment of the Senior Interest Payment Amount as described under "--Interest Payments" above. The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal shall be distributed in accordance with the priorities described below, until its Note Principal Balances have been reduced to zero.

      The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal distributable to the Class A Notes shall be distributed to the Class A-1 Notes, until its Note Principal Balance has been reduced to zero; and

      The master servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the borrowers, received in any calendar month as included in the Available Payment Amount and the Class A Principal Payment Amount for the payment date in the month of receipt, but is not obligated to do so. If the master servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

      The master servicer will include borrower prepayments on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Payment Amount for the payment date. On the final payment date for each class of offered notes, principal will be due and payable on that class of offered notes in an amount equal to the related Note Principal Balance, if any. In no event will principal payments on any class of offered notes on any payment date exceed the related Note Principal Balance on that date.

OVERCOLLATERALIZATION PROVISIONS

      On each payment date, Excess Cash Flow, if any, is applied on that payment date as an accelerated payment of principal on the Class A Notes, but only in the manner and to the extent hereafter described. The Excess Cash Flow for any payment date will derive primarily from the amount of interest collected on the home equity loans in excess of the sum of:

      -     the Senior Interest Payment Amount,

      -     the premium payable on the policy and

      -     accrued servicing fees,

in each case relating to that payment date. Excess Cash Flow will be applied on any payment date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss PaymentAmount for that payment date; third, to the payment of the premium fee with respect to that payment date and any previous payment date, to the extent not previously paid, together with its interest; fourth, to the payment of cumulative insurance payments plus its interest; fifth, to pay any Overcollateralization Increase Amount; sixth, to pay some other reimbursement amounts owed to the credit enhancer; and last, to pay to the depositor amounts remaining.

      The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Notes to the extent that the Overcollateralization Amount Target exceeds the Outstanding Overcollateralization Amount as of that payment date.

      As to any payment date prior to the payment date in ________, the Overcollateralization Amount Target will be __% of the aggregate cut-off date balance. As to any payment date on or after the payment date in _________, the Overcollateralization Amount Target will be equal to the lesser of:

      -     the Overcollateralization Amount Target as of the cut-off date and

      - __% of the aggregate Stated Principal Balance of the home equity loans immediately preceding that payment date,

but not lower than $________, __% of the aggregate cut-off date balance, plus __% of the outstanding Stated Principal Balance of all of the home equity loans that are 90 or more days delinquent as of that payment date; provided, however, that any scheduled reduction to the Overcollateralization Amount Target described above shall not be made as of any payment date unless:

      - the outstanding Stated Principal Balance of the home equity loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the home equity loans averaged over the last six months does not exceed __%,

      - the aggregate cumulative Realized Losses on the home equity loans prior to any payment date occurring during the first year and the second year, or any year thereafter, after the payment date in ______ are less than __% and __%, respectively, of the aggregate cut-off date balance and

      - there has been no draw on the policy on that payment date that remains unreimbursed.

In addition, the Overcollateralization Amount Target may be reduced with the prior written consent of the credit enhancer and the rating agencies.

      In the event that the Overcollateralization Amount Target is permitted to decrease or "step down" on a payment date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Notes on that payment date shall not be distributed to the holders of the Class A Notes on that payment date. This has the effect of decelerating the amortization of the Class A Notes relative to the amortization of the home equity loans, and of reducing the Outstanding Overcollateralization Amount. If, on any payment date, the Excess Overcollateralization Amount is, or, after taking into account all other payments to be made on that payment date would be, greater than zero, i.e., the Outstanding Overcollateralization Amount is or would be greater than the related Overcollateralization Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Notes on that payment date shall instead be distributed to the depositor in an amount equal to the Overcollateralization Reduction Amount.

      If, on the payment date in _____, after application of the Class A Principal Payment Amount and any amounts drawn on the policy to be distributed on that payment date, the Stated Principal Balance of the home equity loans would be less than the Note Principal Balance of the Class A Notes, the credit enhancer will be required to deposit in the Note Account the amount of that difference, unless available funds are on deposit in the Note Account. These funds will be distributed to the Class A Noteholders entitled to receive a payment of principal on that payment date, in proportion to the amount of the Class A Principal Payment Amount payable to the noteholders on that payment date, in reduction of the their Note Principal Balances.

EXCESS LOSS AMOUNTS

      Excess Loss Amounts will not be covered by any Realized Loss Payment Amount or by a reduction in the Outstanding Overcollateralization Amount. Any Excess Loss Amounts, however, will be covered by the policy, and in the event payments are not made as required under the policy, these losses will be allocated to the notes pro rata based on their outstanding Note Principal Balances.

      With respect to any defaulted home equity loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that home equity loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.

NOTE INSURANCE POLICY

      On the closing date, __________, the credit enhancer, will issue its note insurance policy, or policy, in favor of the trustee on behalf of the noteholders. The policy will unconditionally and irrevocably guarantee some payments on the notes. On each payment date, a draw will be made on the policy equal to the sum of:

      - the amount by which accrued interest on the notes at the respective interest rates for that payment date exceeds the amount on deposit in the Note Account available for interest payments on that payment date,

      - any Realized Losses, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Realized Loss Payment Amount or a reduction in the Outstanding
            Overcollateralization Amount and

      -     any Excess Loss Amount for that payment date.

      In addition, on the payment date in _______, a draw will be made on the policy to cover the undercollateralization amount, if any, if that amount is not otherwise available in the Note Account.

      In addition, the policy will guarantee the payment of the outstanding Note Principal Balance of the notes on the final payment date. In the absence of payments under the policy, noteholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Overcollateralization Amount or otherwise.

      The policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.

      The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the offered notes.

      The following information has been supplied by the credit enhancer for inclusion in this prospectus supplement. No representation is made by the depositor, ________ or any of their affiliates as to the accuracy or completeness of this information.

THE CREDIT ENHANCER

                        [DESCRIPTION OF CREDIT ENHANCER]

THE PREFERRED STOCK

      The trust assets include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00 and is designed the Class SV-__ Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other trusts. The unanimous affirmative vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve any of the depositor's bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter.

      Under the indenture, the trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the indenture, the trustee covenants that it will not transfer the Class SV-__ Preferred Stock to HFC or any affiliate of HFC, and during any event of default under the indenture, will not consent to any of the depositor's voluntary bankruptcy initiatives unless approved by a majority of the noteholders. Because unanimous consent of all the holders of preferred stock of the depositor is required to approve any of the depositor's bankruptcy initiatives, a majority of the noteholders will be able to unilaterally prevent the implementation of the depositor's voluntary bankruptcy initiatives.

THE TRUSTEE

      Bank One, National Association is the trustee under the indenture pursuant to which the offered notes will be issued. Bank One, National Association is a national banking association, and its corporate trust offices are located at 1 Bank One Plaza,

Chicago, Illinois. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with HFC, the depositor, the sellers and their affiliates.

      On or prior to each payment date, the trustee will make the statement described under "Description of the Securities-Reports to Noteholders" in the prospectus for that payment date available via the trustee's internet website, which is presently located at "www.abs.bankone.com." Persons who are unable to use the trustee's internet website are entitled to have a paper copy of the statements mailed to them via first class mail by calling the trustee at (800) 524-9472. The trustee may change the way the statements are distributed or otherwise made available in order to make the circulation more convenient and/or more accessible to the holders of the offered notes. The trustee will provide timely and adequate notification to the holders of the offered notes of any change described above.

                  MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

      The yield to maturity and the aggregate amount of payments on the offered notes will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. The rate of default and losses on home equity loans secured by junior liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans in the trust. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers, liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.

      The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on any class of notes.

      A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, sellers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the trust may decline.

      The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period during which the prepayment penalty applies.

      Most of the home equity loans contain due-on-sale clauses. As described under "Description of the Notes--Principal Payments" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal collections on the home equity loans will be allocated among the Class A Notes, and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Class __ Notes. Prepayments, liquidations and purchases of the home equity loans will result in payments to holders of the Class A Notes of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, since mortgage loans secured by junior liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans.

      The Class A Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Notes will be affected by the rates of prepayment of the home equity loans as will the weighted average lives of the notes. The timing of commencement of principal payments and the weighted average lives of classes of Class A Notes with a later priority of payment will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal payments on those classes. In addition, the yield to maturity of the Class A Notes will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Notes or any Overcollateralization Reduction Amount is used to slow payments of principal on the notes. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

      The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

      To the extent that any losses are incurred on any of the home equity loans that are not covered by the Realized Loss Payment Amount, a reduction in the Outstanding Overcollateralization Amount or the policy, holders of the notes will bear all risk of the losses resulting from default by borrowers. Even where the policy covers all losses incurred on the home equity loans, this coverage may accelerate principal payments on the Class A Notes, thus reducing the weighted average life of the Class A Notes.

      Because the interest rates on the home equity loans and the pass-through rates on the offered notes are fixed, the rates will not change in response to changes in market interest rates.

      Accordingly, if market interest rates or market yields for securities similar to the offered notes were to rise, the market value of the offered notes may decline.

      The rate and timing of principal payments on and the weighted average lives of the notes will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

      Sequentially Paying Classes: The Class A Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Notes having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal payments and the weighted average lives of classes of Class A Notes with a later priority of payment will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal payments on these classes.

      In addition, the yield to maturity on each class of the offered notes will depend on, among other things, the price paid by the holders of the offered notes and the related interest rate. The extent to which the yield to maturity of an offered note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered notes is purchased at a premium and its principal payments occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered notes is purchased at a discount and principal payments on that class of offered notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield and Prepayment Considerations" in the prospectus.

      Assumed Final Payment Date: The assumed final payment date with respect to the Class A Notes is __________,which date is __ months after the payment date immediately following the latest scheduled maturity date for any home equity loan. No event of default, change in the priorities for payment among the various classes or other provisions under the indenture will arise or become applicable solely by reason of the failure to retire the entire Note Principal Balance of any class of notes on or before its assumed final payment date.

      The actual final payment date with respect to each class of Class A Notes could occur significantly earlier than the assumed final payment date for that class because:

      - Excess Cash Flow will be used to make accelerated payments of principal, i.e. Overcollateralization Increase Amounts, to the holders of the Class A Notes, which payments will have the effect of shortening the weighted average lives of the notes of each class;

      - prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the notes of each class; and

      - the master servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the home equity loans in the trust is less than ___ of the aggregate cut-off date balance.

      Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered notes will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes a constant prepayment rate of ____ per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional __________ per annum in each month thereafter until the _______ month. Beginning in the _______ month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a CPR of ____ per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.

      The table below entitled "Percent of Initial Principal Balance Outstanding of the Class A Notes at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the trust as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:

      - as of the date of issuance of the Class A Notes, the home equity loans have the following structuring assumptions:

                                HOME EQUITY LOANS

RANGE OF ORIGINAL TERMS   AGGREGATE                    ORIGINAL     REMAINING TERM
      TO MATURITY         PRINCIPAL                   TO MATURITY     TO MATURITY
      (IN YEARS)           BALANCE    INTEREST RATE   (IN MONTHS)     (IN MONTHS)
      ----------           -------    -------------   -----------     -----------
                          $                       %
                          $                       %
                          $                       %
                          $                       %
                          $                       %
                          $                       %

      - with respect to each home equity loan, the aggregate servicing fee rate and policy premium rate will be __% per annum;

      - except with respect to the Balloon Loans, the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

      - none of the sellers, the master servicer or the depositor will repurchase any home equity loan, as described under "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus, and the master servicer does not exercise the option to purchase the home equity loans and thereby cause a termination of the trust;

      - there are no delinquencies or Realized Losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

      - there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

      - payments on the notes will be received on the ____ day of each month, commencing ____________;

      -     payments on the home equity loans earn no reinvestment return;

      - there are no additional ongoing trust expenses payable out of the trust;

      -     the notes will be purchased on ____________; and

      -     the interest rate for the Class A Notes is ____________.

      The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of initial Note Principal Balances outstanding over time and the weighted average lives of the classes of Class A Notes.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of Each Class of Class A Notes, and describe the percentages of the initial note principal balance of each Class of Class A Notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

                            [INSERT DEC TABLES HERE]

                          SALE AND SERVICING AGREEMENT

GENERAL

      The assignment of home equity loans to the trust and matters relating to servicing of the home equity loans are governed by a sale and servicing agreement among the depositor, the trust, the master servicer and the indenture trustee. The material provisions of that agreement are described below. The prospectus also contains additional information regarding the terms and conditions of the sale and servicing agreement and the notes. A form of the sale and servicing agreement is an exhibit to the registration statement filed with SEC. The sale and servicing agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes. The depositor will provide a prospective or actual noteholder, without charge, on written request, a copy, without exhibits, of the sale and servicing agreement. Requests should be addressed to HFC Revolving, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

THE MASTER SERVICER

      HFC, an affiliate of the depositor, will act as master servicer for the notes under the sale and servicing agreement. HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977. As of ______, HFC and its subsidiaries had approximately $____ billion aggregate principal amount of outstanding closed-end home equity loans and approximately $____billion aggregate principal amount of outstanding home equity revolving credit loans, including loans sold with servicing performed by HFC and its subsidiaries. As of______, HFC had approximately $________ billion in total assets, approximately $_______ billion in total liabilities and approximately $_________ billion in shareholder's equity. For a general description of HFC and its activities, see "HFC Home Equity Lending Program -- General" in the prospectus and "Description of the Home Equity Loan Pool--The Master Servicer" in this prospectus supplement.

POSSESSION OF HOME EQUITY LOAN DOCUMENTS

      Under the terms of the sale and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned a minimum rating by at least two of Moody's, S&P and Fitch (currently at least "Baa3" by Moody's, "BBB" by S&P and "BBB" by Fitch) and acceptable to the note insurer, the sellers will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record assignments of the related mortgage either to the depositor or any trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth herein or any seller ceases to be an HFC affiliate, HFC will cause the seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the indenture trustee and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the indenture trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the trustee in the home equity loans. Under the sale and servicing agreement, the indenture trustee will be appointed attorney-in-fact for the sellers with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans or the perfection of the trust's security interest in the home equity loans or the perfection of the trust's security interest in the home equity loans.

REVIEW OF THE HOME EQUITY LOANS

      In the event the loan documents are required to be delivered to the indenture trustee, the indenture trustee will itself, or appoint one or more custodians under a custodial agreement to maintain possession and review of documents relating to the home equity loans as the agent of the indenture trustee, which custodian may be the master servicer. There will be no third party review of the documents relating to the home equity loans prior to delivery of the document to the indenture trustee.

      In the event the loan documents are delivered to the indenture trustee with regard to any home equity loan, the indenture trustee or the custodian will hold the documents in trust for the benefit of the noteholders and, normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the indenture trustee or the custodian shall notify the master servicer and the depositor. If the depositor or the master servicer cannot cure the defect within 90 days or within any other period specified in the sale and servicing agreement, after notice of the defect is given to depositor, the depositor is required to, not later than 90 days after that notice, or within any other period specified in the sale and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trustee, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the sale and servicing agreement. The master servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under "Description of the Securities --Realization Upon Defaulted Home Equity Loans" in the prospectus. There can be no assurance that the depositor will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the noteholders or the indenture trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for shall remain in the related trust.

      The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement. Additionally, the depositor will make certain represenation and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the noteholders in a home equity loan, the depositor or master servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with a qualified substitute home equity loan. Any home equity loan not purchased or substituted for shall remain in the related trust. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the trust has relied.

SERVICING AND SUBSERVING

      The master servicer is required to service and administer the home equity loans in accordance with the sale and servicing agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable home equity loans that it services for itself or others.

      The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the indenture trustee with respect to payments. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.

      The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the noteholders and the indenture trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and (2) may consent to any modification of the terms of any note not expressly prohibited by the sale and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the sale and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related home equity loan if it consents to any such modification.

      Compensation to the master servicer for its servicing activities under the sale and servicing agreement will be paid from interest collections on the home equity loans on each payment date. The amount of such compensation for each collection period is equal to ____% per annum of the aggregate loan balances of the home equity loans outstanding on the first day of such collection period. The servicing fee will be paid to the master servicer before payments are made to the noteholders. In addition, the master servicer will retain any benefit from the investment of funds in the collection account.

      The master servicer will also be entitled under the sale and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

      The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the sale and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the noteholders to receive net liquidation proceeds from the related home equity loan.

      The master servicer will be permitted under the sale and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any affiliated institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.

      Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the sale and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

      Under the terms of the sale and servicing agreement, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, collections on the home equity loans may be invested in permitted investments, including obligations of the master servicer of any of its affiliates, as long as such investment does not result in a withdrawl or downgrading of the current ratings of the offered notes. The master servicer may retain and commingle such amounts with its own funds so long as either (A) the short-term debt obligations of the master servicer are or rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or (B) the master servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency. In the event the master servicer is entitled to retain and commingle the amounts referred to in the preceding sentence (i) it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the indenture trustee or noteholders and (ii) it shall be allowed to reduce the total amount of funds it is required to deposit into the Collection Account on the business day prior to each payment date by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on such payment date. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

      The master servicer may in its discretion (1) waive any assumption fees, late payment charge, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) treat a home equity loan as current if the borrower has made one scheduled payment (which in accordance with the master servicer's customary servicing practices, may be less than 100% of the scheduled payment) to cure the delinquency status of the home equity loan.

      The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages if the master servicer determines that the action is not materially adverse to the interests of the holders of the offered notes or the credit enhancer and is generally consistent with the master servicer's policies with respect to similar loans; and the home equity loan is in default or if default is imminent. In addition, the master servicer may waive, modify or vary any term of any home equity loan to reduce the likelihood of prepayment or of default of the home equity loan, to increase the likelihood of repayment or repayment upon default of the home equity loan, to increase the likelihood of repayment in full of or recoveries under the home equity loan, or to otherwise benefit the holders of the offered notes. The master servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or for which default is not imminent unless (i) the master servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current ratings of the offered notes to be withdrawn, suspended or reduced; provided, however, that the master servicer may not defer the scheduled monthly payment on any home equity loan in connection with a Skip-A-Pay Advance unless the master servicer determines, in its good faith judgement, that the Skip-A-Pay Advance will be recoverable from future payments on the home equity loans.

      If during any collection period the master servicer deferred the scheduled monthly payment on any home equity loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the next payment date, the master servicer will deposit into the collection account an amount equal to the Skip-A-Pay Advance for such collection period. On each payment date, the master servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the collection account, before making any payments to holders of the offered notes, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such payment date; provided, however, that the Skip-A-Pay Reimbursement Amount that the master servicer is entitled to receive on such payment date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the master servicer was required to deposit into the Collection Account on the business day immediately preceding such payment date. "Skip-A-Pay Advance," for any collection period, means the positive result, if any, of the Required Excess Cashflow for the related payment date, minus the Monthly Excess Cashflow for the related payment date. "Skip-A-Pay Reimbursement Amount," as of any payment date, means the positive result, if any, of the Monthly Excess Cashflow for such payment date, minus the Required Excess Cashflow for such payment date. "Monthly Excess Cashflow," as of any payment date, means the excess, if any, of (i) the excess, if any, of (x) Interest Collections (for clarity purposes only, net of any servicing fee) over (y) the Current Interest plus the Interest Carry Forward Amount, if any, of all Class A and Class ___ Notes (after taking into account all payments of interest on such payment date) over (ii) the Additional Principal Reduction Amount. "Required Excess Cashflow," as to any payment date, means 2.5%, divided by 12, multiplied by the outstanding principal balance of the home equity loans as of the first day of the related collection period.

      With respect to home equity loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities-Collection and Other Servicing Procedures" and "-Realization Upon Defaulted Home Equity Loans" in the prospectus.

SENIOR LIENS

      The master servicer may permit the placement of a lien senior to a home equity loan or the refinancing of any existing lien senior to a home equity loan, provided that the conditions set forth in the sale and servicing agreement are satisfied. Although all of the home equity loans are secured as of the statistical cut-off date by first or liens on mortgaged properties, if the master servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien and a second lien would become a third lien on the mortgaged property.

OPTIONAL SUBSTITUTION

      At any time the master servicer has the right, in its sole discretion, to substitute different home equity loans in the place of any home equity loans included in the home equity loan pool. All substitutions made by the master servicer pursuant to this right shall not exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off-date. In addition, it is a condition to any such substitution that (i) the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust, and (ii) the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.

                                  THE INDENTURE

      The following summary describes the material terms of the indenture between the trustee and the indenture trustee. A form of the indenture is an exhibit to the registration statement filed with the SEC. The indenture for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the notes.

VOTING RIGHTS

      Actions may be taken by holders of notes evidencing a specified percentage of the then outstanding Note Principal Balances. __% of all voting rights will be allocated among all holders of the Class A Notes in proportion to their then outstanding Note Principal Balances, and __% of all voting rights will be allocated among holders of the Fixed Strip Notes in proportion to the percentage interests evidenced by their respective notes. So long as there does not exist a failure by the credit enhancer to make a required payment under the policy, the credit enhancer shall have the right to exercise all rights of the holders of the offered notes under the sale and servicing agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the credit enhancer except as provided in the sale and servicing agreement.

TERMINATION

      The master servicer will have the option on any payment date on which the aggregate Stated Principal Balance of the home equity loans is less than ____ of the aggregate cut-off date balance to purchase all remaining home equity loans and other assets in the trust, except for the policy, thereby effecting early retirement of the offered notes.

      Any purchase of home equity loans and other assets of the trust shall be made at a price equal to the sum of:

      - 100% of the unpaid principal balance of each home equity loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted home equity loans as to which title to the mortgaged properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus

      - accrued interest at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and

      - any amounts due to the credit enhancer under the insurance and indemnity agreement.

      Payments on the notes relating to any optional termination will be paid, first, to the offered notes, in an amount equal to the Note Principal Balance of each class plus one month's interest accrued on those offered notes at the related interest rate, plus any previously unpaid Accrued Note Interest and second, except as described in the sale and servicing agreement, to the depositor. Any purchase of home equity loans and termination of the trust requires the consent of the credit enhancer if it would result in a draw on the policy. Any purchase of the notes, will be made at a price equal to 100% of its Note Principal Balance plus the sum of one month's interest accrued on those notes at the applicable interest rate and any previously unpaid Accrued Note Interest. Upon the purchase of the notes or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the notes and the termination of the trust, or the notes so purchased may be held or resold by the master servicer or the depositor.

      If the master servicer does not exercise this purchase option within three months of such payment date, then the indenture trustee will begin an auction process to sell the home equity loans and the other trust assets at the highest possible prices, but the indenture trustee may not sell the trust assets and liquidate the trust unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid Note Principal Balance and all accrued and unpaid interest thereon. If the first auction of the trust assets is not successful because the highest bid received is too low, then the indenture trustee will conduct an auction of the home equity loans every third month thereafter, until an acceptable bid is received for the trust assets.

The first auction and subsequent auctions may not be successful. The master servicer may exercise its purchase option on any payment date after the first payment date described above, unless the indenture trustee has accepted a qualifying bid for the trust assets. If the first auction of the trust assets is not successful because the highest bid received is too low, then on each payment date thereafter, the depositor will not receive any payments until the Class A and Class ___ Notes are retired.

      If the full amount of principal and interest then due on the offered notes is not paid by the payment date in ________________, (i) the indenture trustee will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the trust will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Class A and Class ___ Notes. However, if the sale proceeds would be insufficient to repay in full the principal of the accrued interest on the Class A and Class ___ Notes, only upon the consent of the holders of not less than 66 2/3% of the Note Principal Balance of each class of the offered notes, the indenture trustee will sell the home equity loans to the highest bidder, distribute the proceeds in accordance with the payment priorities and terminate the trust. On each payment date after the __________ payment date, the depositor will not receive any payments until the Class A and Class ___ Notes are retired.

                               THE TRUST AGREEMENT

      The trust operations are defined in the trust agreement among the depositor, the owner trustee and the indenture trustee. A form of the trust agreement is an exhibit to the registration statement filed with the SEC. The trust agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the Notes. The following summary describes all of the material terms of the trust agreement

AMENDMENT

      The trust agreement may be amended by the depositor, indenture trustee and the owner trustee, without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the note insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the note insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes. The trust agreement may also be amended by the depositor, indenture trustee and the owner trustee with the consent of the holders of notes evidencing at least a majority of the outstanding Note Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the noteholders; provided, however, that no such amendment will be effective unless the note insurer consents to such action or such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the note insurer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the trust, for federal income tax purposes, the notes will be characterized as indebtedness and the trust should be characterized as an owner trust and will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each noteholder will agree to treat the notes as indebtedness and the trust as an owner trust for federal income tax purposes. Alternative characterizations of the trust and the notes are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the notes will not be issues with original issue discount. For additional information regarding federal income tax consequences, see "Material Federal Income Tax Consequences" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement, dated ________, the underwriters named below have agreed to purchase and the depositor has agreed to sell the Class ___ Notes. It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

UNDERWRITER                             CLASS                    TOTAL
-----------                             -----                    -----
              .......................   $                        $

              .......................   $                        $
TOTAL

      In connection with the offered notes, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered notes if any of its offered notes are purchased thereby.

      The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

      The depositor has been advised that the underwriters propose initially to offer the offered notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the offered notes' denomination set forth below, and that the underwriters may allow and such dealers may re-allow discount not to exceed the percentage of the offered notes' denomination set forth below.

CLASS OF NOTE                         SELLING CONCESSION   RE-ALLOWANCE DISCOUNT
-------------                         ------------------   ---------------------
Class ___..............                     %                    %

      Until the payment of the offered notes is completed, the rules of the SEC may limit the ability of the underwriters to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. These transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of offered notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither the depositor nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered notes. The underwriters intend to make a secondary market in the offered notes but is not obligated to do so. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. The offered notes will not be listed on any securities exchange.

      The primary source of information available to investors concerning the offered notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered notes. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered notes will be available on an ongoing basis. The limited nature of this information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the notes will be passed upon for the depositor by John W. Blenke, Vice President - Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and by ____________ special counsel to the depositor. Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc. Certain legal matters will be passed upon for the underwriters by _________.

                                     RATINGS

      It is a condition to the issuance of the Class A Notes that they be rated ____ by _______________ and _________________.

      The ratings assigned by _____________ to offered notes address the likelihood of the receipt by noteholders of payments required under the indenture. ____________'s ratings take into consideration the credit quality of the home equity loan pool, structural and legal aspects associated with the offered notes, and the extent to which the payment stream in the home equity loan pool is adequate to make payments required under the offered notes. ___________'s ratings on the offered notes do not, however, constitute a statement regarding the likelihood or rate of principal of prepayments or the likelihood of payment of any Supplemental Interest Amounts.

      The ratings assigned by _____________ to offered notes address the likelihood of the receipt by noteholders of all payments to which they are entitled under the transaction structure. __________'s ratings reflect its analysis of the riskiness of the underlying home equity loans and the structure of the transaction described in the operative documents. ___________'s ratings do not address the effect on the notes' yield attributable to prepayments or recoveries on the underlying home equity loans.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered notes.

                                LEGAL INVESTMENT

      The offered notes will not constitute "mortgage related securities" for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered notes are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.

      One or more classes of the offered notes may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

      The depositor makes no representations as to the proper characterization of any class of the offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered notes constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the prospectus.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      A fiduciary of any plan subject to ERISA or Section 4975 of the Internal Revenue Code, or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of any plan (as defined under "Employee Benefit Plan Considerations - Plan Asset Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered notes could give rise to a violation of ERISA's fiduciary standards of care or a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered notes on behalf of or with plan assets should consult with its counsel with respect to whether the specific and general conditions and the other requirements of an Exemption are met. Here, since the underwriter is __________________________, the specific individual underwriter exemption that is applicable is Prohibited Transaction Exemption _______ (__ Fed. Reg.___, 19__) granted to the underwriter. This Exemption is [substantially similar] to the Exemption described in the prospectus (see "Employee Benefit Plan Considerations - Prohibited Transaction Exemptions" in the prospectus). As a result, references in this Supplement to the Exemption shall specifically include the terms and conditions of the underwriter's individual exemption and the requirements set forth therein. Those requirements include a number of conditions which must be met for the Exemption to apply, including the requirements that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D issued by the Commission under the Securities Act, that the plan invest only in the highest level of notes and that the plan not be sponsored by a member of the Restricted Group (as defined under "Employee Benefit Plan Considerations - Prohibited Transaction Exemptions" in the prospectus). See "Employee Benefit Plan Considerations" in the prospectus for a more detailed list of the requirements and conditions of the Exemption as well as a more general discussion of other employee benefit plan considerations. In particular, if notes other than the highest level of notes are purchased, the plan fiduciary will be required to deliver, at its expense, a favorable opinion of counsel to the trustee and the master servicer to the effect that the purchase and holding of such class of notes will not result in a nonexempt prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability as a result of the application of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such note are exempt under Section I and Section II of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a note other than the highest class of notes will be deemed to represent to the trustee and the master servicer that such person is not a plan, acting on behalf of a plan or investing plan assets subject to ERISA or Section 4975 of the Internal Revenue Code.

      The sale of any of the offered notes to a plan is in no respect a representation by the depositor, the seller, the trustee, the master servicer, subservicer or the underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan or plan assets, or that such an investment is appropriate for plans generally or any particular plan or plan assets.

                                GLOSSARY OF TERMS

      Accrued Note Interest -- With respect to any payment date, an amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Balance immediately prior to that payment date at the per annum rate at which interest accrues.

      Available Payment Amount -- For any payment date, an amount equal to:

      - the aggregate amount of actual payments on the home equity loans received during the related Collection Period after deduction of the related servicing fees, any subservicing fees and any insurance premiums or other product fees and

      - some unscheduled collections, including borrower prepayments on the home equity loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home equity loans, received during the related collection period.

      Class A Principal Payment Amount -- An amount equal to the lesser of:

      1. the excess of (A) the Available Payment Amount over (B) the Interest Payment Amount; and

      2.    the sum of:

            A. the portion allocable to principal of all scheduled monthly payments on the home equity loans received with respect to the related collection period;

            B. the principal portion of all proceeds of the repurchase of any home equity loans, or, in the case of a substitution, some amounts representing a principal adjustment, as required by the indenture during the related collection period;

            C. the principal portion of all other unscheduled collections received on the home equity loans during the related collection period, or deemed to be received during the related collection period, including, without limitation, full and partial principal prepayments made by the respective borrowers, to the extent not previously distributed;

            D. the amount of any Realized Loss Payment Amount for that payment date; and

            E. the amount of any Overcollateralization Increase Amount for that payment date;

                  minus

            F. the amount of any Overcollateralization Reduction Amount for that payment date.

      In no event will the Class A Principal Payment Amount with respect to any payment date be less than zero or greater than the then outstanding Note Principal Balances of the Class A Notes.

      Excess Cash Flow -- For any payment date, the excess of:

      -     the Available Payment Amount for the payment date over

      -     the sum of:

            - the Interest Amount payable to the Class A Noteholders on that payment date and

            - the sum of the amounts relating to the home equity loans described in clauses (2)(A)-(C) of the definition of Class A Principal Payment Amount.

      Excess Loss Amount -- On any payment date, an amount equal to the sum of:

      - any Realized Losses, other than as described in the next three succeeding clauses below, for the related collection period which, when added to the aggregate of the Realized Losses for all preceding collection periods exceed $________,

      -     any Special Hazard Losses;

      -     any Fraud Losses;

      -     any Bankruptcy Losses; and

      -     Extraordinary Losses.

      Excess Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

      - the Outstanding Overcollateralization Amount on that payment date over

      -     the Overcollateralization Amount Target.

      Interest Accrual Period -- The calendar month preceding the month in which the payment date occurs.

      Note Principal Balance -- As of any date of determination, the initial Note Principal Balance of that note, reduced by the aggregate of:

      - all amounts allocable to principal previously distributed with respect to that note; and

      - any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, unless these amounts have been paid under the policy.

      Outstanding Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

      - the aggregate Stated Principal Balances of the home equity loans immediately following that payment date over

      - the Note Principal Balance of the Class A Notes as of that date, after taking into account the payment to the Class A Notes of the amounts described in clauses (2)(A)-(D) of the definition of Class A Principal Payment Amount on that payment date.

      Overcollateralization Amount Target -- The required level of the Outstanding Overcollateralization Amount with respect to a payment date.

      Overcollateralization Increase Amount -- Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Notes.

      Overcollateralization Reduction Amount -- For any payment date, the lesser of:

      -     the Excess Overcollateralization Amount; and

      - the amount available for payment specified in clauses (2)(A)-(C) of the definition of Class A Principal Payment Amount on that payment date.

      Realized Loss Payment Amount -- For any payment date, to the extent covered by Excess Cash Flow for that payment date, as described in this prospectus supplement under "--Overcollateralization Provisions", (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any home equity loans in the related collection period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Notes by means of a draw on the policy or were reflected in the reduction of the Outstanding Overcollateralization Amount.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in some limited circumstances, the globally offered Household Home Equity Loan Trust ________, Closed-End Home Equity Loan Asset Backed Notes, Series _______: Class A, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

      Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one-day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may be substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      - borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

      - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

      - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

      - the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding BEN tax by filing a signed Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change. In addition, Beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN.

      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Cartificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective for three calendar years unless a change in circumstances makes any information on the form incorrect. The term "U.S. Person" means:

      -     a citizen or resident of the United States,

      - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or any political subdivision thereof, or

      - an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.

      The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            HFC REVOLVING CORPORATION

                               $_________________

        CLOSED-END HOME EQUITY LOAN ASSET BACKED NOTES, SERIES _________

                              PROSPECTUS SUPPLEMENT

                                  [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______________.

================================================================================
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION
                              DATED MARCH ___, 2002

                   PROSPECTUS SUPPLEMENT DATED ________, 2002
                      (TO PROSPECTUS DATED ________, 2002)

                               $__________________

                            HFC REVOLVING CORPORATION
                                    DEPOSITOR

                      HOUSEHOLD HOME EQUITY LOAN TRUST ____
                                     ISSUER

                          HOUSEHOLD FINANCE CORPORATION
                                 MASTER SERVICER

      CLOSED-END HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES ______

Offered Certificates..............      The trust will issue ______ classes of
                                        senior certificates offered under this
                                        prospectus supplement, backed by a pool
                                        of closed-end, primarily first or junior lien fixed rate home equity loans.

Credit Enhancement................      Credit enhancement for the certificates
                                        consists of:

                                        - excess interest and
                                          overcollateralization; and

                                        - a certificate guaranty insurance
                                          policy issued by _________________.

                    Principal    Note    Price to    Underwriting    Proceeds to
Certificates        Balance      Rate    Public      Discount        Deposition
------------        -------      ----    ------      --------        ----------
Class.........      $               %           %            %                 %

            YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGES__ IN THIS PROSPECTUS SUPPLEMENT.

            NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

================================================================================

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      - this prospectus supplement, which describes the specific terms of your series of certificates.

      If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The depositor's principal offices are located at 2700 Sanders Road, Prospect Heights, Illinois 60070 and its telephone number is (847) 564-6335.

                           FORWARD-LOOKING STATEMENTS

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                TABLE OF CONTENTS

Summary  ................................................................    S-5
         The Trust Assets................................................    S-6
         The Home Equity Loan Pool.......................................    S-7
         Payments on the Certificates....................................    S-7
         Credit Enhancement..............................................    S-7
         Optional Termination............................................    S-8
         Ratings.........................................................    S-8
         Legal Investment................................................    S-8
         Employee Benefit Plan Considerations............................    S-8
         Tax Status......................................................    S-8

Risk Factors.............................................................    S-9

Introduction.............................................................   S-16

Description of the Home Equity Loan Pool.................................   S-16
         General.........................................................   S-16
         Payments on the Simple Interest Home Equity Loans...............   S-17
         Balloon Loans...................................................   S-17
         Declining-Rate Home Equity Loans................................   S-18
         Home Equity Loan Pool Characteristics...........................   S-18
         Home Equity Loans...............................................   S-19
         Underwriting Standards..........................................   S-23
         Optional Purchase of Defaulted Home Equity Loans................   S-24
         The Subservicers................................................   S-24
         The Master Servicer.............................................   S-24
         Delinquency and Loss Experience of the Master Servicer's
           Portfolio.....................................................   S-24
         Additional Information..........................................   S-26

Description of the Certificates..........................................   S-26
         General.........................................................   S-26
         Payments........................................................   S-27
         Available Payment Amount........................................   S-27
         Interest Payments...............................................   S-27
         Principal Payments..............................................   S-28
         Overcollateralization Provisions................................   S-29
         Excess Loss Amounts.............................................   S-30
         Certificate Guaranty Insurance Policy...........................   S-30
         The Credit Enhancer.............................................   S-31
         The Preferred Stock.............................................   S-31
         The Trustee.....................................................   S-31

Material Yield and Prepayment Considerations.............................   S-32
         General.........................................................   S-32
         Fixed Strip Certificate Yield Considerations....................   S-36

Pooling and Servicing Agreement..........................................   S-37
         General.........................................................   S-37
         The Master Servicer.............................................   S-37
         Possession of Home Equity Loan Documents........................   S-37
         Review of the Home Equity Loans.................................   S-38

         Servicing and Subserving........................................   S-38
         Collection and Liquidation Practices, Loss Mitigation...........   S-39
         Senior Liens....................................................   S-40
         Optional Substitution...........................................   S-40
         Voting Rights...................................................   S-41
         Termination.....................................................   S-41

Material Federal Income Tax Consequences.................................   S-41
         New Withholding Regulations.....................................   S-43

Method of Distribution...................................................   S-44

Legal Opinions...........................................................   S-45

Ratings  ................................................................   S-45

Legal Investment.........................................................   S-46

Employee Benefit Plan Considerations.....................................   S-46

Glossary of Terms........................................................   S-48

Annex I-Global Clearance, Settlement and Tax Documentation Procedures....    I-1
         Initial Settlement..............................................    I-1
         Secondary Market Trading........................................    I-1
         Material U.S. Federal Income Tax Documentation Requirements.....    I-3

                                     SUMMARY

      The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust...................      Household Home Equity Loan Trust
                                        ___________.

Title of the offered securities...      Closed-End Home Equity Loan Asset Backed
                                        Certificates, Series ____________.

Depositor.........................      HFC Revolving Corporation, an affiliate
                                        of Household Finance Corporation, which
                                        is located at 2700 Sanders Road,
                                        Prospect Heights, Illinois 60070. Its
                                        telephone number is (847) 564-6335.

Master servicer...................      Household Finance Corporation, which is
                                        located at 2700 Sanders Road, Prospect
                                        Heights, Illinois 60070. Its telephone
                                        number is (847) 564-5000.

Trustee...........................      ______________.

Credit enhancer...................      ______________.

Home equity loan pool.............      _____ closed end and fixed-rate,
                                        fully-amortizing and balloon payment
                                        home equity loans with an aggregate
                                        principal balance of approximately
                                        ______________ as of the close of
                                        business on the day prior to the cut-off
                                        date. The home equity loans are secured
                                        primarily by first or junior liens on
                                        one- to four-family residential
                                        properties.

Cut-off date......................      ______________.

Statistical cut-off date..........      ______________.

Closing date......................      On or about ______________.

Payment dates.....................      Beginning in ______________ on the ___
                                        of each month or, if the ___ is not a
                                        business day, on the next business day.

Scheduled final payment date......      ______________. The actual final payment
                                        date could be substantially earlier.

Form of certificates..............      Book-entry.

                                        See "Description of the
                                        Certificates--Book-Entry Registration"
                                        in this prospectus supplement.

Minimum denominations.............      Class A Certificates: $_____________.
                                        Class IO Certificates: $____________
                                        (notional balance).

Legal investment..................      The certificates will not be "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984.

                                        See "Legal Investment" in this
                                        prospectus supplement and the
                                        prospectus.

                              OFFERED CERTIFICATES

                                        PAYMENT   INITIAL PRINCIPAL   INITIAL RATING
        CLASS                            RATE          BALANCE               /             DESIGNATION
        -----                            ----          -------        --------------       -----------
Class A Certificates

     A-1............................    ______%    $___________           AAA/AAA          Senior/Fixed
                                                                                            Rate/Sequential

     A-2............................    ______%    $___________           AAA/AAA      Senior/Lockout/Fixed
                                                                                                 Rate

Total Class A Certificates:.........               $___________

Class IO Certificates:
     IO.............................    ______%                           AAA/AAAr         Senior/Interest
                                                                                            Only/Fixed Rate

Total offered certificates:.........               $___________

                            NON-OFFERED CERTIFICATES
Class R Certificates
     R..............................    ______%    $___________            NA/NA       Subordinate/Residual

Total offered and non-offered
     certificates:..................               $___________

THE TRUST ASSETS

The depositor will establish the Household Home Equity Loan Trust ______ to issue the Closed-End Home Equity Loan Asset Backed Certificates, Series _____. The trust will be established, and the certificates will be issued by the trust under a pooling and servicing agreement. The trust assets will include:

      - a pool of home equity loans made or to be made in the future, and secured by first and junior mortgages or deeds of trust on properties that are primarily one-to four-family primary residences;

      - payments received on the home equity loans on or after the cut off date;

      - property that secured a home equity loan which has been acquire by foreclosure or deed in lien of foreclosure;

      -     the benefit of the certificate insurance policy;

      - rights of the depositor under one or more receivables purchase agreements by which the sellers sell the home equity loans to the depositor;

      - benefits under insurance policies covering the home equity loans and /or mortgaged properties;

      -     amounts on deposit in certain accounts; and

      -     all proceeds from the items above.

THE HOME EQUITY LOAN POOL

      Approximately ____% of the home equity loans are secured by first or junior liens or deeds of trust. The home equity loans had the following characteristics as of the statistical cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Minimum principal balance.............................   $_____
Maximum principal balance.............................   $_____
Average principal balance.............................    _____
Range of loan rates...................................    _____% to _____%
Weighted average loan rate............................    _____%
Range of original terms to maturity...................    _____  to _____ months
Weighted average original term to maturity............    _____  months
Range of remaining terms to maturity..................    _____  to _____ months
Weighted average remaining term to maturity...........    _____  months
Range of combined loan-to-value ratios................    _____% to _____%
Weighted average combined loan-to-value ratios........    _____%

      See "Description of the Home Equity Loan Pool" in this prospectus supplement.

PAYMENTS ON THE CERTIFICATES

Amount Available for Monthly Payment. On each monthly payment date, the trustee will make payments to holders of the offered certificates. The amounts available for payment include:

- collections of monthly payments on the home equity loans, including prepayments received during the Collection Period and, if elected by the master servicer, other unscheduled collections, plus

-     draws upon the certificate guaranty insurance policy, if necessary, minus

-     fees and expenses of the subservicers and the master servicer.

See "Description of the Certificates--Available Payment Amount" in this prospectus supplement.

Payments. Payments to certificateholders will generally be made from principal and interest collections as follows:

-     Payment of interest to the certificates

-     Payment of principal to the certificates

-     Payment of principal to the certificates to cover losses

-     Payment to the credit enhancer of its premium for the policy

-     Reimbursement to the credit enhancer for prior draws made on the policy

- Payment of additional principal to the certificates if the level of overcollateralization falls below what is required

-     Payment to the credit enhancer for any other amounts owed

-     Payment of any remaining funds to the Residual Certificates

Principal payments on the certificates will be as described under "Description of the Certificates--Principal Payments" in this prospectus supplement.

Draws will cover shortfalls in amounts available to pay interest on the certificates at the payment rates plus any unpaid losses allocated to the certificates.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the certificates consists of:

Excess Interest. Because more interest is paid by the borrowers than is necessary to pay the interest on the certificates and other expenses each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the home equity loans is $__________, the trust is issuing only $__________ aggregate principal amount of certificates. The excess amount of the balance of the home equity loans represents overcollateralization, which may absorb some losses on the home equity loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the home equity loans so that the required level of overcollateralization is reached.

Policy. On the closing date, the credit enhancer will issue the certificate guaranty insurance policy for the benefit of the certificateholders. The policy will unconditionally and irrevocably guarantee interest on the certificates at the related payment rates and will cover any losses allocated to the certificates if not covered by excess interest or overcollateralizations.

OPTIONAL TERMINATION

On any payment date on which the aggregate principal balance of all of the home equity loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home equity loans.

Under an optional purchase, the outstanding principal balance of the certificates will be paid in full with accrued interest.

RATINGS

When issued, the certificates will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

LEGAL INVESTMENT

The certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts if they have determined that the purchase and the continued holding of the certificates will not be violative of applicable fiduciary standards of conduct. As a result, persons investing assets of employee benefit plans should consult with their legal advisors before investing plan or IRA assets in the certificates and should carefully review the "Employee Benefit Plan Considerations" provisions provided for later in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit. The certificates will represent ownership of regular interests in the trust and will be treated as debt for federal income tax purposes. The trust itself will not be subject to tax. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

      The certificates are complex securities and are not suitable investments for all investors.

      You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the certificates.

      You should carefully consider, among other things, the following factors in connection with the purchase of the certificates:

THE FAILURE TO DELIVER THE LOAN         Under the terms of the pooling and
DOCUMENTS AND THE FAILURE TO RECORD THE servicing agreement, so long as HFC's
ASSIGNMENTS MAY CAUSE A SALE TO THE     long-term senior unsecured debt is
DEPOSITOR TO BE INEFFECTIVE.            assigned a minimum rating by at least
                                        two of Moody's Investors Service, Inc.,
                                        Standard and Poor's, a division of the
                                        McGraw-Hill Companies, and Fitch, Inc.
                                        (currently "Baa3" for Moody's, "BBB-"
                                        for S&P and "BBB" for Fitch), the loan
                                        documents with respect to each home
                                        equity loan will be retained by the
                                        sellers affiliated with HFC, and
                                        assignments of the related mortgage to
                                        the trustee will not be recorded.
                                        Failure to deliver the documents to the
                                        trustee will make the transfer of the
                                        home equity loans potentially
                                        ineffective against a purchaser if a
                                        seller fraudulently or inadvertenly
                                        resells a home equity loan to a
                                        purchaser who had no notice of the prior
                                        sale to the depositor and transfer to
                                        the trust and who perfects his interest
                                        in the home equity loan by taking
                                        possession of the loan documents.

                                        Each of the sellers and the depositor
                                        have taken steps to structure the
                                        transfers of the home equity loans to
                                        the depositor and the subsequent
                                        transfer of the home equity loans to the trust as "true sales" of the loans. If, however, for any reason, including the bankruptcy of a seller or the depositor, any seller or depositor is found not to have sold the home equity loans, but is instead deemed to have made a loan secured by a pledge of the related home equity loans, then the depositor and/or the trustee will have a perfected security interest in the home equity loans by virture of filings under new laws effective in nearly all states as of July 1, 2001. Such laws became effective in all [but one] of the states in which the sellers are incorporated and in the state in which the depositor in incorporated, thereby permitting the filing of a financing statement in each such state against the seller and the depositor for purposes of perfecting the seller interest of the depositor and the trust, respectively, in the home equity loans conveyed by the seller and the depositor. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

                                        The pooling and servicing agreement
                                        provides that if any loss is suffered in respect of a home equity loan as a result of the retention by a seller of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, HFC will purchase the home equity loan from the trust. However, there can be no assurance that HFC will have the financial capability to purchase the home equity loans. In the event that HFC's long-term senior unsecured debt rating as assigned by two of the three rating agencies does not satisfy the
                                        above-described standards or any of the
                                        sellers cease to be an HFC affiliate,
                                        the seller will have 90 days to deliver
                                        and record, if required, assignments of
                                        the mortgages for each related home
                                        equity loan in favor of the trustee and
                                        60 days to deliver the loan documents
                                        pertaining to each home equity loan to
                                        the trustee, unless opinions of counsel
                                        satisfactory to the trustee to the
                                        effect that recordation of the
                                        assignments or delivery of the
                                        documentation is not required in the
                                        relevant jurisdiction to protect the
                                        interests of the depositor and the
                                        trustee in the home equity loans.
                                        Although the loan documents pertaining
                                        to each home equity loan will generally
                                        not be delivered to the trustee or
                                        segregated from the loan documents
                                        pertaining to other mortgage loans owned or serviced by the sellers, the electronic master record of home equity loans maintained by the master servicer will be clearly and unambiguously marked to indicate that the home equity loans have been transferred to the trustee and constitute part of the trust.

THE YIELD TO MATURITY ON YOUR           The yield to maturity of the
CERTIFICATES WILL VARY DEPENDING ON A   certificates will depend on a variety of
VARIETY OF FACTORS.                     factors, including:

                                        - the amortization schedules of the home
                                          equity loans;

                                        - the rate of principal prepayments,
                                          including partial prepayments, and
                                          prepayments resulting from refinancing
                                          by the borrowers;

                                        - liquidations of defaulted home equity
                                          loans;

                                        - the rate of losses on defaulted home
                                          equity loans;

                                        - the presence and enforceability of
                                          due-on-sale clauses;

                                        - repurchase of home equity loans by the
                                          depositor or the master servicer as a
                                          result of defective documentation or
                                          breaches of representations and
                                          warranties and optional purchase by
                                          the depositor of defaulted home equity
                                          loans;

                                        - the optional purchase by the master
                                          servicer of all the home equity loans
                                          in connection with the termination of
                                          the trust;

                                        - the number of borrowers whose loans
                                          are included in the home equity loan
                                          pool who take advantage of the
                                          declining rate feature included in
                                          their respective loan agreement.

                                        - the payment rate for a class of
                                          certificates; and

                                        - the purchase price for your
                                          certificates.

THE RATE OF PREPAYMENTS WILL VARY       Since borrowers can generally prepay
DEPENDING ON FUTURE MARKET              their mortgage loans at any time, the
CONDITIONS, AND OTHER FUTURE MARKET     rate and timing of principal payments on
CONDITIONS, AND OTHER FACTORS.          the certificates are highly uncertain.
                                        Generally, when market interest rates
                                        increase, borrowers are less likely to
                                        prepay their mortgage loans. This could
                                        result in a slower return of principal
                                        to you at a time when you might have
                                        been able to reinvest those funds at a
                                        higher rate of interest than the payment
                                        rate on your class of certificates. On
                                        the other hand, when market interest
                                        rates decrease, borrowers are generally
                                        more likely to prepay their mortgage
                                        loans. This could result in a faster
                                        return of principal

                                        to you at a time when you might not be
                                        able to reinvest those funds at an
                                        interest rate as high as the payment
                                        rate on your class of certificates.

REFINANCING PROGRAMS, WHICH MAY         The borrower under a home equity loan
INVOLVE SOLICITING ALL OR SOME OF       may refinance the home equity loan at
THE BORROWERS TO REFINANCE, MAY         any time, with the seller or another
INCREASE THE RATE OF PREPAYMENTS ON     lender, which will result in prepayment
THE HOME EQUITY LOANS.                  of the home equity loan. Based upon the
                                        statistical cut-off date principal
                                        balance, _____% of the home equity loans
                                        provided at origination for payment of a
                                        prepayment charge which may, or may not
                                        be, enforced by the master servicer. The
                                        master servicer will retain any amounts
                                        received from a prepayment charge for
                                        its own account. Prepayment charges will
                                        not be enforced if the borrower
                                        refinances with the seller or an
                                        affiliate of the master servicer.
                                        Prepayment charges may reduce the rate
                                        of prepayment on the home equity loans
                                        until the end of the related prepayment
                                        period. See "Description of the Home
                                        Equity Loan Pool--Home Equity Loan Pool
                                        Characteristics" in this prospectus
                                        supplement and "Yield and Prepayment
                                        Considerations" in the prospectus.

THE YIELD ON YOUR CERTIFICATES WILL     The offered certificates of each class
BE AFFECTED BY THE SPECIFIC FORMS       have different yield considerations and
THAT APPLY TO THAT CLASS DISCUSSED      different sensitivities to the rate and
BELOW.                                  timing of principal payments. The
                                        following is a general discussion of
                                        some yield considerations and prepayment
                                        sensitivities of each class. See
                                        "Material Yield and Prepayment
                                        Considerations" in this prospectus
                                        supplement.

                                        Class A Certificates. The Class A
                                        Certificates are subject to various
                                        priorities for payment of principal as
                                        described in this prospectus supplement.
                                        Payments of principal on the Class A
                                        Certificates which have an earlier
                                        priority of payment will be affected by
                                        the rates of prepayment of the home
                                        equity loans early in the life of the
                                        home equity loan pool. Those classes of
                                        Class A Certificates with a later
                                        priority of payment will be affected by
                                        the rates of prepayment of the home
                                        equity loans experienced both before and after the commencement of principal payments on those classes. See
                                        "Description of the
                                        Certificates--Principal Payments" in
                                        this prospectus supplement.

                                        Class __ Certificates. It is not
                                        expected that the Class __ Certificates
                                        will receive any payments of principal
                                        until the payment date in _____________.
                                        Until the payment date in
                                        ______________, the Class __
                                        Certificates may receive a portion of
                                        principal prepayments that is smaller
                                        than its pro rata share of principal
                                        payments from the home equity loans.

                                        Class __ Certificates. An extremely
                                        rapid rate of principal prepayments on
                                        the home equity loans could result in
                                        the failure of holders of the offered
                                        certificates in the Class __
                                        Certificates to fully recover their
                                        initial investments. See "Material Yield and Prepayment Considerations" in this prospectus supplement.

SERVICING AND COLLECTION PRACTICES      The master servicer and the subservicers
MAY AFFECT THE RATE OF PREPAYMENT       may employ servicing and collections
OR THE TIMING OF COLLECTIONS.           policies from time to time which have
                                        the effect of accelerating or deferring
                                        prepayments or borrower defaults of home
                                        equity loans, and of collections from
                                        enforcement of defaulted loans. Any term
                                        of a home equity loan may be waived,
                                        modified or varied if it is in default
                                        or (in the judgement of the master
                                        servicer or related subservicer) such
                                        default is imminent, or if the purpose
                                        of such action is to reduce the
                                        likelihood of prepayment or of default
                                        of such home equity loan, to increase
                                        the likelihood of repayment or repayment
                                        upon default of such home equity loan,
                                        to increase the likelihood of repayment
                                        in full

                                        of or recoveries under such home equity
                                        loan, or to otherwise benefit the
                                        holders of the offered certificates. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits which have the effect of deferring or otherwise altering the timing of the trust's receipt of principal or interest payments.

THE RETURN ON YOUR CERTIFICATES         The Soldiers' and Sailors' Civil Relief
COULD BE REDUCED BY SHORTFALLS DUE      Act of 1940, or the Relief Act, provides
TO THE SOLDIERS' AND SAILORS' CIVIL     relief to borrowers who enter active
RELIEF ACT.                             military service and to borrowers in
                                        reserve status who are called to active
                                        duty after the origination of their home
                                        equity loan. The response of the United
                                        States to the terrorist attacks on
                                        September 11, 2001 has involved military
                                        operations that have increased the
                                        number of citizens who are in active
                                        military service, including persons in
                                        reserve status who have been called or
                                        will be called to active duty. The
                                        Relief Act provides generally that a
                                        borrower who is covered by the Relief
                                        Act may not be charged interest on a
                                        home equity loan in excess of 6% per
                                        annum during the period of the
                                        borrower's active duty. Any resulting
                                        interest shortfalls are not required to
                                        be paid by the borrower at any future
                                        time. The master servicer will not
                                        advance these shortfalls. Interest
                                        shortfalls on the home equity loans due
                                        to the application of the Relief Act or
                                        similar legislation or regulations may
                                        result in a reduction of the amounts
                                        distributable to the holders of the
                                        offered certificates.

                                        The Relief Act also limits the ability
                                        of the master servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans and those delays and increased losses may result in delays in payment and increased losses on the offered certificates in connection therewith.

                                        We do not know how many home equity
                                        loans have been or may be effected by
                                        the application of the Relief Act. See
                                        "Legal Aspects of Home Equity Loans and
                                        Related Matters - Soldiers' and Sailors'
                                        Civil Relief Act of 1940" in the
                                        prospectus.

THE RETURN ON YOUR CERTIFICATES MAY     Based upon the statistical cut-off date
BE REDUCED BY LOSSES, WHICH ARE         principal balance, ______% of the home
MORE LIKELY BECAUSE SOME ARE JUNIOR     equity loans included in the home equity
LIENS.                                  loan pool are secured by junior
                                        mortgages or deeds of trust. Proceeds
                                        from liquidation of the property will be
                                        available to satisfy the home equity
                                        loans only if the claims of any senior
                                        liens (including mortgages or deeds of
                                        trust) have been satisfied in full. When
                                        it is uneconomical to foreclose on the
                                        mortgaged property or engage in other
                                        loss mitigation procedures, the master
                                        servicer may write off the entire
                                        outstanding balance of the home equity
                                        loan as a bad debt. The foregoing risks
                                        are particularly applicable to home
                                        equity loans secured by second or third
                                        liens that have high combined
                                        loan-to-value ratios because it is
                                        comparatively more likely that the
                                        master servicer would determine
                                        foreclosure to be uneconomical if the
                                        master servicer believes that there is
                                        little, if any, equity available in the
                                        mortgaged property. As of the
                                        statistical cut-off date, the weighted
                                        average combined loan-to-value ratio of
                                        the home equity loans is ______%, and
                                        approximately ______% of the home equity
                                        loans will have combined loan-to-value
                                        ratios in excess of ______% based upon
                                        the aggregate amount financed. The
                                        weighted average combined loan-to-value
                                        ratio of the home equity loans based
                                        upon the amount of funds disbursed to or
                                        on behalf of the borrower (excludes
                                        optional insurance premium, points and
                                        fees financed) is _____%.

HOME EQUITY LOANS WITH BALLOON          Based upon the statistical cut-off date
PAYMENT FEATURES MAY HAVE GREATER       principal balance, _____% of the home
DEFAULT RISK.                           equity loans included in the home equity
                                        loan pool are Balloon Loans that provide
                                        for the payment of a large remaining
                                        principal balance in a single payment at
                                        maturity. The borrower on this type of
                                        loan may not be able to pay the large
                                        payment, and may also be unable to
                                        refinance the home equity loan at
                                        maturity. As a result, the default risk
                                        associated with Balloon Loans may be
                                        greater than that associated with fully
                                        amortizing loans because of the large
                                        payment due at maturity.

DELAYS IN PAYMENT ON YOUR               The master servicer is not obligated to
CERTIFICATES MAY RESULT BECAUSE THE     advance scheduled monthly payments of
MASTER SERVICER IS NOT REQUIRED TO      principal and interest on home equity
ADVANCE DELINQUENT MONTHLY PAYMENTS     loans that are delinquent or in default.
ON THE HOME EQUITY LOANS.               The rate of delinquency and default of
                                        junior lien home equity loans may be
                                        greater than that of home equity loans
                                        secured by first liens on comparable
                                        properties

THE RETURN ON YOUR CERTIFICATES MAY     The home equity loans included in the
BE REDUCED IN AN ECONOMIC DOWNTURN.     home equity loan pool were originated
                                        during a period of generally favorable
                                        economic conditions nationally and in
                                        most regions of the country. However, a
                                        deterioration in economic conditions
                                        could adversely affect the ability and
                                        willingness of borrowers to repay their
                                        loans. No prediction can be made as to
                                        the effect of an economic downturn on
                                        the rate of delinquencies and losses on
                                        the home equity loans.

CONSUMER PROTECTION LAWS MAY LIMIT      There are various federal and state
REMEDIES.                               laws, public policies and principles of
                                        equity that protect borrowers under home
                                        equity loans. Among other things, these
                                        laws, policies and principles:

                                        - regulate interest rates and other
                                          charges;

                                        - require specific disclosures;

                                        - require licensing of mortgage loan
                                          originators;

                                        - prohibit discriminatory lending
                                          practices;

                                        - prohibit unfair and deceptive
                                          practices;

                                        - regulate the use of consumer credit
                                          information; and

                                        - regulate debt collection practices.

                                        Violations of provisions of these laws
                                        may limit the ability of the master
                                        servicer to collect all or part of the
                                        principal of or interest on the home
                                        equity loans, may entitle the borrower
                                        to a refund of amounts previously paid
                                        and may subject the depositor, the
                                        master servicer or the trust to damages
                                        and administrative enforcement. The
                                        depositor will be required to repurchase any home equity loans which, at the time of origination, did not comply with these federal laws or regulations.

THE ORIGINATION DISCLOSURE PRACTICE     The home equity loan pool includes a
COULD CREATE LIABILITIES THAT MAY       number of home equity loans that are
AFFECT YOUR CERTIFICATES.               High Cost Loans. High Cost Loans are
                                        subject to special rules, disclosure
                                        requirements and other regulatory
                                        provisions. Currently, additional
                                        regulation with respect to these loans
                                        is being considered by various federal,
                                        state and

                                        local government agencies. Some of these regulations may even claim to be retroactive. Purchasers or assignees of these home equity loans, including the trust, could be exposed to all claims and defenses that the borrowers could assert against the originators of the home equity loans. Remedies available to a borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Legal Aspects of Home
                                        Equity Loans and Related Matters" in the prospectus.

THE HOME EQUITY LOAN POOL               The home equity loans that the master
CHARACTERISTICS MAY CHANGE AS A         servicer may elect to substitute for
RESULT OF OPTIONAL SUBSTITUTION.        some of the home equity loans (not to
                                        exceed 30% of the aggregate principal
                                        balance of the home equity loans as of
                                        the cut-off date) will not be required
                                        to have any specific characteristics,
                                        except that each substitute home equity
                                        loan must satisfy the required
                                        eligibility criteria specified in the
                                        pooling and servicing agreement at the
                                        time of its addition. Substitute home
                                        equity loans may be originated at a
                                        later date using credit criteria
                                        different from those that were applied
                                        to the initial home equity loans and may
                                        be of a different credit quality and
                                        seasoning. In addition, following the
                                        transfer of substitute home equity loans
                                        to the trust, the characteristics of the
                                        entire home equity loan pool, including
                                        the composition and other attributes of
                                        the home equity loans, may vary from
                                        those of the initial home equity loans.
                                        See "Description of the Home Equity Loan
                                        Pool" in this prospectus supplement.

YOUR CERTIFICATES MAY BE ADVERSELY      Congress continues to consider
AFFECTED BY CHANGES IN BANKRUPTCY       bankruptcy law changes that may affect
LAWS.                                   future bankruptcies and therefore could
                                        affect the rate and timing of payments
                                        on the home equity loans. Currently, it
                                        is too early to determine whether any of
                                        the proposed changes will become law.
                                        Any changes to the Bankruptcy Code could
                                        have a negative effect on the home
                                        equity loans and the enforcement of
                                        rights under the mortgage.

THE UNDERWRITING STANDARDS FOR          The standards under which the second
JUNIOR LIEN HOME EQUITY LOANS           lien home equity loans were underwritten
CREATE GREATER RISKS TO YOU,            were based on the borrower's credit
COMPARED TO THOSE FOR FIRST LIEN        history and capacity to repay, in
LOANS.                                  addition to the value of the collateral
                                        upon foreclosure. Because of the
                                        relatively high combined LTV ratios of
                                        the home equity loans and the fact that
                                        _____% of the home equity loans are
                                        secured by junior liens, losses on the
                                        home equity loans will likely be higher
                                        than on a pool of exclusively
                                        conventional first lien home equity
                                        loans.

THE RETURN ON YOUR CERTIFICATES MAY     One risk of investing in the
BE PARTICULARLY SENSITIVE TO            certificates is created by concentration
CHANGES IN REAL ESTATE MARKETS IN       of the related mortgaged properties in
SPECIFIC AREAS.                         one or more geographic regions. Based
                                        upon the statistical cut-off date
                                        principal balance, ____%, _____% and
                                        _____% home equity loans are located in
                                        California, _____ and _____,
                                        respectively. If the regional economy or
                                        housing market weakens in any region
                                        having a significant concentration of
                                        the properties underlying the home
                                        equity loans, the home equity loans
                                        related to properties in that region may
                                        experience high rates of loss and
                                        delinquency, resulting in losses to
                                        certificateholders. A region's economic
                                        condition and housing market may be
                                        adversely affected by a variety of
                                        events, including natural disasters such
                                        as earthquakes, hurricanes, floods and
                                        eruptions, and civil disturbances such
                                        as riots and terrorism.

THE RELOADING OF DEBT COULD             With respect to home equity loans which
INCREASE YOUR RISK.                     were used for debt consolidation, there
                                        can be no assurance that the borrower
                                        will not incur further debt. This
                                        reloading of debt could impair the
                                        ability of borrowers to service their
                                        debts, which in turn could result in
                                        higher rates of delinquency and loss on
                                        the

                                        home equity loans.

NONPERFORMING HOME EQUITY LOANS MAY     Foreclosure actions and actions to
RESULT IN PAYMENT DELAYS AND LEGAL      obtain deficiency judgments:
EXPENSES.
                                        - are regulated by state laws and
                                          judicial rules;

                                        - may be subject to delays; and

                                        - may be expensive.

                                        Because of these factors, if a borrower
                                        defaults, the master servicer may have
                                        trouble foreclosing on a home equity
                                        loan or obtaining a deficiency judgment.

                                        If the certificate guaranty insurer does not make a required payment or if other forms of credit enhancement are no longer outstanding, a delay or inability of the master servicer to foreclose or obtain a deficiency judgment may delay payments on the certificates or result in a loss on the certificates.

PAYMENTS ON THE HOME EQUITY LOANS,      Credit enhancement includes excess
TOGETHER WITH THE CERTIFICATE           interest, overcollateralization and the
GUARANTY INSURANCE POLICY, ARE THE      certificate guaranty insurance policy.
SOLE SOURCE OF PAYMENTS ON YOUR         None of the depositor, the trustee, the
CERTIFICATES.                           master servicer, the sellers or any of
                                        their affiliates will have any
                                        obligation to replace or supplement the
                                        credit enhancement, or to take any other
                                        action to maintain any rating of the
                                        certificates. If any losses are incurred
                                        on the home equity loans that are not
                                        covered by the credit enhancement, the
                                        holders of the certificates will bear
                                        the risk of these losses.

YOU MAY HAVE TO HOLD YOUR               A secondary market for your certificates
CERTIFICATES TO MATURITY IF THEIR       may not develop. Even if a secondary
MARKETABILITY IS LIMITED.               market does develop, it may not
                                        continue, or it may be illiquid.
                                        Illiquidity means you may not be able to
                                        find a buyer to buy your securities
                                        readily or at prices that will enable
                                        you to realize a desired yield.
                                        Illiquidity can have an adverse effect
                                        on the market value of the certificates.

THE COMMINGLING OF FUNDS CAN CREATE     So long as HFC's shor-term debt is rated
GREATER RISK TO YOU IF HFC GOES         at least "P-1" by Moody's, "A-1" by S&P
INTO BANKRUPTCY.                        and "F-1" by Fitch or HFC maintains a
                                        servicer credit enhancement acceptable
                                        to the rating agencies, and HFC is the
                                        master servicer, all amounts received in
                                        respect of the home equity loans may be
                                        commingled with the funds of HFC prior
                                        to each payment date and, in the event
                                        of bankruptcy of HFC, the trust may not
                                        have a perfected interest in these
                                        collections. As a result, the trust may
                                        not have access to those funds to make
                                        payments on the offered certificates.
                                        See "Pooling and Servicing Agreement -
                                        Collection and Liquidation Practices;
                                        Loss Mitigation."

RIGHTS OF BENEFICIAL OWNERS MAY BE
LIMITED BY BOOK-ENTRY SYSTEM.           The certificates will be held through
                                        the book-entry system of DTC and
                                        transactions in the certificates
                                        generally can be effected only through
                                        DTC and DTC participants. As a result:

                                        - your ability to pledge certificates to
                                          entities that do not participate in
                                          the DTC system, or to otherwise act
                                          with respect to certificates, may be
                                          limited due to the lack of a physical
                                          certificate for the certificates; and

                                        - under a book-entry format, you may
                                          experience delays in the receipt of
                                          payments, since payments will be made
                                          by the trustee to DTC, and not

                                        directly to you.

CERTIFICATE RATINGS ARE DEPENDENT       The ratings of the certificates depend
ON ASSESSMENTS BY THE RATING            primarily on an assessment by the rating
AGENCIES.                               agencies of the underlying home equity
                                        loans, the credit enhancement and the
                                        ability of the master servicer to
                                        service the loans. The rating by the
                                        rating agencies of the certificates:

                                        - is not a recommendation to purchase,
                                          hold or sell the certificates; and

                                        - does not comment as to the market
                                          price or suitability of the
                                          certificates for a particular
                                          investor.

                                        There is no assurance that the ratings
                                        will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

                                  INTRODUCTION

      The depositor will establish a trust with respect to Series _______ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of home equity loans, that in the aggregate will constitute a home equity loan pool, secured by closed end, fixed-rate, fully amortizing and Balloon Loans.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Terms" or in the prospectus under "Glossary."

                    DESCRIPTION OF THE HOME EQUITY LOAN POOL

GENERAL

      The home equity loan pool will consist of approximately _______ home equity loans having an aggregate principal balance outstanding as of the close of business on the day prior to the cut-off date of $_______. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate statistical cut-off date balance unless otherwise indicated. _______% of the home equity loans are secured by first or second liens on fee simple or leasehold interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property. The home equity loans will consist of fixed-rate or declining-rate, fully-amortizing and balloon payment home equity loans with terms to maturity of approximately five, ten, fifteen, twenty, twenty-five or thirty years with respect to __%, __%, __%, __%, __% and __% of the home equity loans, respectively, from the date of origination or modification. With respect to home equity loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

      _________________, which are direct or indirect wholly-owned subsidiaries of HFC that are licensed to make home equity loans in the states in which the mortgaged properties are located, will sell and assign the home equity loans to the depositor, which will then sell and assign the home equity loans to the trustee in exchange for the certificates. The sellers will also enter into a transfer agreement to assign and transfer to the trustee all documents supporting the home equity loans. These companies originate home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the Internet in the states in which they are licensed to do business. All of the home equity loans were purchased by the depositor from the sellers on a servicing released basis; however, all of the home equity loans will be subserviced by the sellers under the direction of the master servicer. See "--The Subservicers" below.

      All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HFC Home Equity Lending Program. See "--Underwriting Standards" below.

      The depositor will make some limited representations and warranties regarding the home equity loans as of the closing date. The depositor will be required to repurchase or substitute for any home equity loan as to which a breach of its representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the noteholders or the credit enhancer in that home equity loan. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the trust has relied. Each seller has made, or will make to the depositor, certain limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the trustee for the benefit of the holders of the notes, and therefore a breach of the representations and warranties will not be enforceable by the trust. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery to the trustee, if required at all. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Review of Home Equity Loans" in the prospectus.

PAYMENTS ON THE SIMPLE INTEREST HOME EQUITY LOANS

      __% of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that home equity loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that home equity loan. Generally, as payments are received, the amount received is applied first to interest accrued to the date of payment, and then to late charges, and if permitted by law, to other fees and expenses, if any and the balance is applied to reduce the unpaid principal balance.

      Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

      On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips a payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home equity loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. Any remaining unpaid principal will be payable on the final maturity date of the home equity loan.

      The remaining __% of the home equity loans are Actuarial Home Equity Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON LOANS

      __% of the home equity loans are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately ______ years from the due date of the first monthly payment, in each case leaving a balloon payment on the respective scheduled maturity date. The existence of a balloon payment may require the related borrower to refinance the home equity loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available interest rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the sellers, the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. The policy issued by the credit enhancer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a borrower to make its balloon payment. See "Description of the Notes--Note Guaranty Insurance Policy" in this prospectus supplement.

DECLINING-RATE HOME EQUITY LOANS

      In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. In 2001, the benefit to borrowers under this program was increased. Under the Pay Right Rewards product, depending upon when a home equity loan was originated, a borrower's interest rate on a home equity loan will automatically be reduced by either 0.25% or 0.50% after the 3rd, 4th and 5th anniversary of origination if the borrower has timely made all payments required by the loan agreement and has not filed for protection under the bankruptcy laws. Even if the rate is decreased, the monthly payment is not adjusted. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment dates reflected in the loan agreement. Under the Pay Right Rewards product, upon the default or delinquency of a home equity loan, the interest rate on the home equity loan will remain at the rate charged at the time of the default or delinquency.

HOME EQUITY LOAN POOL CHARACTERISTICS

      All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes, each a due date.

      In connection with each home equity loan that is secured by a leasehold interest, the related seller will have represented to the depositor that, among other things:

      - the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

      - residential property in the area consisting of leasehold estates is readily marketable;

      - the lease is recorded and no party is in any way in breach of any provision of the lease;

      - the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

      - the remaining term of the lease does not terminate less than ten years after the maturity date of that home equity loan.

      __% of the home equity loans (by statistical cut-off date principal balance) provide for payment of a prepayment charge if they prepay within a specified time period. The prepayment charge generally is equal to six months interest on the loans or is the maximum amount permitted under applicable state law, if state law applies. ____% of the home equity loans provide for payment of a prepayment charge for full prepayments made within three to five years of the origination of the home equity loans. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for payment on the certificates. The master servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the home equity loans. The master servicer may waive any prepayment charges, late payment charges or other fees or charges.

      As of the statistical cut-off date, no home equity loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio," below.

      As of the cut-off date, __% of the home equity loans were High Cost Loans. High Cost Loans are subject to special rules, disclosure requirement and other regulatory provisions. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the home equity loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors--Risk of Loss" in this prospectus supplement and "Material Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

      No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will only occur if the master servicer permits the borrower to skip a payment in accordance with prudent servicing standards.

      With respect to each home equity loan, the combined LTV ratio will be the ratio, expressed as a percentage, of:

      - the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

      -     the appraised value of the mortgaged property.

      The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the other mortgage and the sales price for the mortgaged property.

      __% of the home equity loans were originated under full documentation underwriting programs.

HOME EQUITY LOANS

      None of the home equity loans were originated prior to ____________ or have a maturity date later than ____________. No home equity loan has a remaining term to stated maturity as of the statistical cut-off date of less than __ months. The weighted average remaining term to stated maturity of the home equity loans as of the statistical cut-off date is approximately __ months. The weighted average original term to stated maturity of the home equity loans as of the statistical cut-off date is approximately _____ months.

                                        ORIGINAL TERM                                                 PERCENT OF HOME EQUITY
              TYPE OF                     TO MATURITY              WEIGHTED AVERAGE REMAINING           LOANS BY AGGREGATE
         HOME EQUITY LOAN                 (IN YEARS)           TERM TO STATED MATURITY (IN MONTHS)       PRINCIPAL BALANCE
         ----------------                 ----------           -----------------------------------       -----------------
Fully Amortizing....................           5                                                                            %
Fully Amortizing....................          10                                                                            %
Fully Amortizing....................          15                                                                            %
Fully Amortizing....................          20                                                                            %
Fully Amortizing....................          25                                                                            %
Fully Amortizing....................          30                                                                            %
Balloon.............................          15                                                                            %

      Below is a description of some additional characteristics of the home equity loans as of the statistical cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the statistical cut-off date and are rounded to the nearest dollar.

      ORIGINAL HOME EQUITY LOAN PRINCIPAL BALANCES OF THE HOME EQUITY LOANS

                                                                                          STATISTICAL   PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME     CUT-OFF DATE    LOANS BY AGGREGATE
ORIGINAL HOME EQUITY LOAN PRINCIPAL BALANCES                            EQUITY LOANS         BALANCE       PRINCIPAL BALANCE
--------------------------------------------                            ------------         -------       ------------------
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
$                          --       $.............................                      $                                  %
                                                                       -------------    -------------     -----------------
Greater Than $
         Total                      ..............................                      $                                  %
                                                                       =============    =============     =================

      The average original principal balance of the home equity loans was approximately $_____.

               CURRENT PRINCIPAL BALANCES OF THE HOME EQUITY LOANS

                                                                                                             PERCENT OF HOME EQUITY
CURRENT PRINCIPAL BALANCES                                             NUMBER OF HOME        AGGREGATE         LOANS BY AGGREGATE
OF THE HOME EQUITY LOANS                                               EQUITY LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------                                               ------------      -----------------     -----------------
Up to      $....................................................
           .....................................................
           .....................................................
           .....................................................
$______and above................................................        ------------      -----------------   -----------------
                                                                                          $                                    %
Total ..........................................................        ============      ================    =================

The average current principal balance of the home equity loans was approximately $_______.

                     INTEREST RATES OF THE HOME EQUITY LOANS

                                                                                           STATISTICAL   PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME        CUT-OFF      DATELOANS BY AGGREGATE
                INTEREST RATE (%)                                       EQUITY LOANS         BALANCE       PRINCIPAL BALANCE
                -----------------                                       ------------         -------       -----------------
                                    --                                                      $                              %
                                    --                                                      $                              %
                                    --                                                      $                              %
                                    --                                                      $                              %
                                    --                                                      $                              %
                                    --                                                      $                              %
                                    --                                                      $                              %
                                    --                                                      $                              %

                                                                      --------------        -----------      ---------------

                Total.....................................            ==============        ===========      ===============

      As of the statistical cut-off date, the weighted average interest rate of the home equity loans was approximately _____% per annum.

             ORIGINAL COMBINED LTV RATIOS OF THE HOME EQUITY LOANS*

                                                                                        STATISTICAL      PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME   CUT-OFF DATE       LOANS BY AGGREGATE
             COMBINED LTV RATIO (%)                                     EQUITY LOANS      BALANCE           PRINCIPAL BALANCE
             ----------------------                                     ------------      -------           -----------------
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                    --                                                      $                            %
                                                                         -----------        -----------       -----------
                                                                                            $                            %
Total.........................................................           ===========        ===========       ===========

      The weighted average original combined LTV ratio of the home equity loans was approximately __% as of the statistical cut-off date

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE HOME EQUITY LOANS

                                                                                          STATISTICAL     PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME     CUT-OFF DATE      LOANS BY AGGREGATE
                      STATE                                             EQUITY LOANS         BALANCE         PRINCIPAL BALANCE
                      -----                                             ------------         -------         -----------------
[--------] ...................................................                              $                            %
[--------] ...................................................                              $                            %
[--------] ...................................................                              $                            %
[--------] ...................................................                              $                            %
[--------] ...................................................                              $                            %
[--------] ...................................................                              $                            %
[--------] ...................................................                              $                            %
                                                                         -----------        -----------       -----------
Total.........................................................                              $                            %
                                                                         ===========        ===========       ===========

                     OCCUPANCY TYPE OF THE HOME EQUITY LOANS

                                                                                          STATISTICAL    PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME     CUT-OFF DATE     LOANS BY AGGREGATE
                    PROPERTY                                            EQUITY LOANS         BALANCE        PRINCIPAL BALANCE
                    --------                                            ------------         -------         -----------------
[Primary Residence] ..........................................                              $                            %
[Investor Property] ..........................................                              $                            %
Total.........................................................                              $                            %
                                                                         ===========        ===========       ===========

                     LIEN PRIORITY OF THE HOME EQUITY LOANS

                                                                                           STATISTICAL     PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME     CUT-OFF DATE      LOANS BY AGGREGATE
                  LIEN PROPERTY                                         EQUITY LOANS         BALANCE         PRINCIPAL BALANCE
                  -------------                                         ------------         -------         -----------------
First Lien....................................................                              $                                %
Second Lien...................................................           -----------        -----------           -----------
Total.........................................................                              $                                %
                                                                         ===========        ===========           ===========

               REMAINING TERM TO MATURITY OF THE HOME EQUITY LOANS

                                                                                           STATISTICAL   PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME     CUT-OFF DATE     LOANS BY AGGREGATE
          MONTHS REMAINING TO MATURITY                                  EQUITY LOANS         BALANCE        PRINCIPAL BALANCE
          ----------------------------                                  ------------         -------        -----------------
...............................................................                              $                               %
...............................................................                              $                               %
...............................................................                              $                               %
...............................................................                              $                               %
...............................................................                              $                               %
Second Lien...................................................           -----------        -----------          -----------
Total.........................................................                              $                               %

      The weighted average remaining term to maturity of the home equity loans as of the statistical cut-off date was approximately ___ months.

                  YEAR OF ORIGINATION OF THE HOME EQUITY LOANS

                                                                                           STATISTICAL  PERCENT OF HOME EQUITY
                                                                       NUMBER OF HOME     CUT-OFF DATE    LOANS BY AGGREGATE
               YEAR OF ORIGINATION                                      EQUITY LOANS         BALANCE       PRINCIPAL BALANCE
               -------------------                                      ------------         -------       -----------------
                                                                                            $                              %
                                                                                            $                              %
                                                                                            $                              %
                                                                                            $                              %
                                                                                            $                              %
                                                                         -----------        -----------         -----------
Total.........................................................                              $                              %
                                                                         ===========        ===========         ===========

                                     FICO CREDIT SCORE OF THE HOME EQUITY LOANS

                                                                                                          % OF HOME EQUITY
                                                                                 AGGREGATE               LOANS BY AGGREGATE
                                                  NUMBER OF                      PRINCIPAL                   PRINCIPAL
FICO CREDIT SCORE                             HOME EQUITY LOANS                   BALANCE                     BALANCE
------------------------------------------------------------------------------------------------------------------------------
NA
459 - 500
501 - 540
541 - 580
581 - 620
621 - 660
661 - 700
701 - 811
                                              -----------------                 -----------               --------------------

TOTAL:                                        =================                 ===========               ====================

The weighted average FICO score at origination of the home equity loans was
_________.

UNDERWRITING STANDARDS

      Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HFC standards and procedures, including home equity loans in the pool which were underwriting by a non-affiliate pursuant to a sourcing relationship with HFC. All remaining home equity loans were originated under reduced documentation programs.

      The following is a brief description of HFC's underwriting procedures for full documentation loan programs. Home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

      -     obtaining and reviewing an independent credit bureau report;

      - verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

      - verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

      - obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

      - obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

      After this investigation is conducted, a decision is made to accept or reject the loan application. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived by senior management. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions; however, the combined LTV ratio (calculated to include all amounts financial including any optional insurance, points and fees) generally may not exceed 110%.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

      Under the pooling and servicing agreement, the master servicer will have the option to purchase from the trust any home equity loan that is __ days or more delinquent at a purchase price equal to the unpaid principal balance of the home equity loan plus its accrued interest.

THE SUBSERVICERS

      The home equity loans will be subserviced by the related sellers, or other affiliates of HFC, on behalf of HFC as master servicer. The master servicer will be entitled to retain, on behalf of itself and the subservicers, the servicing fee.

THE MASTER SERVICER

      HFC will be responsible for master servicing the home equity loans. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the trustee to accommodate payments to certificateholders. HFC will not make advances relating to delinquent payments of principal and interest on the home equity loans.

      For information regarding foreclosure procedures, see "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

      The following tables summarize the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending business of HFC, including loans purchase with servicing performed by HFC and its subsidiaries that were originated through a sourcing relationship, and real estate acquired through foreclosures, including the retail operations of Beneficial Corporation, an affiliate of HFC. Delinquency and loss experience of home equity loans purchased from other lenders, including through correspondent and wholesale operations are not included in the tables. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.

      As used in this prospectus supplement, a loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered one payment past due. Delinquency information presented in this prospectus supplement as of the statistical cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the statistical cut-off date.

      There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the home equity loans.

             HFC CLOSED-END HOME EQUITY LOAN DELINQUENCY EXPERIENCE

                                                       At December 31,
                                  --------------------------------------------------------------------------------------------
                                        1997                 1998                1999             2000               2001
                                  --------------------------------------------------------------------------------------------
Number of home equity
Loans managed ..................             60,927              82,100             96,001           116,212

Aggregate principal balance
of home equity loans
managed ........................     $3,231,795,779      $4,956,468,088     $6,721,435,974    $8,796,130,448

Contractually delinquent
principal balances of the
home equity loans managed

One payment
past due .......................     $  181,715,413      $  250,818,324     $  279,175,109    $  233,798,742

Two Payments
past due .......................     $   32,580,997      $   40,101,780     $   25,738,263    $   30,631,478

Three or more payments
past due .......................     $   65,976,003      $  134,276,606     $  160,483,644    $  185,967,441

Principal balance of home
equity loans managed three
or more payments past due as
a percentage of the
aggregate principal balance
of the home equity loans
managed ........................              2.04%               2.71%             2.39%             2.11%

      In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse and "contractually delinquent principal balances of the home equity loans managed" includes REO Home Equity Loans.

                 HFC CLOSED-END HOME EQUITY LOAN LOSS EXPERIENCE

                                                   Year Ended December 31,
                                  --------------------------------------------------------------------------------------------
                                        1997                 1998                1999             2000               2001
                                  --------------------------------------------------------------------------------------------
Number of home
Equity loans
Managed........................             60,927             82,100               96,001           116,212

Average principal
balance of home
equity loans
managed........................     $2,264,910,788     $4,097,089,002       $5,816,225,614    $7,729,395,515

Gross charge-offs..............        $14,496,010        $18,271,402          $42,074,578
$52,646,281

Ratio of gross
charge-offs to
average balance................               0.64%              0.45%                0.72%             0.68%

      In the foregoing table, "home equity loans managed" includes home equity loans owned and serviced with limited recourse, "average principal balance of home equity loans managed" is the average of the monthly average principal balances and "gross charge-offs" excludes post charge-off recoveries.

ADDITIONAL INFORMATION

      The description in this prospectus supplement of the home equity loan pool and the mortgaged properties is based upon the home equity loan pool as constituted at the close of business on the statistical cut-off date. Prior to the issuance of the offered certificates, home equity loans may be removed from the home equity loan pool as a result of prepayment in full, incomplete documentation, delinquency or otherwise, if the depositor deems the removal necessary or appropriate. Some amortization of the home equity loans will occur between the statistical cut-off date and the cut-off date. A limited number of other home equity loans may be added to the home equity loan pool prior to the issuance of the certificates offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the certificates offered hereby are issued. The range of interest rates and maturities and some other characteristics of the home equity loans in the home equity loan pool may vary. However, no more than five percent (5%) of the home equity loans, as they are constituted as of the statistical cut-off date, by aggregate principal balance as of the statistical cut-off date, will have characteristics that deviate from those characteristics described herein.

      A current report on Form 8-K will be available to purchasers of the certificates offered hereby and will be filed, together with the pooling and servicing agreement, with the SEC within fifteen days after the initial issuance of the certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Closed-End Home Equity Loan Asset Backed Certificates, Series ______ will include the following ______ classes of Class A Certificates and ______ classes of Class IO Certificates:

      -     Class A-1 Certificates

      - Class A-2 Certificates or the Lockout Certificates; and together with the Class A-1 Certificates, the Class A Certificates; and

      -     Class IO Certificates or the Fixed Strip Certificates.

      In addition to the offered certificates, the Closed-End Home Equity Loan Asset Backed Certificates, Series ______ will include a single class of subordinate certificates which are designated as the Class R Certificates, the Residual Certificates. Only the Class A Certificates and the Class IO Certificates are offered by this prospectus supplement.

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

      -     the home equity loans;

      - the assets as from time to time that are identified as deposited in respect of the home equity loans in the Collection Account and belonging to the trust;

      - property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

      -     any applicable insurance policies;

      -     the policy;

      -     all proceeds of the foregoing; and

      - one share of preferred stock of the depositor with limited voting rights. See "Description of the Certificates - The Preferred Stock" in this prospectus supplement.

      The Class A Certificates will be issued in minimum denominations of $__________, or a Notional Amount, in the case of the Fixed Strip Certificates $_________ and integral multiples of $__ in excess thereof.

PAYMENTS

      Payments on the certificates will be made by the trustee on the ____ day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______. Payments on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each payment date or, following any issuance of definitive certificates, to the persons in whose names the certificates are registered at the close of business on the last day of the month preceding the date in which the date payment date occurs. See "Description of the Securities--Payments" in the prospectus. Payments will be made by check or money order mailed to the address of the person entitled to the payment as it appears in the certificate register. In the case of DTC registered certificates, payments will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final payment relating to the certificates (if the certificates are no longer DTC registered certificates) will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final payment. A business day is any day other than:

      -     a Saturday or Sunday; or

      - a day on which banking institutions in the States of New York and Illinois are required or authorized by law to be closed.

AVAILABLE PAYMENT AMOUNT

      The Available Payment Amount, with respect to any payment date, will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Interest Collections on the home equity loans received during the related Collection Period, (b) any Insurance Proceeds (to the extent they are not deemed to be Principal Collections), and (c) any amounts required to be paid in connection with the termination of the trust.

INTEREST PAYMENTS

      Holders of each class of offered certificates will be entitled to receive interest payments in an amount equal to the Accrued Certificate Interest on that class on each payment date to the extent described in this prospectus supplement.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related home equity loans as of the due date in the month of prepayment. However, with respect to any payment date, any Prepayment Interest Shortfalls during the related collection period will be offset first by Excess Cash Flow to the extent available and then by the policy.

      The payment rates on the offered certificates are fixed and are listed on page S- __ hereof. The payment rates on all classes of the Class A Certificates will increase by __% per annum for each payment date after the third payment date on which the master servicer and the depositor are permitted to exercise their option to purchase the home equity loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the payment rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any payment date. The holders of the Fixed Strip Certificates will not be entitled to any payments of principal and will not be entitled to any payments of interest after the payment date in _________.

PRINCIPAL PAYMENTS

      Holders of the Class A Certificates will be entitled to receive on each payment date, in the priority and to the extent described in this prospectus supplement, the Class A Principal Payment Amount.

      On any payment date, if:

      - Realized Losses, other than Excess Loss Amounts, have occurred during the related collection period that are not covered by the Realized Loss Payment Amount or the Outstanding
            Overcollateralization Amount, or

      -     there is an Excess Loss Amount with respect to that payment date a draw will be made on the policy and these amounts will be distributed to the Class A Certificateholders on that payment date, in reduction of the Certificate Principal Balances thereof, in the manner described below. In addition, if on the payment date in _______, the aggregate Stated Principal Balance of the home equity loans is less than the aggregate Certificate Principal Balance of the Certificates, after giving effect to payments to be made on that payment date, the amount of the deficiency, or the undercollateralization amount, will be drawn on the policy and will be distributed to the Class A Certificateholders on that payment date, in reduction of its Certificate Principal Balances, in the manner described below.

      On each payment date, the credit enhancer shall be entitled to receive, after payment to the Senior Certificateholders of the Senior Interest Payment Amount and the Class A Principal Payment Amount for the certificates, as applicable, for that payment date but before application of any Overcollateralization Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of:

      - the premium payable to the credit enhancer with respect to the policy on that payment date and any previously unpaid premiums with respect to the policy, together with its interest, and

      - the cumulative insurance payments by the credit enhancer under the policy to the extent not previously reimbursed, plus its interest.

      On each payment date, the amount of the premium payable to the credit enhancer with respect to the policy is equal to one-twelfth of the product of a percentage specified in the insurance and indemnity agreement, dated ________, among the credit enhancer, the depositor, the master servicer and the trustee, and the Certificate Principal Balance of the Class A Certificates.

      Payments of principal on the Class A Certificates on each payment date will be made after payment of the Senior Interest Payment Amount as described under "--Interest Payments" above. The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal shall be distributed in accordance with the priorities described below, until its Certificate Principal Balances have been reduced to zero.

      The Class A Principal Payment Amount plus any amount drawn on the policy relating to principal distributable to the Class A Certificates shall be distributed as follows:

      1. first, to the Lockout Certificates, in reduction of its Certificate Principal Balance, an amount equal to the Lockout Payment Percentage of the Class A Principal Payment Amount distributable to the Class A Certificates, until its Certificate Principal Balance has been reduced to zero;

      2. second, to the Class A-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

      3. third, to the Lockout Certificates, until its Certificate Principal Balance has been reduced to zero.

      The master servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the borrowers, received in any calendar month as included in the Available Payment Amount and the Class A Principal Payment Amount for the payment date in the month of receipt, but is not obligated to do so. If the master servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

         The master servicer will include borrower prepayments on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Payment Amount for the payment date. On the final payment date for each class of offered certificates, principal will be due and payable on that class of offered certificates in an amount equal to the related Certificate Principal Balance, if any. In no event will principal payments on any class of offered certificates on any payment date exceed the related Certificate Principal Balance on that date.

OVERCOLLATERALIZATION PROVISIONS

      On each payment date, Excess Cash Flow, if any, is applied on that payment date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. The Excess Cash Flow for any payment date will derive primarily from the amount of interest collected on the home equity loans in excess of the sum of:

      -     the Senior Interest Payment Amount,

      -     the premium payable on the policy and

      -     accrued servicing fees,

in each case relating to that payment date. Excess Cash Flow will be applied on any payment date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Payment Amount for that payment date; third, to the payment of the premium fee with respect to that payment date and any previous payment date, to the extent not previously paid, together with its interest; fourth, to the payment of cumulative insurance payments plus its interest; fifth, to pay any Overcollateralization Increase Amount; sixth, to pay some other reimbursement amounts owed to the credit enhancer; and last, to pay to the holder of the Class R Certificates.

      The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Overcollateralization Amount Target exceeds the Outstanding Overcollateralization Amount as of that payment date.

      As to any payment date prior to the payment date in ________, the Overcollateralization Amount Target will be __% of the aggregate cut-off date balance. As to any payment date on or after the payment date in _________, the Overcollateralization Amount Target will be equal to the lesser of:

      -     the Overcollateralization Amount Target as of the cut-off date and

      - __% of the aggregate Stated Principal Balance of the home equity loans immediately preceding that payment date,

but not lower than $________, __% of the aggregate cut-off date balance, plus __% of the outstanding Stated Principal Balance of all of the home equity loans that are 90 or more days delinquent as of that payment date; provided, however, that any scheduled reduction to the Overcollateralization Amount Target described above shall not be made as of any payment date unless:

      - the outstanding Stated Principal Balance of the home equity loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the home equity loans averaged over the last six months does not exceed __%,

      - the aggregate cumulative Realized Losses on the home equity loans prior to any payment date occurring during the first year and the second year, or any year thereafter, after the payment date in ______ are less than __% and __%, respectively, of the aggregate cut-off date balance and

      - there has been no draw on the policy on that payment date that remains unreimbursed.

In addition, the Overcollateralization Amount Target may be reduced with the prior written consent of the credit enhancer and the rating agencies.

      In the event that the Overcollateralization Amount Target is permitted to decrease or "step down" on a payment date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on that payment date shall not be distributed to the holders of the Class A Certificates on that payment date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the home equity loans, and of reducing the

Outstanding Overcollateralization Amount. If, on any payment date, the Excess Overcollateralization Amount is, or, after taking into account all other payments to be made on that payment date would be, greater than zero, i.e., the Outstanding Overcollateralization Amount is or would be greater than the related Overcollateralization Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on that payment date shall instead be distributed to the holders of the Class R Certificates in an amount equal to the Overcollateralization Reduction Amount.

      The aggregate cut-off date balance will be $_______ less than the aggregate Certificate Principal Balance of the certificates. If, on the payment date in _____, after application of the Class A Principal Payment Amount and any amounts drawn on the policy to be distributed on that payment date, the Stated Principal Balance of the home equity loans would be less than the Certificate Principal Balance of the Class A Certificates, the credit enhancer will be required to deposit in the Certificate Account the amount of that difference, unless available funds are on deposit in the Certificate Account. These funds will be distributed to the Class A Certificateholders entitled to receive a payment of principal on that payment date, in proportion to the amount of the Class A Principal Payment Amount payable to the certificateholders on that payment date, in reduction of the their Certificate Principal Balances.

EXCESS LOSS AMOUNTS

      Excess Loss Amounts will not be covered by any Realized Loss Payment Amount or by a reduction in the Outstanding Overcollateralization Amount. Any Excess Loss Amounts, however, will be covered by the policy, and in the event payments are not made as required under the policy, these losses will be allocated to the certificates pro rata based on their outstanding Certificate Principal Balances.

      With respect to any defaulted home equity loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that home equity loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.

CERTIFICATE GUARANTY INSURANCE POLICY

      On the closing date, __________, the credit enhancer, will issue its certificate guaranty insurance policy, or policy, in favor of the trustee on behalf of the certificateholders. The policy will unconditionally and irrevocably guarantee some payments on the certificates. On each payment date, a draw will be made on the policy equal to the sum of:

      - the amount by which accrued interest on the certificates at the respective payment rates for that payment date exceeds the amount on deposit in the Certificate Account available for interest payments on that payment date,

      - any Realized Losses, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Realized Loss Payment Amount or a reduction in the Outstanding
            Overcollateralization Amount and

      -     any Excess Loss Amount for that payment date.

      In addition, on the payment date in _______, a draw will be made on the policy to cover the undercollateralization amount, if any, if that amount is not otherwise available in the Certificate Account.

      In addition, the policy will guarantee the payment of the outstanding Certificate Principal Balance of the certificates on the final payment date. In the absence of payments under the policy, certificateholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Overcollateralization Amount or otherwise.

      The policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.

      The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the offered certificates.

THE CREDIT ENHANCER

      The following information has been supplied by the credit enhancer for inclusion in this prospectus supplement. No representation is made by the depositor, ________ or any of their affiliates as to the accuracy or completeness of this information.

                        [DESCRIPTION OF CREDIT ENHANCER]

THE PREFERRED STOCK

      The trust assets include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00 and is designed the Class SV-__ Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other trusts. The unanimous affirmative vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve any of the depositor's bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter.

      Under the pooling and servicing agreement, the trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the pooling and servicing agreement, the trustee covenants that it will not transfer the Class SV-__ Preferred Stock to HFC or any affiliate of HFC, and during any event of default under the pooling and servicing agreement, will not consent to any of the depositor's voluntary bankruptcy initiatives unless approved by a majority of the certificateholders. Because unanimous consent of all the holders of preferred stock of the depositor is required to approve any of the depositor's bankruptcy initiatives, a majority of the certificateholders will be to unilaterally prevent the implementation of the depositor's voluntary bankruptcy initiatives.

THE TRUSTEE

      Bank One, National Association is the trustee under the pooling and servicing agreement pursuant to which the offered certificates will be issued. Bank One, National Association is a national banking association, and its corporate trust offices are located at 1 Bank One Plaza, Chicago, Illinois. In the ordinary course of its business, the trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with HFC, the depositor, the sellers and their affiliates.

      On or prior to each payment date, the trustee will make the statement described under "Description of the Securities-Reports to Certificateholders" in the prospectus for that payment date available via the trustee's internet website, which is presently located at "www.abs.bankone.com." Persons who are unable to use the trustee's internet website are entitled to have a paper copy of the statements mailed to them via first class mail by calling the trustee at
(800) 524-9472. The trustee may change the way the statements are distributed or otherwise made available in order to make the circulation more convenient and/or more accessible to the holders of the offered certificates. The trustee will provide timely and adequate notification to the holders of the offered certificates of any change described above.

                  MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS
GENERAL

      The yield to maturity and the aggregate amount of payments on the offered certificates will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. The rate of default and losses on home equity loans secured by junior liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans in the trust. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers, liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.

      The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on any class of certificates.

      A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, sellers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the trust may decline.

      The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period during which the prepayment penalty applies.

      Most of the home equity loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Payments" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal collections on the home equity loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the home equity loans will result in payments to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, since mortgage loans secured by junior liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans.

      The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Certificates will be affected by the rates of prepayment of the home equity loans as will the weighted average lives of the certificates. The timing of commencement of principal payments and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal payments on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Overcollateralization Reduction Amount is used to slow payments of principal on the certificates. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

      To the extent that any losses are incurred on any of the home equity loans that are not covered by the Realized Loss Payment Amount, a reduction in the Outstanding Overcollateralization Amount or the policy, holders of the certificates will bear all risk of the losses resulting from default by borrowers. Even where the policy covers all losses incurred on the home equity loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

      Because the interest rates on the home equity loans and the payment rates on the offered certificates are fixed, the rates will not change in response to changes in market interest rates.

      Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

      The rate and timing of principal payments on and the weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

      Sequentially Paying Classes: The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal payments and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal payments on these classes.

      Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the payment date occurring in ________ and prior to the payment date occurring in ________ will receive a disproportionately small portion of payments of principal, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of certificates entitled to these payments. However, beginning with the payment date occurring in _______, the Lockout Certificates may receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

      In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related payment rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and its principal payments occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered certificates is purchased at a discount and principal payments on that class of offered certificates occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

      Assumed Final Payment Date: The assumed final payment date with respect to the Class A Certificates is __________,which date is __ months after the payment date immediately following the latest scheduled maturity date for any home equity loan. No event of default, change in the priorities for payment among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final payment date.

         The actual final payment date with respect to each class of Class A Certificates could occur significantly earlier than the assumed final payment date for that class because:

      - Excess Cash Flow will be used to make accelerated payments of principal, i.e. Overcollateralization Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the certificates of each class;

      - prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the certificates of each class; and

      - the master servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the home equity loans in the trust is less than ___ of the aggregate cut-off date balance.

      Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes a constant prepayment rate of ____ per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional __________ per annum in each month thereafter until the _______ month. Beginning in the _______ month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a CPR of ____ per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans. The table below entitled "Percent of Initial Principal Balance Outstanding of the Class A Certificates at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the trust as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:

      - as of the date of issuance of the Class A Certificates, the home equity loans have the following structuring assumptions:

                                HOME EQUITY LOANS

      RANGE OF ORIGINAL TERMS                  AGGREGATE                                   ORIGINAL        REMAINING TERM
            TO MATURITY                        PRINCIPAL                                  TO MATURITY        TO MATURITY
            (IN YEARS)                          BALANCE              INTEREST RATE        (IN MONTHS)        (IN MONTHS)
            ----------                          -------              -------------        -----------        -----------
                                            $                                    %
                                            $                                    %
                                            $                                    %
                                            $                                    %
                                            $                                    %
                                            $                                    %

      - with respect to each home equity loan, the aggregate servicing fee rate and policy premium rate will be __% per annum;

      - except with respect to the Balloon Loans, the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

      - none of the sellers, the master servicer or the depositor will repurchase any home equity loan, as described under "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus, and the master servicer does not exercise the option to purchase the home equity loans and thereby cause a termination of the trust;

      - there are no delinquencies or Realized Losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

      - there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

      - payments on the certificates will be received on the ____ day of each month, commencing ____________;

      -     payments on the home equity loans earn no reinvestment return;

      - there are no additional ongoing trust expenses payable out of the trust;

      -     the certificates will be purchased on ____________; and

      -     the payment rate for the Class A Certificates is ____________.

      The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of Each Class of Class A Certificates, and describe the percentages of the initial certificate principal balance of each Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

                            [INSERT DEC TABLES HERE]

FIXED STRIP CERTIFICATE YIELD CONSIDERATIONS

      Investors should note that the Fixed Strip Certificates are only entitled to payments prior to the Payment Date in _________. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the home equity loans, including prepayments, defaults and liquidations, under some extremely rapid rate of prepayment scenarios. In addition, if prior to the payment date in _________, the master servicer or the depositor effects an optional termination of the home equity loans, the Fixed Strip Certificates will receive no further payments. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the home equity loans could result in the failure of these investors to fully recover their investments.

      The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the home equity loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price described below. Any differences between the assumptions and the actual characteristics and performance of the home equity loans and of the Fixed Strip Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

            PRE-TAX YIELD TO MATURITY OF THE FIXED STRIP CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

       ASSUMED PURCHASE PRICE                        %                 %                %                 %
       ----------------------                        -                 -                -                 -
                                                             %                 %                %                 %

      Each pre-tax yield to maturity described in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as payments on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the home equity loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the home equity loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

      There can be no assurance that the home equity loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the preceding table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the home equity loans could result in the failure of the investors to fully recover their investments.

      For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued under a pooling and servicing agreement among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to HFC Revolving, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.

THE MASTER SERVICER

      HFC, an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977. As of ______, HFC and its subsidiaries had approximately $____ billion aggregate principal amount of outstanding closed-end home equity loans and approximately $____billion aggregate principal amount of outstanding home equity revolving credit loans, including loans sold with servicing performed by HFC and its subsidiaries. As of______, HFC had approximately $________ billion in total assets, approximately $_______ billion in total liabilities and approximately $_________ billion in shareholder's equity. For a general description of HFC and its activities, see "HFC Home Equity Lending Program -- General" in the prospectus and "Description of the Home Equity Loan Pool--The Master Servicer" in this prospectus supplement.

POSSESSION OF HOME EQUITY LOAN DOCUMENTS

      Under the terms of the pooling and servicing agreement, so long as HFC's long-term senior unsecured debt is assigned a minimum rating by at least two of Moody's, S&P and Fitch (currently at least "Baa3" by Moody's, "BBB" by S&P and "BBB" by Fitch) and acceptable to the certificate guaranty insurer, the sellers will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record assignments of the related mortgage either to the depositor or any trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth herein or any seller ceases to be an HFC affiliate, HFC will cause the seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the trustee and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the trustee in the home equity loans. Under the pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the sellers with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans or the perfection of the trust's security interest in the home equity loans or the perfection of the trust's security interest in the home equity loans.

REVIEW OF THE HOME EQUITY LOANS

      In the event the loan documents are required to be delivered to the trustee, the trustee will itself, or appoint one or more custodians under a custodial agreement to maintain possession and review of documents relating to the home equity loans as the agent of the trustee, which custodian may be the master servicer. There will be no third party review of the documents relating to the home equity loans prior to delivery of the document to the trustee.

      In the event the loan documents are delivered to the trustee with regard to any home equity loan, the trustee or the custodian will hold the documents in trust for the benefit of the certificateholders and, normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the master servicer and the depositor. If the depositor or the master servicer cannot cure the defect within 90 days or within any other period specified in the pooling and servicing agreement, after notice of the defect is given to depositor, the depositor is required to, not later than 90 days after that notice, or within any other period specified in the pooling and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trustee, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the pooling and servicing agreement. The master servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under "Description of the Securities --Realization Upon Defaulted Home Equity Loans" in the prospectus. There can be no assurance that the depositor will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for shall remain in the related trust.

      The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Additionally, the depositor will make certain represenation and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the certificateholders in a home equity loan, the depositor or master servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with a qualified substitute home equity loan. Any home equity loan not purchased or substituted for shall remain in the related trust. The depositor and master servicer will indemnify the trust for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the trust has relied.

SERVICING AND SUBSERVING

      The master servicer is required to service and administer the home equity loans in accordance with the pooling and servicing agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable home equity loans that it services for itself or others.

      The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the trustee with respect to payments. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.

      The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the certificateholders and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and
(2) may consent to any modification of the terms of any note not expressly prohibited by the pooling and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the pooling and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related home equity loan if it consents to any such modification.

      Compensation to the master servicer for its servicing activities under the pooling and servicing agreement will be paid from interest collections on the home equity loans on each payment date. The amount of such compensation for each collection period is equal to ____% per annum of the aggregate loan balances of the home equity loans outstanding on the first day of such collection period. The servicing fee will be paid to the master servicer before payments are made to the certificateholders. In addition, the master servicer will retain any benefit from the investment of funds in the collection account.

      The master servicer will also be entitled under the pooling and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

      The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the pooling and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the certificateholders to receive net liquidation proceeds from the related home equity loan.

      The master servicer will be permitted under the pooling and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any affiliated institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.

      Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the pooling and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

      Under the terms of the pooling and servicing agreement, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, collections on the home equity loans may be invested in permitted investments, including obligations of the master servicer of any of its affiliates, as long as such investment does not result in a withdrawl or downgrading of the current ratings of the offered certificates. The master servicer may retain and commingle such amounts with its own funds so long as either (A) the short-term debt obligations of the master servicer are or rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch or (B) the master servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency. In the event the master servicer is entitled to retain and commingle the amounts referred to in the preceding sentence (i) it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the trustee or certificateholders and (ii) it shall be allowed to reduce the total amount of funds it is required to deposit into the Collection Account on the business day prior to each payment date by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on such payment date. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

      The master servicer may in its discretion (1) waive any assumption fees, late payment charge, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) treat a home equity loan as current if the borrower has made one scheduled payment (which in accordance with the master servicer's customary servicing practices, may be less than 100% of the scheduled payment) to cure the delinquency status of the home equity loan.

      The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages if the master servicer determines that the action is not materially adverse to the interests of the holders of the offered certificates or the credit enhancer and is generally consistent with the master servicer's policies with respect to similar loans; and the home equity loan is in default or if default is imminent. In addition, the master servicer may waive, modify or vary any term of any home equity loan to reduce the likelihood of prepayment or of default of the home equity loan, to increase the likelihood of repayment or repayment upon default of the home equity loan, to increase the likelihood of repayment in full of or recoveries under the home equity loan, or to otherwise benefit the holders of the offered certificates. The master servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or for which default is not imminent unless (i) the master servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current ratings of the offered certificates to be withdrawn, suspended or reduced; provided, however, that the master servicer may not defer the scheduled monthly payment on any home equity loan in connection with a Skip-A-Pay Advance unless the master servicer determines, in its good faith judgement, that the Skip-A-Pay Advance will be recoverable from future payments on the home equity loans.

      If during any collection period the master servicer deferred the scheduled monthly payment on any home equity loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the next payment date, the master servicer will deposit into the collection account an amount equal to the Skip-A-Pay Advance for such collection period. On each payment date, the master servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the collection account, before making any payments to holders of the offered certificates, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such payment date; provided, however, that the Skip-A-Pay Reimbursement Amount that the master servicer is entitled to receive on such payment date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the master servicer was required to deposit into the Collection Account on the business day immediately preceding such payment date. "Skip-A-Pay Advance," for any collection period, means the positive result, if any, of the Required Excess Cashflow for the related payment date, minus the Monthly Excess Cashflow for the related payment date. "Skip-A-Pay Reimbursement Amount," as of any payment date, means the positive result, if any, of the Monthly Excess Cashflow for such payment date, minus the Required Excess Cashflow for such payment date. "Monthly Excess Cashflow," as of any payment date, means the excess, if any, of (i) the excess, if any, of (x) Interest Collections (for clarity purposes only, net of any servicing fee) over (y) the Current Interest plus the Interest Carry Forward Amount, if any, of all Class A and Class M Certificates (after taking into account all payments of interest on such payment date) over (ii) the Additional Principal Reduction Amount. "Required Excess Cashflow," as to any payment date, means 2.5%, divided by 12, multiplied by the outstanding principal balance of the home equity loans as of the first day of the related collection period.

      With respect to home equity loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities-Collection and Other Servicing Procedures" and "-Realization Upon Defaulted Home Equity Loans" in the prospectus.

SENIOR LIENS

      The master servicer may permit the placement of a lien senior to a home equity loan or the refinancing of any existing lien senior to a home equity loan, provided that the conditions set forth in the pooling and servicing agreement are satisfied. Although all of the home equity loans are secured as of the statistical cut-off date by first or second liens on mortgaged properties, if the master servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien and a second lien would become a third lien on the mortgaged property.

OPTIONAL SUBSTITUTION

      At any time the master servicer has the right, in its sole discretion, to substitute different home equity loans in the place of any home equity loans included in the home equity loan pool. All substitutions made by the master servicer pursuant to this right shall not exceed 30% of the aggregate principal balance of the home equity loans as of the cut-off-date. In addition, it is a condition to any such substitution that (i) the home equity loans being substituted have principal and interest due that is substantially equivalent to the principal and interest then due on the home equity loans being removed from the trust, and (ii) the master servicer represents and warrants that the substituted home equity loans meet the required eligibility criteria.

VOTING RIGHTS

      Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust. __% of all voting rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, and __% and __% of all voting rights will be allocated among holders of the Fixed Strip Certificates and the Class R Certificates in proportion to the percentage interests evidenced by their respective certificates. So long as there does not exist a failure by the credit enhancer to make a required payment under the policy, a credit enhancer default, the credit enhancer shall have the right to exercise all rights of the holders of the offered certificates under the pooling and servicing agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the credit enhancer except as provided in the pooling and servicing agreement.

TERMINATION

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer will have the option on any payment date on which the aggregate Stated Principal Balance of the home equity loans is less than ____ of the aggregate cut-off date balance to purchase all remaining home equity loans and other assets in the trust, except for the policy, thereby effecting early retirement of the offered certificates.

      Any purchase of home equity loans and other assets of the trust shall be made at a price equal to the sum of:

      - 100% of the unpaid principal balance of each home equity loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted home equity loans as to which title to the mortgaged properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus

      - accrued interest at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and

      - any amounts due to the credit enhancer under the insurance and indemnity agreement.

      Payments on the certificates relating to any optional termination will be paid, first, to the offered certificates, in an amount equal to the Certificate Principal Balance of each class plus one month's interest accrued on those offered certificates at the related payment rate, plus any previously unpaid Accrued Certificate Interest and second, except as described in the pooling and servicing agreement, to the Residual Certificates. Any purchase of home equity loans and termination of the trust requires the consent of the credit enhancer if it would result in a draw on the policy. Any purchase of the certificates, will be made at a price equal to 100% of its Certificate Principal Balance plus the sum of one month's interest accrued on those certificates at the applicable payment rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the certificates or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the offered certificates, Sidley Austin Brown and Wood LLP, special tax counsel to the depositor, will deliver an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as a REMIC under the Internal Revenue Code.

      For federal income tax purposes:

      - each class of offered certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC; and

      - the Class R Certificates will constitute the sole class of "residual certificates" in the REMIC.

      See "Material Federal Income Tax Consequences--REMICS" in the prospectus.

      For federal income tax reporting purposes, the offered certificates, other than the Class A-1 Certificates and Fixed Strip Certificates, will not and the Class A-1 Certificates and Fixed Strip Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the home equity loans will prepay at a rate equal to __% of the prepayment assumption. No representation is made that the home equity loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICS--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" in the prospectus.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, in particular the Fixed Strip Certificates, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

      Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Securities" and "--Premium" in the prospectus.

      The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A), formerly Section 856(c)(5)(A), of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate under the right of the master servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICS--Characterization of Investments in REMIC Securities" in the prospectus.

      HFC will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC provisions, and in connection therewith will be required to hold not less than 0.01% of each of the Class R Certificates.

NEW WITHHOLDING REGULATIONS

      The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

      For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICS" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement, dated ________, the underwriters named below have agreed to purchase and the depositor has agreed to sell the Class A Certificates and Class ___ Certificates. It is expected that delivery of the certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

UNDERWRITER                                 CLASS A                   CLASS                     TOTAL
-----------                                 -------                   -----                     -----
            ........................        $                         $                         $

            ........................        $                         $                         $
TOTAL

      In connection with the offered certificates, the underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of its offered certificates are purchased thereby.

      The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

      The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the offered certificates' denomination set forth below, and that the underwriters may allow and such dealers may re-allow discount not to exceed the percentage of the offered certificates' denomination set forth below.

CLASS OF CERTIFICATE                        SELLING CONCESSION                 RE-ALLOWANCE DISCOUNT
--------------------                        ------------------                 ---------------------
Class A..................................
Class ___................................

      Until the distribution of the offered certificates is completed, the rules of the SEC may limit the ability of the underwriters to bid for and purchase the offered certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. These transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such classes of offered certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered certificates. The underwriters intend to make a secondary market in the offered certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for the depositor by John W. Blenke, Vice President - Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and by ____________ special counsel to the depositor. Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc. Certain legal matters will be passed upon for the underwriters by _________.

                                     RATINGS

      It is a condition to the issuance of the Class A Certificates that they be rated ____ by _______________ and _________________. It is a condition to the issuance of the Fixed Strip Certificates that they be rated "AAAr" by _____________ and "AAA" by ______________.

      The ratings assigned by _____________ to offered certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. ____________'s ratings take into consideration the credit quality of the home equity loan pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream in the home equity loan pool is adequate to make payments required under the offered certificates. ___________'s ratings on the offered certificates do not, however, constitute a statement regarding the likelihood or rate of principal of prepayments or the likelihood of payment of any Supplemental Interest Amounts. The "r" of the "AAAr" rating of the Fixed Strip Certificates by ___________ is attached to highlight derivative, hybrid, and some other obligations that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of these obligations are:

      - securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and

      -     interest only and principal only mortgage securities.

      The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

      The ratings assigned by _____________ to offered certificates address the likelihood of the receipt by certificateholders of all payments to which they are entitled under the transaction structure. __________'s ratings reflect its analysis of the riskiness of the underlying home equity loans and the structure of the transaction described in the operative documents. ___________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying home equity loans. Further, the rating on the Fixed Strip Certificates does not address whether investors therein will recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Fixed Strip Certificates do not address the possibility that the holders of those certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.

      One or more classes of the offered certificates may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the prospectus.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      A fiduciary of any plan subject to ERISA or Section 4975 of the Internal Revenue Code, or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of any plan (as defined under "Employee Benefit Plan Considerations - Plan Asset Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a violation of ERISA's fiduciary standards of care or a nonexempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code. Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of or with plan assets should consult with its counsel with respect to whether the specific and general conditions and the other requirements of an Exemption are met. Here, since the underwriter is __________________________, the specific individual underwriter exemption that is applicable is Prohibited Transaction Exemption _______ (__ Fed. Reg.___, 19__) granted to the underwriter. This Exemption is [substantially similar] to the Exemption described in the prospectus (see "Employee Benefit Plan Considerations - Prohibited Transaction Exemptions" in the prospectus). As a result, references in this Supplement to the Exemption shall specifically include the terms and conditions of the underwriter's individual exemption and the requirements set forth therein. Those requirements include a number of conditions which must be met for the Exemption to apply, including the requirements that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D issued by the Commission under the Securities Act, that the plan invest only in the highest level of certificates and that the plan not be sponsored by a member of the Restricted Group (as defined under "Employee Benefit Plan Considerations - Prohibited Transaction Exemptions" in the prospectus). See "Employee Benefit Plan Considerations" in the prospectus for a more detailed list of the requirements and conditions of the Exemption as well as a more general discussion of other employee benefit plan considerations. In particular, if certificates other than the highest level of certificates are purchased, the plan fiduciary will be required to deliver, at its expense, a favorable opinion of counsel to the trustee and the master servicer to the effect that the purchase and holding of such class of certificate will not result in a nonexempt prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability as a result of the application of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such certificate are exempt under Section I and Section II of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a certificate other than the highest class of certificates will be deemed to represent to the trustee and the master servicer that such person is not a plan, acting on behalf of a plan or investing plan assets subject to ERISA or Section 4975 of the Internal Revenue Code.

      The sale of any of the offered certificates to a plan is in no respect a representation by the depositor, the seller, the trustee, the master servicer, subservicer or the underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan or plan assets, or that such an investment is appropriate for plans generally or any particular plan or plan assets.

                                GLOSSARY OF TERMS

      Accrued Certificate Interest -- With respect to any payment date, an amount equal to:

      - in the case of each class of offered certificates, other than the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that payment date at the per annum rate at which interest accrues on that class, or payment rate; and

      - in the case of the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount thereof for that payment date at the payment rate on that class for that payment date, in each case less interest shortfalls from the home equity loans, if any, allocated thereto for that payment date, including:

            - any Prepayment Interest Shortfall to the extent not covered by Excess Cash Flow;

            -      the interest portions of Realized Losses; and

            - any other interest shortfalls on the home equity loans, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations, all allocated as described below;

provided, however, that in the event that any shortfall described in the immediately preceding three clauses above is allocated to the offered certificates, or the Available Payment Amount on any payment date is less than the Senior Interest Payment Amount for that date, the amount of any shortfall will be drawn under the policy and distributed to the holders of the offered certificates. Notwithstanding the foregoing, if payments are not made as required under the policy, any interest shortfalls may be allocated to the certificates as described above. See "--Certificate Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of offered certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Available Payment Amount -- For any payment date, an amount equal to:

      - the aggregate amount of actual payments on the home equity loans received during the related Collection Period after deduction of the related servicing fees, any subservicing fees and any insurance or other product fees and

      - some unscheduled collections, including borrower prepayments on the home equity loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home equity loans, received during the related collection period.

      Certificate Principal Balance -- For any class of Class A Certificates as of any date of determination, the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

      - all amounts allocable to principal previously distributed with respect to that certificate; and

      - any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, unless these amounts have been paid under the policy.

      The Certificate Principal Balance of the Class R Certificates is equal to $100.

      Class A Principal Payment Amount -- An amount equal to the lesser of:

      1. the excess of (A) the Available Payment Amount over (B) the Senior Interest Payment Amount; and
      2.    the sum of:

            A. the portion allocable to principal of all scheduled monthly payments on the home equity loans received with respect to the related collection period;

            B. the principal portion of all proceeds of the repurchase of any home equity loans, or, in the case of a substitution, some amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related collection period;

            C. the principal portion of all other unscheduled collections received on the home equity loans during the related collection period, or deemed to be received during the related collection period, including, without limitation, full and partial principal prepayments made by the respective borrowers, to the extent not previously distributed;

            D. the amount of any Realized Loss Payment Amount for that payment date; and

            E. the amount of any Overcollateralization Increase Amount for that payment date;

            minus

            F. the amount of any Overcollateralization Reduction Amount for that payment date.

      In no event will the Class A Principal Payment Amount with respect to any payment date be less than zero or greater than the then outstanding Certificate Principal Balances of the Class A Certificates.

      Excess Cash Flow -- For any payment date, the excess of:

      -     the Available Payment Amount for the payment date over

      -     the sum of:

            - the Senior Interest Payment Amount payable to the Class A Certificateholders on that payment date and

            - the sum of the amounts relating to the home equity loans described in clauses (2)(A)-(C) of the definition of Class A Principal Payment Amount.

      Excess Loss Amount -- On any payment date, an amount equal to the sum of:

      - any Realized Losses, other than as described in the next three succeeding clauses below, for the related collection period which, when added to the aggregate of the Realized Losses for all preceding collection periods exceed $________,

      -     any Special Hazard Losses;

      -     any Fraud Losses;

      -     any Bankruptcy Losses; and

      -     Extraordinary Losses.

      Excess Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

      - the Outstanding Overcollateralization Amount on that payment date over

      -     the Overcollateralization Amount Target.

      Interest Accrual Period -- The calendar month preceding the month in which the payment date occurs.

      Lockout Certificate Percentage -- A percentage calculated for each payment date equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates.

      Lockout Payment Percentage -- For any payment date occurring prior to the payment date in _________ , 0%. The Lockout Payment Percentage for any payment date occurring after the first three years following the closing date will be as follows:

      - for any payment date during the fourth year after the closing date, 45%;

      - for any payment date during the fifth year after the closing date, 80%;

      - for any payment date during the sixth year after the closing date, 100%; and

      - for any payment date thereafter, 300% of the Lockout Certificate Percentage.

Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Payment Percentage will be equal to 100%.

      Notional Amount -- With respect to the Fixed Strip Certificates as of any payment date prior to the payment date in _______, the sum of:

      -     the lesser of:

      -     $________ and

      - the aggregate Certificate Principal Balance of the Class A Certificates on that payment date and

      -     the lesser of:

      -     $_________ and

      - the aggregate Certificate Principal Balance of the _____ Certificates on that payment date.

      The Notional Amount of the Fixed Strip Certificates as of any payment date after the payment date in ________ will be equal to $0. References in this prospectus supplement to the Notional Amount are used solely for some calculations and do not represent the right of the Fixed Strip Certificates to receive payments allocable to principal.

      Outstanding Overcollateralization Amount -- With respect to any payment date, the excess, if any, of:

      - the aggregate Stated Principal Balances of the home equity loans immediately following that payment date over

      - the Certificate Principal Balance of the Class A Certificates as of that date, after taking into account the payment to the Class A Certificates of the amounts described in clauses (2)(A)-(D) of the definition of Class A Principal Payment Amount on that payment date.

      Overcollateralization Amount Target -- The required level of the Outstanding Overcollateralization Amount with respect to a payment date.

      Overcollateralization Increase Amount -- Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

         Overcollateralization Reduction Amount -- For any payment date, the lesser of:

      -     the Excess Overcollateralization Amount; and

      - the amount available for payment specified in clauses (2)(A)-(C) of the definition of Class A Principal Payment Amount on that payment date.

      Realized Loss Payment Amount -- For any payment date, to the extent covered by Excess Cash Flow for that payment date, as described in this prospectus supplement under "--Overcollateralization Provisions", (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any home equity loans in the related collection period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Certificates by means of a draw on the policy or were reflected in the reduction of the Outstanding Overcollateralization Amount.

      Senior Interest Payment Amount -- On any payment date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the offered certificates for that payment date.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in some limited circumstances, the globally offered Household Home Equity Loan Trust ________, Closed-End Home Equity Loan Asset Backed Certificates, Series _______: Class A- 1, Class A-2 and Class IO Certificates, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

      Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      SECONDARY MARKET TRADING

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may be substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      - borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

      - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

      - each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

      - the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8 BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change. In addition, Beneficial Owners of Global Securities residing in a country that has a tax treaty with the United Sates can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN.

      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective for three calendar years unless a change in circumstances makes any information on the form incorrect. The term "U.S. Person" means:

      -     a citizen or resident of the United States,

      - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or any political subdivision thereof, or

      - an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.

      The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            HFC REVOLVING CORPORATION

                               $
                               -----------------

     CLOSED-END HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES _________

                              PROSPECTUS SUPPLEMENT

                                  [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______________.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED ______________________, 2002

PROSPECTUS

                          HOME EQUITY LOAN ASSET BACKED
                                   SECURITIES
                              (ISSUABLE IN SERIES)

                          HOUSEHOLD FINANCE CORPORATION
                                 MASTER SERVICER

                            HFC REVOLVING CORPORATION
                                    DEPOSITOR

      The depositor may periodically offer under this prospectus and prospectus supplement notes and certificates in one or more series. Each series of securities will be issued in one or more classes and will be paid only from the assets of a trust formed by the depositor.

THE TRUST ASSETS

      The prospectus supplement will describe the specific assets of the trust and the sellers from whom the assets are acquired. The assets of each trust may include:

      - one or more pools of closed-end or revolving home equity loans secured by first and junior liens on one- to four-family properties;

      - mortgage- and asset -backed securities referred to in this prospectus as the pooled securities;

      -     all monies due under the above assets;

      -     funds or accounts established for the trust;

      -     one or more forms of credit enhancement; and

      - other types of assets, as described in the related prospectus supplement.

      PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE ____.

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              _______________, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about each series of securities in two separate documents:

      - this prospectus, which provides general information, some of which may not apply to a particular series of securities; and

      - the accompanying prospectus supplement for a particular series, which describes the specific terms of that series of securities.

      If the description of securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on that information in the prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this Prospectus. Unless otherwise specified in the related prospectus supplement, you can request information incorporated by reference from HFC Revolving Corporation by calling us at (847) 564-6335 or writing to us at 2700 Sanders Road, Prospect Heights, Illinois 60070, attn: Corporate Secretary. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

      Some capitalized terms used in this prospectus are defined in the attached Glossary.

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
Introduction......................................................................................................      5
Risk Factors......................................................................................................      5
The Trusts........................................................................................................      9
   General........................................................................................................      9
   Assignment of Trust Assets.....................................................................................      9
   The Home Equity Loans..........................................................................................     11
   Pooled Securities..............................................................................................     12
   Home Equity Loan Characteristics...............................................................................     12
   Closed-End Loans...............................................................................................     13
   Revolving Credit Loans.........................................................................................     14
   Allocation of Revolving Credit Loan Balances...................................................................     16
HFC Home Equity Lending Program...................................................................................     16
   General........................................................................................................     16
   General Underwriting Standards.................................................................................     17
   HFC's Underwriting Procedures Relating to Home Equity Loans....................................................     18
   Representations and Warranties Concerning the Home Equity Loans................................................     18
HFC Servicing Procedures..........................................................................................     19
   General........................................................................................................     19
   Payments on Home Equity Loans; Deposits to Collection Account..................................................     20
   Withdrawals from the Collection Account........................................................................     21
   Collection and Other Servicing Procedures......................................................................     22
   Special Servicing and Special Servicing Agreements.............................................................     23
   Realization Upon Defaulted Home Equity Loans...................................................................     24
   Hazard Insurance and Related Claims............................................................................     24
Description of the Securities.....................................................................................     25
   General........................................................................................................     25
   Payments.......................................................................................................     26
   Payments of Interest...........................................................................................     26
   Payments of Principal..........................................................................................     27
   Final Scheduled Payment Date...................................................................................     27
   Special Redemption.............................................................................................     27
   Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust .............................     27
   Weighted Average Life of Securities............................................................................     27
   Form of Securities.............................................................................................     28
   Excess Spread and Excluded Spread..............................................................................     30
   Advances.......................................................................................................     30
   Funding Account................................................................................................     31
   Reports to Securityholders.....................................................................................     31
Description of Credit Enhancement.................................................................................     32
   Financial Guaranty Insurance Policy............................................................................     33
   Letters of Credit..............................................................................................     33
   Special Hazard Insurance Policies..............................................................................     33
   Bankruptcy Bonds...............................................................................................     34
   Subordination..................................................................................................     34
   Overcollateralization..........................................................................................     35
   Cross Support..................................................................................................     35
   Corporate Guarantees...........................................................................................     35
   Reserve Funds..................................................................................................     35
   Swaps and Yield Supplement Agreements..........................................................................     36
   Purchase Obligations...........................................................................................     36
   Maintenance of Credit Enhancement..............................................................................     36
   Reduction or Substitution of Credit Enhancement................................................................     37

                                                                                                                     PAGE
                                                                                                                     ----
The Depositor.....................................................................................................     37
Household Finance Corporation.....................................................................................     37
The Agreements....................................................................................................     39
   Servicing and Administration...................................................................................     39
   Evidence as to Compliance......................................................................................     39
   Certain Matters Regarding the Master Servicer and the Depositor................................................     40
   Master Servicer Termination Events; Rights Upon Master Servicer Termination Event..............................     40
Events of Default; Rights Upon Event of Default...................................................................     41
   Amendment......................................................................................................     42
   Termination; Retirement of Securities..........................................................................     43
The Trustee  .....................................................................................................     44
Yield and Prepayment Considerations...............................................................................     44
Legal Aspects of Home Equity Loans and Related Matters............................................................     49
   General........................................................................................................     49
   Cooperative Loans..............................................................................................     49
   Tax Aspects of Cooperative Ownership...........................................................................     50
   Foreclosure on Home Equity Loans...............................................................................     51
   Foreclosure on Shares of Cooperatives..........................................................................     52
   Rights of Redemption...........................................................................................     53
   Anti-Deficiency Legislation and Other Limitations on Lenders...................................................     53
   Environmental Legislation......................................................................................     54
   Enforceability of Certain Provisions...........................................................................     55
   Applicability of Usury Laws....................................................................................     56
   Alternative Mortgage Instruments...............................................................................     56
   Soldiers' and Sailors' Civil Relief Act of 1940................................................................     57
   Forfeitures in Drug and RICO Proceedings.......................................................................     57
   Junior Mortgages; Rights of Senior Mortgagees..................................................................     58
   Enforceability of Prepayment and Late Payment Fees.............................................................     59
   Equitable Limitations on Remedies..............................................................................     59
   Consumer Protection Laws.......................................................................................     59
   Negative Amortization Loans....................................................................................     60
   Texas Home Equity Loans........................................................................................     60
Material Federal Income Tax Consequences..........................................................................     60
   General........................................................................................................     60
   REMICs.........................................................................................................     61
   FASIT ................................................................................................ ........     76
   Grantor Trust Securities.......................................................................................     79
   Backup Withholding.............................................................................................     83
   Foreign Investors..............................................................................................     83
State Tax Considerations..........................................................................................     84
Employee Benefit Plan Considerations..............................................................................     85
   Plan Assets Regulations........................................................................................     85
   Prohibited Transaction Exemptions..............................................................................     86
   Amendment to Exemption for Funding Accounts and Notional Principal Contracts...................................     88
   Insurance Company General Accounts.............................................................................     89
   Representation from Investing Plans in Certain Instances.......................................................     90
   Exempt Plans...................................................................................................     90
   Tax Exempt Investors...........................................................................................     90
   Consultation with Counsel......................................................................................     91
Legal Investment Matters..........................................................................................     91
Use of Proceeds...................................................................................................     92
Methods of Distribution...........................................................................................     92
Legal Matters.....................................................................................................     93
Financial Information.............................................................................................     93
Additional Information............................................................................................     93

                                                                                                                     PAGE
                                                                                                                     ----
Reports to Securityholders........................................................................................     93
Incorporation of Certain Information by Reference.................................................................     93
Glossary .........................................................................................................     94

                                  INTRODUCTION

      As used in this prospectus, the terms "trust", "trust assets", "series", "pool", "prospectus supplement", "certificates", "notes" and "securities" are considered to apply, unless the context indicates otherwise, to one specific trust, home equity loan pool and series of securities, as appropriate.

                                  RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of the securities.

THE SECURITIES ARE NOT                The securities are not a
SUITABLE INVESTMENTS FOR ALL          suitable investment if you
INVESTORS                             require a regular or
                                      predictable schedule of
                                      payments or payment on any
                                      specific date. The offered
                                      securities are complex
                                      investments that should be
                                      considered only by investors
                                      who, either alone or with
                                      their financial, tax and
                                      legal advisors, have the
                                      expertise to analyze the
                                      prepayment, reinvestment,
                                      default and market risk, the
                                      tax consequences of an
                                      investment and the
                                      interaction of these
                                      factors.

LIMITED LIQUIDITY MAY RESULT          There will be no market for
IN DELAYS IN LIQUIDATIONS OR          the securities of any series
LOWER RETURNS                         prior to its issuance, and
                                      there can be no assurance
                                      that a secondary market will
                                      develop, or if it does
                                      develop, that it will
                                      provide holders with
                                      liquidity of investment or
                                      that any market will
                                      continue for the life of the
                                      securities. One or more
                                      underwriters, as specified
                                      in the prospectus
                                      supplement, may expect to
                                      make a secondary market in
                                      the securities, but they
                                      have no obligation to do so.
                                      Absent a secondary market
                                      for the securities you may
                                      experience a delay if you
                                      choose to sell your
                                      securities and the price you
                                      receive may be less than
                                      that which is offered for a
                                      comparable liquid security.

PAYMENT ON SECURITIES ARE             The securities will be
LIMITED TO THE TRUST ASSETS           payable solely from the
                                      trust assets, including if
                                      applicable any amounts
                                      available due to any credit
                                      enhancement. There will be
                                      no recourse to the depositor
                                      or any other person for any
                                      default on the notes or any
                                      failure to receive
                                      distributions on the
                                      securities. If payments from
                                      the trust assets become
                                      insufficient to make
                                      payments on the securities,
                                      no other assets would be
                                      available for payment of the
                                      deficiency and you could
                                      experience a loss.

                                      In addition, as specified in
                                      the prospectus supplement,
                                      trust assets and any funds
                                      remaining after making all
                                      payments due on the
                                      securities and other
                                      required payments may be
                                      released or remitted to the
                                      depositor, the master
                                      servicer, the provider of
                                      any enhancement or any other
                                      entitled person and will not
                                      be available for making
                                      payments to securityholders.

                                      Please refer to "The Trusts
                                      - Assignment of Trust
                                      Assets."

CREDIT ENHANCEMENT MAY BE INSUFFICIENTAlthough credit enhancement
TO COVER LOSSES                       is intended to reduce the
                                      risk of delinquent payments
                                      or losses to holders of
                                      securities, the amount of
                                      the enhancement, if any,
                                      will be limited as describe
                                      in the prospectus
                                      supplement. The available
                                      enhancement may decline or
                                      be depleted before the
                                      securities are paid in full
                                      and as a result, you may
                                      suffer losses. For example,
                                      credit enhancement may be
                                      insufficient in cases of
                                      greater than anticipated
                                      losses or where the
                                      enhancement provider is
                                      unable to meet its
                                      obligations.

                                      Please refer to "Description
                                      of Credit Enhancement."

TIMING AND RATE OF PREPAYMENTS        The yield to maturity
MAY RESULT IN LOWER YIELD             experienced by a holder of
                                      securities may be affected
                                      by the rate of payment of
                                      principal of the trust
                                      assets. An investor who
                                      purchases a security at a
                                      discount may realize a lower
                                      yield if prepayments are
                                      less than anticipated.
                                      Conversely, an investor who
                                      purchases a security at a
                                      premium may realize a lower
                                      yield if prepayments are
                                      greater than anticipated.
                                      The rate and timing or
                                      principal payments of the
                                      securities of a series will
                                      be affected by a number of
                                      factors, including the
                                      following:

                                      -     the extent of
                                            prepayments on the
                                            trust assets, which
                                            prepayments may be
                                            influenced by a
                                            variety of factors,

                                      -     the manner of
                                            allocating principal
                                            payments among the
                                            classes of securities
                                            as specified in the
                                            prospectus supplement
                                            and

                                      -     the exercise by the
                                            entitled party of any
                                            right of optional
                                            termination.
                                            Prepayments may also
                                            result from
                                            repurchases of these
                                            assets due to material
                                            breaches of the
                                            depositor's or the
                                            master servicer's
                                            warranties.

                                      Since borrowers generally
                                      can prepay their loans at
                                      any time, the rate and
                                      timing or principal payments
                                      on the securities are highly
                                      uncertain. Generally, when
                                      market interest rates
                                      increase, borrowers are less
                                      likely to prepay their
                                      loans. This could result in
                                      a slower return of principal
                                      to you at a time when you
                                      might have been able to
                                      reinvest those funds at a
                                      higher rate of interest than
                                      the rates on your
                                      securities. On the other
                                      hand, when market interest
                                      rates decrease, borrowers
                                      are generally more likely to
                                      prepay their loans. This
                                      could result in a faster
                                      return of principal to you
                                      at a time when you might not
                                      be able to reinvest those
                                      funds at an interest rate as
                                      high as the rate of your
                                      securities.

                                      Please refer to "Description
                                      of the Securities - Weighted
                                      Average Life of Securities."

                                      Interest payable on the
                                      securities on a distribution
                                      date will include all
                                      interest accrued during the
                                      period specified in the
                                      prospectus supplement. In
                                      the event interest accrues
                                      during the calendar month
                                      prior to a distribution
                                      date, the effective yield to
                                      holders will be reduced from
                                      the yield that would
                                      otherwise be obtainable if
                                      interest payable on the
                                      security were to accrue
                                      through the day immediately
                                      preceding each distribution
                                      date, and the effective
                                      yield at par to holders will
                                      be less than the indicated
                                      coupon rate.

                                      Please refer to "Description
                                      of the Securities - Payments
                                      of Interest."

JUNIOR LIENS MAY RESULT IN            With respect to home equity
LOSSES IN FORECLOSURE                 loans in the trust fund that
PROCEEDINGS                           are secured by junior liens,
                                      the proceeds from related
                                      liquidation, insurance or
                                      condemnation proceedings
                                      will be available to satisfy
                                      the outstanding balance of
                                      the junior mortgage only to
                                      the extent that the claims
                                      of senior mortgagees have
                                      been satisfied in full,
                                      including any related
                                      foreclosure costs and any
                                      prior statutory liens. If
                                      the remaining proceeds are
                                      insufficient to pay the
                                      balance of the junior
                                      mortgage and enhancement is
                                      not available to cover the
                                      losses, then:

                                      -     there will be a delay
                                            in distributions to
                                            you while a deficiency
                                            judgment against the
                                            borrower is sought;
                                            and

                                      -     you may incur a loss
                                            if a deficiency
                                            judgment cannot be
                                            obtained.

                                      A junior mortgagee may not
                                      foreclose on the property
                                      securing a junior mortgage
                                      unless it forecloses subject
                                      to the senior mortgages, in
                                      which case it must either
                                      pay the entire amount due on
                                      the senior mortgages to the
                                      senior mortgagees at or
                                      prior to the foreclosure
                                      sale or make payments on the
                                      senior mortgages in the
                                      event the mortgagor is in
                                      default.

                                      Please refer to "Legal
                                      Aspects of the Loans -
                                      Junior Mortgages; Rights of
                                      Senior Mortgages" in this
                                      prospectus.

DECREASE IN VALUE OF                  There are several factors
MORTGAGES PROPERTY WOULD              that could adversely affect
DISPROPORTIONATELY AFFECT             the value of properties so
JUNIOR LIENHOLDERS                    that the outstanding balance
                                      of the related home equity
                                      loans, together with any
                                      senior financing on the
                                      properties, would equal or
                                      exceed the value of the
                                      properties. Among the
                                      factors that could adversely
                                      affect the value of the
                                      properties are an overall
                                      decline in the residential
                                      real estate market in the
                                      areas in which the
                                      properties are located or a
                                      decline in the general
                                      condition of the properties
                                      as a result of failure of
                                      borrowers to adequately
                                      maintain the properties or
                                      of natural disasters or
                                      other events that are not
                                      necessarily covered by
                                      insurance, including
                                      earthquakes, floods and
                                      civil disturbances, such as
                                      riots. That type of decline
                                      could extinguish the value
                                      of a junior interest in
                                      property before having any
                                      effect on the related senior
                                      interest. If a decline in
                                      value occurs, the rates of
                                      delinquencies, foreclosure
                                      and losses on the affected
                                      mortgage loans may increase,
                                      resulting in losses in the
                                      securities.

COSTS FOR CLEANING                    Under state and federal
ENVIRONMENTALLY CONTAMINATED          laws, an environmentally
PROPERTY MAY RESULT IN                contaminated property may
LOSSES                                give rise to a lien on the
                                      property to assure the costs
                                      of cleanup. These laws may
                                      also inpute liability for
                                      cleanup costs to the lender
                                      under certain circumstances,
                                      even if the environmental
                                      damage was caused by a prior
                                      owner. Any lien or costs
                                      attached to a contaminated
                                      property could result in a
                                      loss to securityholders.

                                      Please refer to "Legal
                                      Aspects of the Loans -
                                      Environmental Legislation"
                                      in thisprospectus for more
                                      detail.

STATE AND FEDERAL LAWS MAY            Federal and state laws
LIMIT ABILITY TO COLLECT ON           regulate interest rates and
LOANS                                 other charges and require
                                      disclosures. In addition,
                                      other laws, public policy
                                      and general principles of
                                      equity relating to the
                                      protection of consumers,
                                      unfair and deceptive
                                      practices and debt
                                      collection practices may
                                      apply to the origination,
                                      servicing and collection of
                                      the loans. Depending on the
                                      provisions of the applicable
                                      law and the specific facts
                                      involved, violations may
                                      limit collections on the
                                      loans. In some cases, the
                                      borrower may be entitled to
                                      a refund of amounts
                                      previously paid and
                                      rescission of the loan and
                                      could subject the trust to
                                      damages and administrative
                                      enforcement.

                                      Please refer to "Legal
                                      Aspects of the Loans" in
                                      this prospectus for more
                                      detail

RATING OF THE SECURITIES              It will be a condition to
DOES NOT ASSURE PAYMENT               the issuance of the offered
                                      securities that they be
                                      rated in one of the four
                                      highest rating categories by
                                      each rating agency
                                      identified in the prospectus
                                      supplement. The ratings of
                                      the securities will be based
                                      on, among other things, the
                                      adequacy of the value of the
                                      trust assets and any
                                      enhancement. The rating
                                      should not be deemed a
                                      recommendation to purchase,
                                      hold or sell the securities,
                                      particularly since the
                                      ratings do not address
                                      market price or suitability
                                      for an investor. There is no
                                      assurance that the ratings
                                      will remain in effect over
                                      the life of the securities,
                                      and they may be lowered or
                                      withdrawn.

LIQUIDATION VALUE OF TRUST            There is no assurance that
ASSETS MAY BE INSUFFICIENT            the market value of the
TO SATISFY ALL CLAIMS                 trust assets at any time
AGAINST TRUST                         will equal the principal
                                      amount of the securities. In
                                      addition, under any
                                      situation in which the trust
                                      assets are required to be
                                      sold, the proceeds will be
                                      used to cover administrative
                                      costs before being used to
                                      make payments on
                                      thesecurities. The net
                                      proceeds may be insufficient
                                      to pay the principal and
                                      interest on the securities.

DISTRIBUTIONS AND RIGHTS OF           If the depositor were to
INVESTORS MAY BE ADVERSELY            become insolvent, a receiver
AFFECTED BY INSOLVENCY OF             or conservator for, or a
THE DEPOSITOR                         creditor of, the depositor
                                      may attempt to reclaim the
                                      loans. Even if such an
                                      attempt were unsuccessful,
                                      it could result in delays in
                                      distributions to you.

                                   THE TRUSTS

GENERAL

      The trust relating to each series will issue either certificates or notes, or a combination of certificates and notes. Certificates will represent undivided interests in the assets of the trust. Notes will be secured by the pledge of the assets of the trust. In either case, the securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of assets of any other trust established by the depositor. Prior to the initial offering of a series of securities, a trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding of the related trust assets and the related proceeds thereof, issuing securities and making payments and payments on the securities and related activities. The trust assets for each series will consist of some or all of the following:

      - the home equity loans, and the related mortgage documents, or interests in them, exclusive of, if specified in the prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates in each home equity loan;

      - mortgage- and asset-backed securities, which are referred to in this prospectus as the pooled securities;

      - payments and collections derived from the home equity loans or pooled securities due after the related cut-off date, as from time to time are required to be deposited in the collection account;

      - property acquired by foreclosure of the home equity loans or deeds in lieu of foreclosure;

      - the benefits under insurance policies covering the home equity loans and/or the mortgaged properties;

      - any combination, if applicable, of a financial guaranty insurance policy, special hazard insurance policy, letter of credit, bankruptcy bond, reserve fund, interest rate exchange and yield supplement agreement, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement;"

      - one share of preferred stock of the depositor having limited voting rights;

      - other types of assets, as described in the related prospectus supplement; and

      -     proceeds from any of the above.

      The prospectus supplement will describe the material terms and conditions of certificates of interest or participations in home equity loans to the extent they are included in the trust.

      Household Finance Corporation, the master servicer, will service the trust assets, either directly or through the sellers, pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement between the depositor, the owner trustee, an indenture trustee and the master servicer with respect to a series consisting of notes, and will receive a fee for such services. A copy of the agreement with respect to each series of securities will be filed in a report on Form 8-K with the Securities and Exchange Commission within fifteen days of the initial issuance of each series of securities. See "HFC Home Equity Lending Program". With respect to home equity loans serviced by the master servicer through a seller, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing such home equity loans.

ASSIGNMENT OF TRUST ASSETS

      The home equity loans will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "sellers"), and conveyed without recourse by the depositor to the related trust. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria below under "HFC Home Equity Lending Program" or as otherwise described in the prospectus supplement. Pooled securities acquired by the depositor will have been acquired in secondary market purchases from unaffiliated parties. The pooled securities will previously have been: (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale nor as affiliate of the depositor at any time during the three preceding months; provided, a period of two years (or such other time period provided in Rule 144(k)) of the Securities Act has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

      At the time of issuance of a series of securities, the depositor will cause the home equity loans, or Trust Balances thereof, if applicable, or pooled securities and any other assets being included in the trust, to be assigned without recourse to the trustee or its nominee, which may be a custodian. Principal and interest received after the cut-off date on or with respect to the home equity loans (or Trust Balances thereof, if applicable) and pooled securities will be assigned to the trust. However, principal and interest due on or before the cut-off date, any Excluded Balance, Excluded Spread and additional fees and charges, will not be assigned to the trust. The trustee will, concurrently with the assignment, deliver a series of securities to the depositor in exchange for the trust assets. Each home equity loan, Trust Balance, or pooled security will be identified in a schedule appearing as an exhibit to the Agreement. The schedule will include, among other things, information as to the principal balance of each home equity loan as of the cut-off date, as well as information with respect to the interest rate, the maturity of the mortgage note and the combined LTV ratio at origination or modification.

      If specified in the prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for some of all the home equity loans in the trust may be registered electronically through Mortgage Electronic Registration Systems, Inc., or the MERSR System. With respect to home equity loans registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those home equity loans.

      The loan documents relating to the home equity loan may include:

      - the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

      - the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

      - an assignment of the mortgage in recordable form, or evidence that the mortgage is held for the trustee through the MERS System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

      - if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related Agreement.

      As provided in the prospectus supplement, subservicers affiliated with HFC will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record an assignment of the mortgage to the trusteez. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer, unless returned to the borrower in connection with the payment of the home equity loan or when possession of these documents is no longer required by the master servicer.

      In the event that HFC does not satisfy the standards set forth in the prospectus supplement or any of the subservicers ceases to be an HFC affiliate, the subservicer will record assignments of the mortgages for each related home equity loan in favor of the trustee and deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each Agreement, the trustee will be appointed attorney-in-fact for the subservicers with power to prepare, execute and record assignments of the mortgages in the event that the subservicers fail to do so on a timely basis. In lieu of delivery of original documentation, the subservicers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans.

      In the event assignments will be recorded and documents delivered to the trustee, the assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Except as provided above, assignments of the home equity loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the home equity loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the home equity loan, or except as otherwise specified in the prospectus supplement. In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording concurrently with the execution and delivery of the Agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office or from the related subservicer.

THE HOME EQUITY LOANS

      The home equity loans will either be:

      - loans where the principal amount is advanced in full at origination, known as closed-end loans; or

      - home equity revolving lines of credit, known as revolving credit loans.

      As specified in the prospectus supplement, each trust will consist primarily of home equity loans secured by first or junior liens on:

      -     attached or detached single-family dwelling units;

      -     two- to four-family dwelling units;

      -     individual condominiums;

      -     cooperatives apartments;

      -     townhouses and duplexes;

      -     row houses;

      - individual units in planned-unit developments and modular pre-cut/panelized housing, known as modular housing;

      - manufactured homes which are permanently affixed to the real property on which they are located; and

      - the fee, leasehold or other interests in the underlying real property.

      The mortgaged properties will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation and second homes. As specified in the prospectus supplement, a home equity loan pool may contain Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, "home equity loans" includes Cooperative Loans, "mortgaged properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "mortgage notes" includes Cooperative Notes and "mortgages" includes a security agreement with respect to a Cooperative Note. In connection with a series of securities backed by revolving credit loans, if the prospectus supplement indicates that the home equity loan pool consists of certain balances of the revolving credit loans, then the term "home equity loans" in this prospectus refers only to those balances.

      Mortgaged properties consisting of modular housing--also known as pre-assembled, pre-fabricated, sectional or pre-built homes--are factory built and constructed in two or more three-dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

      Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.

POOLED SECURITIES

      Trust assets may include mortgage- or asset-backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mae, Fannie Mac the Federal Housing Administration and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

HOME EQUITY LOAN CHARACTERISTICS

      Each home equity loan will be selected by the depositor for inclusion in a home equity loan pool from among those transferred by the sellers to the depositor, and then by the depositor to the trust. Home equity loans not originated by an affiliate of the depositor will be acquired directly by the depositor or by its affiliates from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other home equity loan originators, all as described below under "HFC Home Equity Lending Program." If a home equity loan pool is composed of home equity loans acquired by the depositor directly from unaffiliated sellers, the prospectus supplement will specify the extent of home equity loans so acquired. The specific characteristics of the home equity loans are described in the prospectus supplement. The characteristics of the home equity loans included in the final pool will not deviate from the characteristics described in the prospectus supplement by more than five percent (5%) by aggregate principal balance as of the cut-off date.

      Any seller or HFC may retain or acquire any Excluded Balances with respect to any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any home equity loan included in any home equity loan pool.

      A home equity loan pool may include home equity loans that have been modified. Any given modification may include conversion from an adjustable to a fixed interest rate or other changes in the related mortgage note. If a home equity loan is a modified home equity loan, references to origination shall be deemed to be references to the date of modification.

      The composition and characteristics of a home equity loan pool containing revolving credit loans may change from time to time as a result of any Draws made under the related credit line agreements after the related cut-off date that are included in the home equity loan pool.

      As to each home equity loan, the combined LTV ratio generally will be the ratio, expressed as a percentage, of:

      - the sum of (1) the original financed principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the home equity loan, divided by

      - the appraised value of the related mortgaged property or a Statistical Valuation.

      The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

      The depositor will assign the home equity loans and any pooled securities to the trustee for the benefit of the holders of the securities of a series. The depositor's assignment of the home equity loans will be without recourse. See "The Trusts--Assignment of Trust Assets." The master servicer's obligations with respect to the home equity loans will consist principally of its contractual servicing obligations under the related series servicing agreement. These include its purchase obligations as described in this prospectus under "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans," and "HFC Servicing Procedures" and "The Trusts--Assignment of Trust Assets," and its option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the home equity loans in amounts described in this prospectus under "Description of the Securities--Advances," or under the terms of any pooled securities, as specified in the prospectus supplement. The option of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the home equity loans or any other amounts that would otherwise be payable to securityholders. See "Description of the Securities--Advances."

      The proceeds of the home equity loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

      A mortgaged property securing a home equity loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. The depositor will not require that the home equity loans be covered by a primary mortgage guaranty insurance policy insuring against default on the home equity loan.

CLOSED-END LOANS

      Unless specified below or in the prospectus supplement, all of the closed-end loans will be of one or more of the following types of home equity loans:

      -     fixed-rate, fully-amortizing loans;

      - fully-amortizing ARM loans, which may include ARM loans that are convertible to a fixed rate;

      -     Balloon Loans;

      -     Cooperative Loans or modified home equity loans; or

      - similar home equity loans with other payment characteristics as described in the related prospectus supplement.

      Fixed-rate, fully-amortizing closed-end loans will generally provide for level monthly payments of principal and interest and terms to maturity of 5, 10, 12, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement.

      Fully-amortizing ARM loans will generally have an original or modified term to maturity of not more than 30 years with an interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the home equity loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the home equity loan pool. The prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. A pool may contain home equity loans subject to any of the following indices:

      - the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

      - the weekly auction average investment yield of U.S. Treasury bills of six months;

      -     the daily Prime Rate as published in The Wall Street Journal;

      - the cost of funds of member institutions for a specified Federal Home Loan Bank;

      - the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement; or

      - the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      An ARM loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate, and as a result of the introductory rate, interest payments on the securities may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin. An ARM loan may allow the borrower to convert the adjustable rates on the home equity loans to a fixed rate at some point during the life of such home equity loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the prospectus supplement, upon any conversion, the depositor or HFC will purchase the converted home equity loan as described in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, HFC or another party specified therein may agree to act as remarketing agent with respect to the converted home equity loans and, in its capacity, use its best efforts to arrange for the sale of converted home equity loans under specified conditions. Upon the failure of any party so obligated to purchase any converted home equity loan, the inability of any remarketing agent to arrange for the sale of the converted home equity loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted home equity loan for its own account, the home equity loan pool will thereafter include both fixed rate and adjustable rate home equity loans. If specified in the prospectus supplement, the inclusion of a converted home equity loan in a home equity loan pool may adversely affect the securityholders by restricting adjustment of the related payment rates to the extent intended by the adjustable payment rate.

         As specified in the prospectus supplement, a portion of the closed-end loans underlying a series of securities may be Simple Interest Home Equity Loans. Other closed-end loans may be Actuarial Home Equity Loans or precomputed loans, both of which provide for fixed monthly payments of principal and interest, which are determined at origination of the home equity loan.

      A Simple Interest Home Equity Loan amortizes the amount financed under the home equity loan over a specified number of equal monthly payments, except, in the case of a Balloon Loan, the loan may amortize through equal monthly payments until the final lump-sum payment is due. However, unlike Actuarial and precomputed loans, each monthly payment for a Simple Interest Home Equity Loan consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the home equity loan multiplied by the applicable monthly interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the home equity loan. Generally, as payments are received under a Simple Interest Home Equity Loan, the amount received is applied first to interest accrued to the date of payment and then to pay any unpaid late charges, and if permitted by law, to other fees and expenses, if any, and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date or does not make a monthly payment pursuant to an agreement with the master servicer to defer a scheduled monthly payment for one month, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made prior to its scheduled due date, the principal balance of the home equity loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. Any remaining unpaid principal is payable on the final maturity of the home equity loan.

REVOLVING CREDIT LOANS

      The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. Interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a due date. Each revolving credit loan will have an interest rate that is either fixed or subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly. The interest rate on each revolving credit loan will equal the sum of the index on the day specified in the mortgage note, and the gross margin specified in the related mortgage note, which may vary under circumstances. The interest rate on each revolving credit loan will be subject to a maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. The index for the home equity loans in a home equity loan pool will be specified in the prospectus supplement and may include one or more of the indices described above under "--Closed-End Loans."

      Unless specified in the prospectus supplement, each revolving credit loan will have a term to maturity of not more than 30 years. The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may require a substantial principal payment. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the prospectus supplement, with respect to each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. The maximum amount of any Draw with respect to any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Unless specified in the prospectus supplement, Draws made after the related cut-off date will be included in the home equity loan pool. The borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the greatest of:

      -     1% of the outstanding principal balance of the home equity loan;

      -     the accrued interest; or

      -     $100.

      Unless specified in the prospectus supplement, with respect to each revolving credit loan:

      - the finance charge for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the home equity loan for the billing cycle at the related interest rate;

      - the account balance on any day generally will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of such day, plus any Additional Charges, that are due on the home equity loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day; and

      - the "principal balance" on any day usually will be the related account balance minus the sum of any unpaid finance charges and Additional Charges that are due on the revolving credit loan.

      Payments made by or on behalf of the borrower for each home equity loan generally will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid late charges, and if permitted by low, additional fees and expenses, if any, and third, to any principal outstanding.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of the outstanding principal balance of each Draw or portion thereof that is not included in the home equity loan pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the home equity loan pool.

      Each revolving credit loan may be prepaid in full or in part at any time, and during the Draw Period the borrower will have the right to make a Draw in an amount up to the available credit limit on the home equity loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

      As to each revolving credit loan, the borrower's rights to make Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including a material adverse change in the borrower's financial circumstance or a non-payment default by the borrower. However, as to each revolving credit loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. In the event of default under a revolving credit loan, at the discretion of the master servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes:

      -     the borrower's failure to make any payment as required;

      - any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

      - fraud or material misrepresentation by a borrower in connection with the loan.

ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

      With respect to any series of securities backed by revolving credit loans, the trust may include either:

      - the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

      -     the Trust Balance of each revolving credit loan.

      The prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated between the Trust Balance and any Excluded Balance. Typically, the provisions:

      - may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

            -     on a pro rata basis;

            - first to the Trust Balance until reduced to zero, then to the Excluded Balance;

            - first to the Excluded Balance, then to the Trust Balance until reduced to zero;

            -     in accordance with other specified priorities; and

      - will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance either:

            -     on a pro rata basis;

            - first to the Trust Balance until reduced to zero, then to the Excluded Balance; or

            - first to the Excluded Balance, then to the Trust Balance until reduced to zero; or

            -     in accordance with other specified priorities.

      Even where a trust initially includes the entire principal balance of the revolving credit loans, the series servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made thereafter. The prospectus supplement will describe these provisions as well as the allocation provisions that would be applicable.

                         HFC HOME EQUITY LENDING PROGRAM

GENERAL

      HFC and its subsidiaries have originated closed-end fixed and adjustable rate home equity loans since 1972 and have offered home equity revolving credit loans since 1977.

      The home equity loans will have been purchased by the depositor, either directly or indirectly, from the sellers. The home equity loans will typically have been originated by subsidiaries of HFC, in accordance with HFC's underwriting standards or alternative underwriting criteria as described below under "General Underwriting Standards" or as described in the prospectus supplement.

GENERAL UNDERWRITING STANDARDS

      HFC's underwriting standards are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The home equity loans may be underwritten by HFC, an affiliate of HFC or a designated third party. In some circumstances, however, the home equity loans may be underwritten only by the seller with little or no review performed by HFC. HFC or a designated third party may perform only sample quality assurance reviews to determine whether the home equity loans in any home equity loan pool were underwritten in accordance with applicable standards.

      HFC's underwriting standards, as well as any other underwriting standards that may be applicable to any home equity loans, include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home equity loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home equity loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

      The depositor may also purchase home equity loans which do not conform to HFC's underwriting standards. A portion of the home equity loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements or master commitments relating to ongoing purchases of home equity loans by HFC from sellers who will represent that the home equity loans have been originated in accordance with underwriting standards agreed to by HFC. HFC, on behalf of the depositor or a designated third party, will normally review only a limited portion of the home equity loans in any delivery of home equity loans from the related seller for conformity with the applicable underwriting standards. A portion of the home equity loans may be purchased from sellers who will represent that the home equity loans were originated under underwriting standards acceptable to HFC.

      The level of review, if any, by HFC or the depositor, of any home equity loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

      -     factors relating to the experience and status of the seller; and

      - factors relating to the specific home equity loan, including the original principal balance or credit limit, as applicable, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related borrower used in connection with the origination of the home equity loan, as determined based on a credit scoring model acceptable to the depositor.

      Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the home equity loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use and documentation level, may depend on the borrower's Credit Score.

      The underwriting standards utilized in negotiated transactions and master commitments and the underwriting standards applicable to home equity loans underlying mortgage securities may vary substantially from HFC's underwriting standards. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the home equity loans included in any home equity loan pool, the prospectus supplement usually will not distinguish among the various underwriting standards applicable to the home equity loans nor describe any compliance review of underwriting standards performed by the depositor or HFC. Moreover, there can be no assurance that every home equity loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of home equity loans underwritten under varying standards will be equivalent under all circumstances.

      The depositor may also purchase home equity loans from its affiliates in accordance with HFC's underwriting standards or as otherwise agreed to by the depositor. However, in some limited circumstances, the home equity loans may be employee or preferred customer loans with respect to which, in accordance with the affiliate's home equity loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to home equity loans made under any employee loan program maintained by HFC or its affiliates, in limited circumstances, preferential interest rates may be allowed. Neither the depositor, nor HFC, will review any affiliate's home equity loans for conformity with HFC's underwriting standards.

HFC'S UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

      The following is a brief description of HFC's underwriting procedures for full documentation loan programs. All home equity loan applications received by HFC, its subsidiaries, or through a sourcing program with a non-affiliate, are subjected to a direct credit investigation by the related seller. This investigation generally includes:

      -     obtaining and reviewing an independent credit bureau report;

      - verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information, provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

      - verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

      - obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

      - obtaining an appraisal (which, in limited circumstances where sufficient reliable data is available and has been validated, may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

      After this investigation is conducted, a decision is made to accept or reject the loan application. With respect to revolving credit loans, a credit limit is assigned based on the borrower's ability to pay and an acceptable combined LTV ratio. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived based on compensating factors as deemed appropriate by HFC. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, including payments on the home equity loan computed, in the case of a revolving credit loan, based on the credit limit applied for at the then-current loan rate, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus any acceptable secondary income. The determination of an acceptable combined LTV ratio is based solely upon the amount financed for a closed-end loan or the credit limit for a revolving credit loan and does not include certain fees which may be added to the principal balance of the loan. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions; however, the combined LTV ratio, excluding any financed points, insurance premiums and fees, generally may not exceed 100%.

      HFC and its subsidiaries will not make mortgages behind a negatively amortizing senior mortgage, except when the senior mortgage is subject to a maximum permitted indebtedness or the original principal balance or credit limit, as applicable, is $25,000 or less. Generally, title insurance is obtained for all home equity loans that constitute a first mortgage or have an original principal balance or credit limit, as applicable, over $50,000.

REPRESENTATIONS AND WARRANTIES CONCERNING THE HOME EQUITY LOANS

      The depositor will make a number of representations and warranties to the trustee regarding the home equity loans. The assignment of the home equity loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. The material representations and warranties state that the schedule of home equity loans is correct, all material loan documentation exists and is available for inspection, not more than a specified amount of loans are delinquent, and that the home equity loans were originated in accordance with applicable law.

      If a breach of any representation or warranty occurs in respect of a home equity loan that materially and adversely affects the interests of the securityholders in the home equity loan, the depositor may be obligated to purchase, or cause to be purchased, the unqualified home equity loan from the trust.

      To a limited extent, the depositor may substitute a qualifying replacement home equity loan for an unqualified home equity loan rather than repurchase it.

      The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the home equity loan. This purchase or substitution obligation will not, however, become an obligation of the master servicer in the event the depositor fails to honor the obligation. The foregoing will constitute the sole remedy available to securityholders and the trustee for a breach of representation.

                            HFC SERVICING PROCEDURES

GENERAL

      HFC, as master servicer, will be responsible for servicing the home equity loans as agent for the trust. Certain affiliates of the master servicer may perform the servicing activities of the master servicer in accordance with the master servicer's policies and procedures for servicing home equity loans. Ultimately, however, HFC will remain responsible for the servicing of the home equity loans, irrespective of any arrangements with affiliates.

      With respect to home equity loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period. Similarly, HFC may treat a home equity loan as current, if the borrower has made the equivalent of 95% of two standard payments in two consecutive months and has demonstrated an ability to pay in the future. All delinquent amounts, however, will remain due and owing by the borrower. Home equity loans of borrowers in bankruptcy proceedings will be restructured in accordance with law and with a view to maximize recovery of the remaining home equity loan balance including any deficiencies. HFC's policy with respect to charged-off amounts is to generally recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings. The charge-off period for the remaining balance may be extended for up to twenty-four months if HFC determines the remaining loan balance is collectible from the sale of the property.

      Amounts of the loan balance which HFC may charge off will generally be computed by comparing the estimated fair market value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the "Senior Indebtedness Expenses"). Property value may be determined by:

      -     a drive-by appraisal;

      -     a full interior/exterior appraisal;

      -     an opinion rendered by a local real estate broker chosen by HFC; or

      -     HFC's internal appraisal.

      To the extent the property value, less the Senior Indebtedness Expenses (the "Net Property Value") is less than the amount of the loan balance, HFC may, but is not required to write-down the loan balance to the Net Property Value. Further charge-offs may be taken from time-to-time based upon HFC's current estimate of Net Property Value. Once the mortgaged property has been liquidated, any final charge-off or recovery of a previous charge-off is recognized.

PAYMENTS ON HOME EQUITY LOANS; DEPOSITS TO COLLECTION ACCOUNT

      The master servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date and any other amounts retained by the seller, as specifically contained in the related Agreement, which generally will include the following:

      - payments on account of principal of the home equity loans or on the pooled securities comprising trust assets;

      - payments on account of interest on the home equity loans or on the pooled securities comprising trust assets, net of the portion of each payment retained by the master servicer, if any, as its servicing or other compensation;

      - Liquidation Proceeds, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

      - proceeds of any home equity loan in the trust purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the master servicer, the depositor, any subservicer or seller or any other person under the terms of the Agreement. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans," and "Description of the Securities--Assignment of Trust Assets" above; and

      - any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.

      Notwithstanding the foregoing, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, HFC may retain and commingle such amounts with its own funds so long as
(1) no event of default under the Agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HFC are acceptable to the rating agencies, as specified in the prospectus supplement or
(B) HFC arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HFC is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or securityholders. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

      The Collection Account must be an account maintained with a depository institution satisfactory to the rating agencies rating the securities.

      Unless otherwise set forth in the prospectus supplement, not later than the business day preceding each payment date, the master servicer will deposit into the Collection Account, in immediately available funds, the amount to be distributed to securityholders on the payment date. The master servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

      - the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under "--Advances";

      - any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under "Description of Credit Enhancement" below;

      - any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the master servicer to cover hazard losses on the home equity loans as described under "--Hazard Insurance and Related Claims" below; and

      -     any other amounts as described in the related Agreement.

      The portion of any payment received by the master servicer in respect of a home equity loan that is allocable to Excluded Spread will not be deposited in the Collection Account for the related series of securities and will be distributed as provided in the related Agreement.

      Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next payment date. Unless otherwise specified in the prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the master servicer out of its own funds upon realization of the loss.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

      The master servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related Agreement, which will include the following:

      - to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the home equity loan with respect to which those Advances or Servicing Advances were made;

      - to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each home equity loan;

      - to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the Agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

      - to pay to itself, a subservicer, HFC, the depositor or the seller all amounts received with respect to each home equity loan purchased, repurchased or removed under the terms of the Agreement and not required to be distributed as of the date on which the related purchase price is determined;

      - to pay the depositor or its assignee, or any other party named in the related prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each home equity loan, including any home equity loan as to which title to the underlying mortgaged property was acquired;

      - to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the Agreement as described in the prospectus supplement;

      - to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the Agreement;

      - to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account;

      - to pay to itself or any subservicer for the purchase of any Draws made on the revolving credit loans, if applicable;

      - to make deposits to the Funding Account in the amounts and in the manner provided in the Agreement, if applicable; and

      - to clear the Collection Account of amounts relating to the corresponding home equity loans in connection with the termination of the trust under the Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. The master servicer will have an unlimited ability to obtain increases provided that the following conditions are met:

      -     a new appraisal is obtained;

      - the new combined LTV ratio is less than or equal to the original combined LTV ratio;

      -     verification of employment, which may be verbal, is obtained; and

      - the payment history of the related borrower is within HFC's underwriting parameters.

      If the conditions in the preceding sentence are not met, the master servicer will permit increases only upon satisfaction of conditions described in the prospectus supplement.

      The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the home equity loans and will, consistent with the Agreement and any insurance policy or other credit enhancement, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home equity loans comparable to the home equity loans in the home equity loan pool. Consistent with the foregoing, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a home equity loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the home equity loan or any coverage provided by any alternative credit enhancement will not be adversely affected by any waiver or extension. With respect to any series of securities as to which the trust includes pooled securities, the master servicer's servicing and administration obligations will be governed by the terms of those pooled securities.

      The master servicer, in its discretion, may, or may allow a subservicer to extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a home equity loan will affect the interest payment rate or rates used in calculating payments to securityholders. See "--Payments."

      In instances in which a home equity loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the home equity loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the home equity loan. Any modified home equity loan may remain in the trust, and the reduction in collections resulting from a modification may result in reduced payments of interest or other amounts on, or may extend the final maturity of, one or more classes of the securities.

      In connection with any significant partial prepayment of a home equity loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the home equity loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original interest rate. Re-amortization of a home equity loan shall not be permitted if it would constitute a modification of the home equity loan for federal income tax purposes and such loan is an asset of a trust for which a REMIC election has been made.

      In any case in which property subject to a home equity loan, other than an ARM loan described below, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home equity loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a home equity loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the home equity loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the prospectus supplement. See "Legal Aspects of Home Equity Loans and Related Matters--Enforceability of Certain Provisions" in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home equity loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home equity loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

      The Agreement for a series of securities may name a special servicer, which will be responsible for the servicing of certain delinquent home equity loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

      In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, with respect to certain delinquent home equity loans:

      - instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for payment to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

      - instruct the master servicer to purchase the home equity loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the home equity loans to the holder, in which case any subsequent loss with respect to the home equity loans will not be allocated to the securityholders;

      - become, or designate a third party to become, a subservicer with respect to the home equity loans so long as the master servicer has the right to transfer the subservicer rights and obligations of the home equity loans to another subservicer at any time, or the holder or its servicing designee is required to service the home equity loans according to the master servicer's servicing guidelines; or

      - the prospectus supplement may provide for the other types of special servicing arrangements.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

      With respect to a home equity loan in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property, write off the balance of the home equity loan or the Trust Balance as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or a modification as described above. In connection with this decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a home equity loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that home equity loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the home equity loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of securityholders and held by the subservicer, if an affiliate of HFC.

      For purposes of calculations of amounts distributable to securityholders in respect of an REO Home Equity Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect, and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Home Equity Loan is considered to remain in the trust. If a REMIC election has been made with respect to the trust, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the Agreement, any income, net of expenses and other than gains described below received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the Agreement, for making payments to securityholders.

         With respect to a home equity loan in default, the master servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Legal Aspects of Home Equity Loans and Related Matters--Foreclosure on Home Equity Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. Upon final liquidation, the home equity loan will be removed from the related trust. The master servicer may elect to treat a defaulted home equity loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to that home equity loan thereafter incurred will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the home equity loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home equity loan. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

      Upon the final liquidation thereof, or upon the election to treat a loan as finally liquidated, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain is realized which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless otherwise specified in the prospectus supplement. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the home equity loans, see "Description of Credit Enhancement" and "--Hazard Insurance and Related Claims."

      The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the master servicer in connection with its activities under the Agreement. The master servicer may be subject to restrictions under the Agreement with respect to the refinancing of a lien senior to a home equity loan on the related mortgaged property.

HAZARD INSURANCE AND RELATED CLAIMS

      Unless specified in the prospectus supplement, each home equity loan, other than a Cooperative Loan, will be required to be covered by a hazard insurance policy, as described below. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy. The insurance is subject to underwriting and approval of individual home equity loans by the respective insurers. The descriptions of any insurance policies described in this prospectus or the prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

      Unless otherwise specified in the prospectus supplement, the Agreement may require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

      - 100% of the insurable value of the improvements, or guaranteed replacement; or

      - the sum of the outstanding balance of the home equity loan plus the outstanding balance on any mortgage loan senior to the home equity loan.

      The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

      As described above, all amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited in the Collection Account. The Agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the home equity loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

      Unless otherwise specified in the prospectus supplement, the master servicer may also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any home equity loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

      Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the home equity loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against, including losses caused by the application of the co-insurance clause described in the preceding paragraph.

                          DESCRIPTION OF THE SECURITIES

GENERAL

      The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under a pooling and servicing agreement, a form of which also has been filed as an exhibit to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires. The Agreements for each Series will be filed with the SEC as an exhibit to a Form 8-K within 15 days of the date the securities are first issued.

      The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

      Each series of securities will consist of one or more classes of securities, one or more of which may be:

      -     compound interest securities,
      -     fixed interest securities,
      -     variable interest securities,
      -     planned amortization class securities,
      -     targeted amortization class securities,
      -     accretion directed securities,
      -     zero coupon securities,
      -     principal only securities,
      -     interest only securities, or
      -     participation securities.

A series may also include one or more classes of subordinate securities.

      Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

PAYMENTS

      Payments of principal and/or interest, as applicable, on each class of securities entitled thereto will be made on each payment date either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. Payments will be made to the persons who are registered as the holders of the securities at the close of business on the day prior to each payment date or, if the securities are no longer book-entry, to the persons in whose names the securities are registered at the close of business on the last business day of the preceding month, or the record date. Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable Agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the security register. The final payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders. Payments will be made to each securityholder in accordance with the holder's percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of that class.

      On the day of the month specified in the prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to securityholders on the succeeding payment date. Prior to the close of business on the business day succeeding each determination date, the master servicer will furnish a statement to the trustee setting forth, among other things, the amount to be distributed on the next succeeding payment date.

PAYMENTS OF INTEREST

      The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the prospectus supplement. Interest on a class of securities will be payable on the payment date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest payments. Any interest on zero coupon securities that is not paid on a payment date will accrue and be added to the principal balance. Unless otherwise specified in the prospectus supplement, interest on the securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

PAYMENTS OF PRINCIPAL

      On each payment date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

      Interest only securities are entitled to either nominal or no principal payments. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any payments allocable to principal.

FINAL SCHEDULED PAYMENT DATE

      The final scheduled payment date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled payment date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled payment date for each class of securities will be specified in the prospectus supplement.

      The actual final payment date of the securities of a series will depend primarily upon the rate of principal payment of the home equity loans and any pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make payments in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any class will occur earlier, and may occur substantially earlier, than its final scheduled payment date. Furthermore, with respect to the final payment date of any security may occur later than its final scheduled payment date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

SPECIAL REDEMPTION

      If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities oustanding after the redemption.

OPTIONAL REDEMPTION, PURCHASE OF TRUST ASSETS OR SECURITIES, TERMINATION OF
TRUST

      The depositor or the master servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any payment date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

      In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments or payments were based solely on the payment experience of the trust assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be paid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified payment dates based on the assumptions stated in the prospectus supplement.

      There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual term-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments.

FORM OF SECURITIES

      Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.

      Persons acquiring ownership interests in the securities will hold their securities through the Depository Trust Company, or DTC in the United States, or, Clearstream or Euroclear, in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The securities issued in book-entry form via one of these facilities will be registered in the name of Cede & Co., the nominee of DTC.

      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Beneficial owners will not be securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

      The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

      Payments on the securities and transfers of the securities take place through book-entry notations. The trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry securities may experience delay in their receipt of payments. The payments will subject to tax reporting in accordance with relevant United States tax laws and regulations.

      Transfers of the securities are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed onto the holding depository. Each financial intermediary and the depository will not the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I - Global Clearance, Settlement and Tax Documentation Procedures" at the end of the prospectus supplement.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant (as defined herein) to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      DTC has advised the depositor as follows: DTC is limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities and effect transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access of the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 32 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Monthly and annual reports with respect to the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

      It is expected that DTC will advise the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities and the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a security holder under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other securities.

      Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advised the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor, (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustees will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the indenture trustee will issue and authenticate definitive securities, and the Agreement trustee will recognize the holders of the definitive securities as holders under the Agreement.

      Although, DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

EXCESS SPREAD AND EXCLUDED SPREAD

      The depositor, the master servicer or any of their affiliates, or any other entity as may be specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related home equity loans or pooled securities. The payment of any portion of interest in this manner will be disclosed in the prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the home equity loans or pooled securities. Any of these payments generated from the home equity loans or pooled securities will represent Excess Spread or Excluded Spread. The interest portion of a Realized Loss and any partial recovery of interest in respect of the home equity loans or pooled securities will be allocated between the owners of any Excluded Spread and the securityholders entitled to payments of interest as provided in the applicable Agreement.

ADVANCES

      If specified in the prospectus supplement, the master servicer may agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Collection Account for future payment, for the benefit of the securityholders, on or before each payment date, which were delinquent as of the close of business on the business day preceding the determination date on the home equity loans in the home equity loan pool, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. As specified in the prospectus supplement with respect to any series of securities as to which the trust assets include pooled securities, the master servicer's advances will be under the terms of the pooled securities, as may be supplemented by the terms of the Agreement, and may differ from the provisions relating to Advances described in this prospectus.

         Advances are intended to maintain a regular flow of payments to related securityholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future payment date to the extent that funds in the Collection Account on that payment date would be less than payments required to be made to securityholders. Any Advance will be reimbursable to the master servicer out of recoveries on the related home equity loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any home equity loan purchased by the depositor, HFC, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to securityholders, including the holders of senior securities, if applicable, to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/subordinate series, so long as the related subordinate securities remain outstanding and subject to limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer to the extent permitted by the Agreement.

      The master servicer's option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the Agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the securities may also be downgraded.

FUNDING ACCOUNT

      If specified in the prospectus supplement, the agreement or other agreement may provide for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related securities. Additional home equity loans will be required to conform to the requirements contained in the Agreement providing for the transfer. As specified in the prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the home equity loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional home equity loans are transferred. Unless otherwise specified in the prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall be a percentage of the aggregate outstanding principal balance of the securities as specified in the prospectus supplement. All transfers as to amounts representing proceeds of the sale of the securities and as to amounts representing principal collections on the home equity loans will be made as specified in the prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

      On each payment date, the master servicer will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust setting forth the information described in the Agreement. Except as otherwise provided in the Agreement, this information will include the following, as applicable:

      - the aggregate amount of interest collections and principal collections;

      -     the amount, if any, of the payment allocable to principal;

      - the amount, if any, of the payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

      - the aggregate unpaid principal balance of the home equity loans or, if applicable, the Trust Balances thereof after giving effect to the payment of principal on the payment date;

      - the outstanding principal balance or notional amount of each class of securities after giving effect to the payment of principal on the payment date;

      - based on the most recent reports furnished by subservicers, the number of home equity loans in the related home equity loan pool that are delinquent one month, two months and three months or more, which includes home equity loans that are in foreclosure, and the aggregate principal balances of these groups of home equity loans or, if applicable, the Trust Balances thereof;

      - the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

      - the balance of the reserve fund, if any, at the close of business on the payment date;

      - the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the payments on the payment date;

      - the amount of coverage under any letter of credit or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

      - if applicable, the Realized Loss amount as of the close of business on the applicable payment date; and

      - with respect to any series of securities as to which the trust includes pooled securities, any additional information as required under the Agreement.

      Each amount set forth in the first two items in the list above will be expressed as a dollar amount per single security. As to a particular class of securities, a "single security" will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of that class, except as otherwise provided in the Agreement. In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable Agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the trust.

      In addition, to the extent described in the Agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

      Credit support with respect to each series of securities may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses, which may include Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further non-insured risks.

      For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the prospectus supplement. See "The Trusts--Revolving Credit Loans" in this prospectus.

      The prospectus supplement will include a description of:

      - the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

      - any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

      - the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      - the material provisions of any agreement relating to the credit support.

      Additionally, the prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

      The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the securities. Forms of the instruments were filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

FINANCIAL GUARANTY INSURANCE POLICY

      If specified in the prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. Unless specified in the prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the depositor or the master servicer to purchase or substitute for a defective home equity loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

      If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the home equity loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be provided in the prospectus supplement. On or before each payment date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Collection Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SPECIAL HAZARD INSURANCE POLICIES

      Any special hazard insurance policy will, subject to limitations described in the prospectus supplement, if any, protect the related securityholders from Special Hazard Losses, which are:

      - losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

      - losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "HFC Servicing Procedures--Hazard Insurance and Related Claims."

      A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the Agreement and will be subject to reduction as contained in the Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the home equity loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

      Coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HFC.

BANKRUPTCY BONDS

      In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior loans would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. See "Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders."

SUBORDINATION

      A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the prospectus supplement. With respect to any senior/subordinate series, the total amount available for payment on each payment date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the prospectus supplement.

      Realized Losses will be allocated to the subordinate securities of the series in the order specified in the prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the prospectus supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be limited to a specified amount. In this case, any excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities. Generally, any allocation of a Realized Loss to a security will be made by reducing the outstanding principal balance thereof as of the payment date following the calendar month in which the Realized Loss was incurred.

      As described above, the rights of holders of the various classes of securities of any series to receive payments of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the home equity loans, the respective rights of the holders of securities of any series to future payments generally would not change. However, to the extent described in the prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the trust, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate securities will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate securities by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

      If so provided in the Agreement, the master servicer may be permitted, under some circumstances, to purchase any home equity loan or the Trust Balance thereof, if applicable, that is three or more months delinquent in payments of principal and interest at the purchase price. Any Realized Loss incurred in connection with any home equity loan or the Trust Balance thereof, if applicable, will be allocated among the then outstanding securityholders of the related series in the same manner as Realized Losses on home equity loans that have not been purchased.

      To the extent provided in the prospectus supplement, certain amounts otherwise payable on any payment date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described in the prospectus supplement.

      With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the prospectus supplement.

OVERCOLLATERALIZATION

      Excess Interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent Excess Interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the home equity loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. In addition, the initial outstanding balance of the home equity loans held in any trust may exceed the initial principal balance of any related series of securities, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. Furthermore, if specified in the prospectus supplement, Draws made after the related cut-off date under a revolving credit loan may be included in the home equity loan pool relating to a series of securities, thereby creating overcollateralization and additional protection to the securityholders.

CROSS SUPPORT

      The beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the series of securities. In that case, credit support may be provided by a cross support feature that requires that payments be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      The coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trusts.

CORPORATE GUARANTEES

      Deficiencies in amounts otherwise payable on the securities or certain of their classes may be covered by corporate guarantees provided by one or more corporate entities, which may be affiliated with HFC. These guarantees may cover timely payments of interest or full payments of principal or both on the basis of a schedule of principal payments set forth in or determined in the manner specified in the prospectus supplement.

RESERVE FUNDS

      If specified in the prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement and related Agreement. In the alternative or in addition to that deposit a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related securities, from the Excess Spread or otherwise. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each home equity loan may be referred to as a "spread account" in the prospectus supplement and Agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related securities, Excess Spread, Excluded Spread or other cash flows attributable to the related home equity loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of securities as to which credit enhancement includes a letter of credit, if specified in the prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.

      Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes. Unless otherwise provided in the prospectus supplement, any of this type of reserve fund will not be deemed to be part of the trust assets. A reserve fund may provide coverage to more than one series of securities. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each payment date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund and will not be available for further application to the securities.

      The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the reserve fund for the series, and any loss resulting from those investments will be charged to the reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

      The trustee on behalf of the trust may enter into Swaps and other Yield Supplement Agreements. An interest rate Swap is an agreement between two counterparties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

      Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the prospectus supplement.

      There can be no assurance that the trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous for the trust to do so.

PURCHASE OBLIGATIONS

      Some types of home equity loans and some classes of securities may be subject to a purchase obligation that would become applicable on one or more specified dates, upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure will be described in the prospectus supplement. A purchase obligation with respect to home equity loans may apply to those home equity loans or to the securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee and will be payable solely to the trustee for the benefit of the securityholders. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relates.

MAINTENANCE OF CREDIT ENHANCEMENT

      If credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the required term unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.

      The master servicer or another entity specified in the related prospectus supplement may agree to timely pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable. In the event the related insurer ceases to be a "qualified insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the master servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

      The amount of credit support provided with respect to any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the Agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders but upon the written assurance from the rating agencies that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the securities may be downgraded to a corresponding level, and, unless specified in the prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

                                  THE DEPOSITOR

      The depositor was incorporated under the laws of the State of Delaware on May 5, 1994 and is a wholly-owned special purpose subsidiary of HFC. The depositor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions (some of which have already been entered into by the depositor) and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the depositor's board of directors intends to change the business purpose of the depositor. The depositor does not have, nor is it expected in the future to have, any significant assets. The depositor's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be limited to representations and warranties made by the depositor or as otherwise provided in the prospectus supplement.

                          HOUSEHOLD FINANCE CORPORATION

      Household Finance Corporation will act as the master servicer for the home equity loans. The master servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The master servicer is a subsidiary of Household International, Inc.

      The master servicer and its subsidiaries offer a diversified range of financial services. The principal product of the master servicer's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first or junior liens, auto loans and unsecured loans to middle-income consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail and telemarketing efforts. The master servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

      Through banking subsidiaries, the master servicer also offers both MasterCard* and Visa* credit cards to residents throughout the United States. Through its subsidiaries, the master servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

      Where permitted by law, the master servicer offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the master servicer's insurance affiliates.

      The master servicer also operates a cooperative program with H&R Block Tax Services, Inc. and some of its franchises and independent tax preparers to provide loans to borrowers who electronically file their income tax returns with the IRS and are entitled to tax refunds.

      The master servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

      The subservicers may be wholly-owned subsidiaries of HFC that are licensed to make home equity loans in the states in which the home equity loans are originated and may transfer certain rights to the home equity loans to the depositor. These companies originate home equity loans and, in some cases, other types of consumer loans from branch offices located in the states in which they are licensed to do business.

-------
* Visa and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                                 THE AGREEMENTS

      Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SERVICING AND ADMINISTRATION

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the prospectus supplement. As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable home equity loan which is over and above the interest rate specified at the time the depositor or HFC, as the case may be, committed to purchase the home equity loan. See "HFC Servicing Procedures." In addition, the master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account, unless specified in the prospectus supplement or in a subservicing account, as the case may be. In addition, certain reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to reasonable compensation therefor from the trust.

      The master servicer, or, if specified in the Agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide for delivery on or before a specified date in each year to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards set forth in the Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status. The statement may be provided as a single form making the required statements as to more than one Agreement.

      Each Agreement will also provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm, the servicing of home equity loans under agreements, including the related Agreement, was conducted substantially in compliance with the minimum servicing standards described in the related audit guide--to the extent that procedures in that audit guide are applicable to the servicing obligations described in those agreements--except for significant exceptions or errors in records that shall be reported in the statement. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of home equity loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related audit guide described above, rendered within one year of the statement, of firms of independent public accountants with respect to those subservicers which also have been the subject of that type of examination.

      Copies of the annual statement of an officer of the master servicer may be obtained by securityholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to securityholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The Agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Each Agreement will also provide that, except as described below, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to securityholders.

      Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the Agreement, provided that the person meets the requirements set forth in the Agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under an Agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related Agreement. In the case of any assignment, the master servicer will be released from its obligations under such Agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

MASTER SERVICER TERMINATION EVENTS; RIGHTS UPON MASTER SERVICER TERMINATION
EVENT

      As specified in the prospectus supplement, master servicer termination events under the applicable Agreement for a series include:

      - any failure by the master servicer to make a required deposit to the Collection Account, to distribute to the holders of any class of securities any required payment which continues unremedied for five business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 51% of the aggregate percentage interests constituting that class;

      - any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which materially and adversely affects the interests of securityholders and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of securities evidencing not less than 51% of the aggregate percentage interests constituting that class; and

      - some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.

      A master servicer termination event under the terms of any pooled securities included in any trust will not constitute a master servicer termination event under the Agreement.

      So long as an event of default relating to servicing of the home equity loans remains unremedied under the applicable Agreement, either the depositor or the trustee may and at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust the trustee shall, by written notification to the master servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the applicable Agreement, other than any right of the master servicer as securityholder and other than the right to receive servicing compensation, expenses for servicing the home equity loans during any period prior to the date of termination and any other reimbursements, of amounts the master servicer is entitled to withdraw from the Collection Account, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the Agreement, other than the obligation to purchase home equity loans under some circumstances, and will be entitled to similar compensation arrangements.

      In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the master servicer under the Agreement, unless otherwise set forth in the agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the Agreement.

      No securityholder will have any right under an Agreement to institute any proceeding with respect to the Agreement unless:

      - the holder previously has given to the trustee written notice of default and the continuance thereof;

      - the holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class:

            - have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

            -     have offered to the trustee reasonable indemnity; and

      - the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the Agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      Events of default under the pooling and servicing agreement or the indenture for a series of securities include:

      - a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

      - a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

      - failure to perform any covenant or agreement of the trust made in the indenture which has a material adverse effect on noteholders, which continues for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 51% in principal amount of the notes then outstanding;

      - events of insolvency, bankruptcy, receivership or liquidation of the trust; or

      - any other events of default provided with respect to the notes of that series.

      If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid.

      If an event of default for a series occurs and continues, and the trustee may, and at the direction of noteholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding notes.

      If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee determines that the trust assets will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets, if it obtains the consent of holders of 66 2/3% of the outstanding principal amount of the notes in that series. If the trustee has not made a determination that the trust assets will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets only if all noteholders consent.

      If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the holders of at least 66 2/3% of the aggregate outstanding principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the indenture, unless;

      - the holder previously has given the trustee written notice of a continuing event of default;

      - the holders of not less than 51% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

      - the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilites to be incurred in complying with the request;

      -     the trustee has for 60 days failed to institute the proceeding; and

      - no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time, institute against the trust or the seller, or join in any institution against the trust or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

AMENDMENT

      Each pooling and servicing agreement and sale and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related securityholders:

      -     to cure any ambiguity;

      - to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

      - to add to the duties of the depositor, the trustee or master servicer;

      - to add any other provisions with respect to matters or questions arising under the Agreement or related credit enhancement;

      - to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities;

      - to comply with any requirement imposed by changes in accounting policies that do not materially impact the certificates or notes; or

      -     to comply with any requirements imposed by the Code;

provided that any amendment other than those to comply with changes in accounting policies or requirements of the Code, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any other amendment shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

      The Agreement may also be amended by the depositor, the master servicer and the trustee, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the related securityholders, except that no amendment of this type may without the consent of 100% of the affected securities:

      - reduce in any manner the amount of, or delay the timing of, payments received on home equity loans which are required to be distributed on a security of any class without the consent of the holder of that security;

      - impair the right of any securityholder to institute suit for the enforcement of the provisions of the Agreement; or

      - reduce the percentage of securities of any class the holders of which are required to consent to any amendment of this type.

      Notwithstanding the foregoing, if a REMIC or FASIT election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to an Agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC or FASIT, as the case may be.

TERMINATION; RETIREMENT OF SECURITIES

      The primary obligations created by the Agreement for each series of securities, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the payment to the related securityholders of all amounts held in the Collection Account or by the master servicer and required to be paid to these securityholders following the earlier of:

      - the final payment or other liquidation or disposition, or any advance with respect thereto, of the last home equity loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any home equity loan; and

      - the purchase, as specified in the prospectus supplement, by the master servicer, the depositor or the holder of the REMIC residual securities--see "Material Federal Income Tax Consequences" below--from the trust for a series of all remaining home equity loans and all property acquired in respect of the home equity loans. In addition to the foregoing, the master servicer or the depositor may have the option to purchase, in whole but not in part, the securities specified in the prospectus supplement in the manner described in the prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the securities and the termination of the trust, or the securities so purchased may be held or resold by the master servicer or the depositor. In addition, if so specified and as described in the prospectus supplement, the Agreement may provide for one or more auctions of the trust property if the purchase option is not exercised. Written notice of termination of the Agreement will be given to each securityholder, and the final payment will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable Agreement, a penalty may be imposed upon the securityholders based upon the fee that would be forgone by the master servicer because of the termination.

      Any purchase of home equity loans and property acquired from the home equity loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual securities at the price specified in the prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the home equity loans and related property will be subject to the criteria set forth in the prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those securities. If a REMIC or FASIT election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC or FASIT, as the case may be.

THE TRUSTEE

      The trustee under each Agreement will be named in the prospectus supplement. The commercial bank or trust company serving as trustee may have banking relationships with the depositor and/or its affiliates, including HFC.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the Agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity of a security will depend on the price paid by the holder for the security, the interest payment rate on any security entitled to payments of interest, which rate may vary if specified in the prospectus supplement. The yield to maturity will also depend on the rate and timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the home equity loans, the rate and timing of Draws in the case of revolving credit loans and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

      The amount of interest payments on home equity loans and pooled securities distributed, or accrued in the case of deferred interest or accrual securities, to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable payment rate payable on the outstanding principal balance or notional amount of that security, or any combination of the payment rates, calculated as described in this prospectus and in the prospectus supplement. See "Description of the Securities--Payments." Holders of strip securities or a class of securities having a payment rate that varies based on the weighted average interest rate of the underlying home equity loans and pooled securities will be affected by disproportionate prepayments and repurchases of home equity loans having higher Net Mortgage Rates or rates applicable to the strip securities, as applicable.

      The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable payment rate and purchase price of the security to the extent that interest accrues on each home equity loan during the calendar month or a period preceding a payment date instead of through the day immediately preceding the payment date.

      A class of securities may be entitled to payments of interest at a variable or adjustable interest payment rate, or any combination of those payment rates, as specified in the prospectus supplement. A variable interest payment rate may be calculated based on the Net Mortgage Rate of the home equity loans or certain balances thereof for the month preceding the payment date, by reference to an index or otherwise. The aggregate payments of interest on a class of securities, and the yield to maturity, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the securities will also be affected by liquidations of home equity loans following borrower defaults and by purchases of home equity loans in the event of certain breaches of representations made in respect of the home equity loans, or conversions of ARM loans to fixed rate loans. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Securities--Assignment of Trust Assets" above. In addition, if the index used to determine the interest payment rate for the securities is different than the index applicable to the mortgage rates, the yield on the securities will be sensitive to changes in the index related to the payment rate and the yield on the securities may be reduced by application of a cap on the payment rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the prospectus supplement.

      In general, if a security is purchased at a premium over its face amount and payments of principal on the security occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on the security occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the home equity loans, net of Draws if applicable, will negatively affect the total return to investors in any securities. The yield on a class of strip securities that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related home equity loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the home equity loans, net of Draws if applicable, may result in the failure of their holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the home equity loans, net of Draws if applicable, could negatively affect the anticipated yield on those strip securities. In addition, the total return to investors of securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the home equity loans from time to time will be adversely affected by principal payments on home equity loans with interest rates higher than the weighted average interest rate on the home equity loans. In general, home equity loans with higher interest rates or gross margins are likely to prepay at a faster rate than home equity loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with an interest payment rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related home equity loans, net of Draws if applicable, than other classes of securities.

      The timing of changes in the rate of principal payments on a security may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a security, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      Unless otherwise specified in the related prospectus supplement, prepayments in full or final liquidations of closed-end loans will reduce the amount of interest distributed in the following month to holders of securities entitled to payment of interest. See "Description of the Securities--Principal and Interest on the Securities." Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal of a closed-end loan is applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable interest payment rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Securities--Payments on Home Equity Loans; Deposits to Collection Account." Neither full nor partial principal prepayments on closed-end loans will be distributed until the payment date in the month following receipt.

      The rate and timing of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the home equity loans, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the home equity loans that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related home equity loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the home equity loans, the effect of losses may be to increase prepayment experience on the home equity loans, thus reducing average weighted life and affecting yield to maturity.

      With respect to some home equity loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under home equity loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any home equity loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.

      Except for certain programs under which the Draw Period is less than the full term thereof or under which a Draw will result in an extension of the maturity date and the related amortization period, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those home equity loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. Alternatively, a pool of closed-end home equity loans may include Balloon Loans which require a single payment at maturity. These home equity loans pose a greater risk of default than fully-amortizing home equity loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of the home equity loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any home equity loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.

      For any home equity loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, if specified in the prospectus supplement, under the applicable Agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior home equity loan.

      In addition to the borrower's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower's housing needs, the borrower's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws, if applicable, on the home equity loans. There can be no assurance as to the rate of principal payments on the home equity loans, and there can be no assurance of the rate of Draws on revolving credit loans. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, closed-end home equity loans may experience a higher rate of prepayment than conventional mortgage loans. On the other hand, for revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical closed-end home equity loans.

      The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related home equity loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the home equity loans were originated. For example, revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Additionally, hybrid amortizing revolving credit loans may provide that future Draws will result in an extension for a predetermined period of the maturity date and the related amortization period of the home equity loan. A pool of hybrid amortizing revolving credit loans may be likely to remain outstanding for a longer period of time with a higher aggregate principal balance than a pool of revolving credit loans with a fixed term to maturity. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate closed-end home equity loan pools.

      The yield to maturity of the securities of any series, or the rate and timing of principal payments, or Draws if applicable, on the related home equity loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the interest payment rates for a series of securities is different from the index applicable to the interest rates of the underlying home equity loans, the yield on the securities may be reduced by application of a cap on the interest payment rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the securities, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. For a series of securities backed by the Trust Balances of revolving credit loans, the specific provisions applicable to the allocation of payments, Draws and losses on the revolving credit loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal payments on the securities. See "The Trusts--Revolving Credit Loans" in this prospectus.

      For a series of securities backed by revolving credit loans, as a result of the payment terms of the home equity loans or of the security provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a home equity loan pool may exceed the aggregate payments with respect to principal on the revolving credit loans for the related period.

      Unless otherwise specified in the prospectus supplement, other than certain ARM loans, all revolving credit loans and all closed-end loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home equity loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the home equity loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See "HFC Servicing Procedures--Collection and Other Servicing Procedures" and "Legal Aspects of Home Equity Loans and Related Matters--Enforceability of Certain Provisions" for a description of provisions of the Agreement and legal developments that may affect the prepayment experience on the home equity loans.

      In addition, certain pooled securities included in a home equity loan pool may be backed by underlying home equity loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying home equity loans.

      A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the master servicer, including an affiliate of the master servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of the home equity loans which may be removed from the related home equity loan pool. As a result of these programs, with respect to the home equity loan pool underlying any trust:

      - the rate of principal prepayments of the home equity loans in the home equity loan pool may be higher than would otherwise be the case;

      - the average credit or collateral quality of the home equity loans remaining in the home equity loan pool may decline; and

      - the weighted average interest rate on the home equity loans that remain in the trust may be lower, thus reducing the rate of prepayments on the home equity loans in the future.

      In addition, a subservicer may allow the refinancing of a home equity loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan.

      If the Agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional home equity loans to the related trust, as described under "Description of the Securities--Funding Account" in this prospectus, and the trust is unable to acquire the additional home equity loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal payments on one or more classes of securities of that series.

      Although the interest rates on revolving credit loans and ARM loans will be subject to periodic adjustments, these adjustments typically:

      - as to ARM loans, will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

      - will not increase the interest rates over a fixed maximum rate during the life of any revolving credit loan or ARM loan; and

      - will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate home equity loans.

      As a result, the interest rates on the revolving credit loans or ARM loans in any home equity loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans or lines of credit, and accordingly, the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate home equity loans may be sufficiently low in relation to the then-current interest rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments or Draws, if applicable, on the home equity loans during any period or over the life of any series of securities.

      With respect to any index used in determining the interest payment rates for a series of securities or interest rates of the underlying home equity loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the home equity loans, which adjust in accordance with the index, than of home equity loans which adjust in accordance with other indices.

      Under some circumstances, the master servicer, the depositor or the holders of the residual securities may have the option to purchase the home equity loans in a trust, thus resulting in the early retirement of the related securities. See "The Agreements--Termination; Retirement of Securities."

             LEGAL ASPECTS OF HOME EQUITY LOANS AND RELATED MATTERS

      The following discussion contains summaries of various legal aspects of home equity loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the home equity loans.

GENERAL

      The home equity loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a home equity loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

      -     the trustor, who is the borrower-homeowner;

      -     the beneficiary, who is the lender; and

      -     a third-party grantee called the trustee.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

      The home equity loans for a specific series of securities may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

      Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      - arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      - arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

      In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the home equity loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share security and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

      In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under

Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON HOME EQUITY LOANS

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those home equity loans which are junior home equity loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Realization Upon Defaulted Home Equity Loans" in this prospectus.

FORECLOSURE ON SHARES OF COOPERATIVES

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's security of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

      In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a home equity loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a home equity loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a home equity loan default by permitting the borrower to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a home equity loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. In a case under federal bankruptcy law, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

      A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted home equity loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate home equity loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the home equity loans.

      Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

ENVIRONMENTAL LEGISLATION

      Under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

      Traditionally, many residential home equity lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the home equity loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor the master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

ENFORCEABILITY OF CERTAIN PROVISIONS

      The home equity loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a home equity loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the home equity loans and the number of home equity loans which may be outstanding until maturity.

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans.

      In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Usury limits apply to junior home equity loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for home equity loans as set forth in the related prospectus supplement.

      Unless otherwise described in the related prospectus supplement, the depositor will represent that each home equity loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the home equity loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

      - state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

      - state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      - all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Relief Act, such a borrower may have the maturity of any mortgage loan incurred prior to military service extended, the payments lowered, and the payment schedule adjusted for a period of time after the completion of military service. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those home equity loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related home equity loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected home equity loan during the borrower's period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any home equity loan which goes into default, there may be delays in payment and losses on the related securitys in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the home equity loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage,

"reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

      The home equity loans or pooled securities included in the trust for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

      The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

      The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing home equity loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

      When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

NEGATIVE AMORTIZATION LOANS

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

TEXAS HOME EQUITY LOANS

      Generally, any "cash-out" refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related home equity loan. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Sidley Austin Brown & Wood llp, special tax counsel to the depositor. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, dealers in securities, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

      - is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

      - is directly relevant to the determination of an entry on a tax return.

      Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

      The following discussion addresses securities of six general types:

      -     REMIC certificates,

      -     FASIT certificates,

      -     grantor trust certificates,

      -     debt securities,

      - certificates evidencing beneficial ownership of a partnership interest, and

      -     partnership interests.

      The prospectus supplement for each series of certificates will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests or ownership interests in the FASIT.

      The Taxpayer Relief Act of 1997 adds provisions to the Internal Revenue Code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of certificates that do not have a principal balance.

REMICS

General

      Unless otherwise specified in the related prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related trust, the related prospectus supplement for each series of certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, or if a FASIT election or elections will be made, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a security.

      The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

      Upon the issuance of each series of REMIC certificates, Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

      In general, a Swap or Yield Supplement Agreement may not be an asset of a REMIC. If a trust of a particular series contains a Swap or Yield Supplement Agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

Characterization of Investments in REMIC Certificates

      In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to home equity loans, payments on home equity loans held pending payment on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the home equity loans, or whether the property and account balances, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the home equity loans for purposes of all of the foregoing sections. In addition, in some instances home equity loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on home equity loans held pending payment are considered part of the home equity loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, each REMIC created by the pooling and servicing agreement will qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the rules governing original issue discount which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. The OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating original issue discount.

      The Internal Revenue Code requires that a prepayment assumption be used with respect to home equity loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular security must be the same as that used in pricing the initial offering of the REMIC regular security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular security.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.

      Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular security and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular security will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the REMIC regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular security, by multiplying:

      - the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

      - a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular security.

      Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular security. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of that election under the OID regulations.

      If original issue discount on a REMIC regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount will be determined as follows:

      As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      -     the sum of:

      - the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC regular security, if any, in future periods and

      - the payments made on the REMIC regular security during the accrual period of amounts included in the stated redemption price, over

      - the adjusted issue price of the REMIC regular security at the beginning of the accrual period.

      The present value of the remaining payments referred to in the preceding sentence will be calculated assuming that payments on the REMIC regular security will be received in future periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that payments on the security will be made in all accrual periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any payments made on that REMIC regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular security that purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular security. The adjusted issue price of a REMIC regular security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

      Market Discount. A certificateholder that purchases a REMIC regular security at a market discount, that is, in the case of a REMIC regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a ceretificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular security with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest would be irrevocable.

      However, market discount with respect to a REMIC regular security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

      -     on the basis of a constant yield method;

      - in the case of a REMIC regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular security as of the beginning of the accrual period; or

      - in the case of a REMIC regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular security at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular security purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular security, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

      Realized Losses. Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in payments attributable to defaults or delinquencies on the home equity loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the home equity loans or as debt instruments issued by the REMIC.

      A holder of a REMIC residual security typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash payments by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual security from a prior holder of the security at a price greater than, or less than, the adjusted basis, the REMIC residual security would have had in the hands of an original holder of the security. The REMIC regulations, however, do not provide for any modifications.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash payments received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the home equity loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the home equity loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "Taxation of Owners of REMIC Regular Certificates" Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the home equity loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to home equity loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to home equity loans with market discount that it holds.

      A home equity loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the home equity loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the home equity loans. Premium on any home equity loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "Taxation of Owners of REMIC Regular Certificates" except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

      If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "Taxation of Owners of REMIC Regular Certificates."

      As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the REMIC residual securityholder and decreased, but not below zero, by payments made, and by net losses allocated, to the REMIC residual certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

      Any payment on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a payment on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual certificates may be entitled to payments early in the term of the related REMIC that will be taxable because their bases in the REMIC residual certificates at that time will not be sufficiently large for the payments to be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the payments to the REMIC residual certificateholders, and increases in the initial bases either occur after the payments or, together with their initial bases, are less than the amount of the payments, gain will be recognized to the REMIC residual certificateholders on those payments and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a Residual certificateholder may not amortize its basis in a REMIC residual security, but may only recover its basis through payments, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See "Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to the holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see "Taxation of Owners of REMIC Residual Certificates--General."

      Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual security will be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of:

      - the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security over

      - the sum of the "daily accruals" for each day during that quarter that the REMIC residual security was held by the REMIC residual certificateholder.

      The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any payments made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual security as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

      For REMIC residual certificateholders, an excess inclusion:

      - will not be permitted to be offset by deductions, losses or loss carryovers from other activities

      - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

      - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to REMIC residual certificateholders that are foreign investors. See, however, "Foreign Investors in REMIC Certificates," below.

      Furthermore, for purposes of the alternative minimum tax:

      - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

      - alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

      - the present value of the expected future payments, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS, on the REMIC residual security equals at least the present value of the expected tax on the anticipated excess inclusions, and

      - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qulify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2002. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with the above described rules which would result in the retention of tax liability by the first purchaser.

      The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a REMIC residual security will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual security will not be considered "noneconomic" for purposes of the above-described rules. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

A REMIC residual security acquired after January 4, 1995 is not treated as a security that can be marked to market by a dealer. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

      - an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and

      - the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

      - 3% of the excess of the individual's adjusted gross income over that amount or

      - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

Sales of REMIC Certificates

      If a REMIC security is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC security. The adjusted basis of a REMIC regular security typically will equal the cost of that REMIC regular security to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular security, including original issue discount and market discount income, and reduced, but not below zero, by payments on the REMIC regular security received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under "Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Payments." Except as described below, any gain or loss in most cases will be capital gain or loss.

      Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      - the amount that would have been includible in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security, over

      - the amount of ordinary income actually includible in the seller's income prior to the sale.

      In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "Taxation of Owners of REMIC Regular Certificates--Market Discount."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC security by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to specified exceptions a prohibited transaction means the disposition of a home equity loan, the receipt of income from a source other than a home equity loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the home equity loans for temporary investment pending payment on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If a REMIC residual security is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

      - the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer and

      - the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      - residual interests in the entity are not held by disqualified organizations; and

      - information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual security.

      In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

      - the amount of excess inclusions on the REMIC residual security that are allocable to the interest in the pass-through entity held by the disqualified organization and

      - the highest marginal federal income tax rate imposed on corporations.

      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

      For these purposes, a "disqualified organization" means:

      - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation;

      - any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

      - any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

      For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Termination

      A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment from of the home equity loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last payment on the REMIC residual security is less than the REMIC residual certificateholder's adjusted basis in the security, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See "Sales of REMIC Certificates." The character of this loss as ordinary or capital is uncertain.

Reporting and Other Administrative Matters

      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.

      As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.

Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.

Backup Withholding With Respect to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 30% (subject to reduction through 2010) if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

      A REMIC regular certificateholder that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular security will not be subject to United States federal income or withholding tax on a payment on a REMIC regular security, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular security held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC regular security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

FASIT

General

      The FASIT provisions of the Internal Revenue Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Internal Revenue Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of holders of FASIT certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT certificates. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT certificates will be classified as either FASIT regular certificates, which generally will be treated as debt for federal income tax purposes, or FASIT ownership certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made for that series and which FASIT certificates of such series will be designated as regular certificates, and which, if any, will be designated as FASIT ownership certificates.

Qualification as a FASIT

      The trust underlying a series of certificates (or one or more designated pools of assets held in the trust) will qualify under the Internal Revenue Code as a FASIT in which the FASIT regular certificates and the FASIT ownership certificates will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of certificates' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in
Section 851(a) of the Internal Revenue Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

Asset Composition

      In order for a trust (or one or more designated pools of assets held by a trust) to be eligible for FASIT status, substantially all of the assets of the trust (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

Interests in a FASIT

      In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT ownership certificates, the ownership interest will be represented by the FASIT ownership certificates.

      A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates).

      If a FASIT security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT security fails to meet the requirement of clause (vi), but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax, or eligible corporations, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment.

      Holders of FASIT high-yield interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate and that have the same features as High-Yield Interests.

      Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

      Consequences of the Failure of the Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure to comply inadvertant and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT ownership certificate is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT ownership certificate must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular certificate outstanding immediately before the cessation over its fair market value. If the holder of the FASIT ownership certificate has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular certificates are treated as exchanging their certificates for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT regular certificate increased by any gain recognized on the exchange

Tax Treatment of FASIT Regular Certificates

      Payments received by holders of FASIT regular certificates generally should be accorded the same tax treatment under the Internal Revenue Code as payments received on other taxable corporate debt instruments and on REMIC regular certificates. As in the case of holders of REMIC regular certificates, holders of FASIT regular certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the certificateholder and a principal payment on such security will be treated as a return of capital to the extent that the certificateholder's basis is allocable to that payment. FASIT regular certificates issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such certificates in the same manner described for REMIC regular certificates. If a FASIT regular security is sold or exchanged, the certificateholder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular certificates. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such security should be allowed to deduct the loss sustained (or alternatively, be able to report a lesser amount of income). However, the timing and character of such losses or reductions in income are uncertain.

      FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Internal Revenue Code, and interest on such certificates will be considered qualifying REIT interest to the same extent that REMIC certificates would be so considered. FASIT regular certificates held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Internal Revenue Code Section 7701(a)(19) to the same extent that REMIC certificates would be so considered. In addition, FASIT regular certificates held by a financial institution to which Section 585 of the Internal Revenue Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Internal Revenue Code. FASIT certificates will not qualify as "Government securities" for either REIT or RIC qualification purposes.

Treatment of High-Yield Interests

      In addition to the foregoing rules for FASIT regular certificates, high-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

      The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

Tax Treatment of FASIT Ownership Certificates

      A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership certificates are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests.

      Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to FASIT ownership certificates. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Internal Revenue Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

      The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding, Reporting and Tax Administration

      Holders of FASIT certificates will be subject to backup withholding to the same extent holders of REMIC certificates would be subject. For purposes of reporting and tax administration, holders of record of FASIT certificates generally will be treated in the same manner as holders of REMIC certificates. Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT regular certificate and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the foreign person FASIT regular certificateholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the U.S. branch of a foreign person and the foreign person regular certificateholder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

GRANTOR TRUST SECURITIES

      With respect to each series of securities for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC provisions of the Internal Revenue Code and the FASIT provisions of the Internal Revenue Code), Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related trust will be administered and such certificates will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each such trust will be classified as a "grantor trust" governed by the provisions of subpart E, Part I, of subchapter J of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a grantor trust strip security.

Special Tax Attributes

      Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver its opinion to the depositor that (a) grantor trust fractional interest certificates will represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or security of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Beneficial Owners of Grantor Trust Certificates

      Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

      Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if (1) the payment rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See "--Discount and Premium."

Discount and Premium

      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount, market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount,--Market Discount,--Premium."

Sales of Grantor Trust Certificates

      Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.

Grantor Trust Reporting

      The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the master servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Debt Securities

      For each series of debt securities (which term includes notes and certificates with respect to which Sidley, Austin Brown & Wood llp delivers an opinion that the certificates will be classified as debt), Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver its opinion to the depositor that the debt securities will be classified as debt of the depositor secured by the mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased with original issue discount, market discount or premium. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount, --Market Discount, --Premium."

Special Tax Attributes

      As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.

Sale or Exchange of Securities

      If a beneficial owner of a note sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the note. The adjusted basis in the note generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income from the note and reduced by the payments previously received on the note, other than payments of qualified stated interest, and by any amortized premium.

      In general, except for certain financial institutions subject to section 582(c) of the Internal Revenue Code, any gain or loss on the sale or exchange of a note recognized by an investor who holds the note as a capital asset within the meaning of section 1221 of the Internal Revenue Code, will be capital gain or loss and will be long-term or short-term depending on whether the note has been held for more than one year.

Tax Reporting in respect of the Notes

      The trustee will furnish to each beneficial owner of a note with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Certificates Classified as Partnership Interests

      Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will be characterized, for federal income tax purposes, as partnership interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver their opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which such certificates are issued will be characterized as a partnership and not as an association taxable as a corporation for federal income tax purposes.

Taxation of Certificates Classified as Partnership Interests

      Certain trusts may be treated as partnerships for federal income tax purposes. In such event, the trusts may issue certificates characterized as partnership interests as discussed in the related prospectus supplement. With respect to such series of partnership interests, Sidley Austin Brown & Wood llp, special tax counsel to the depositor, will deliver their opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the trust will be characterized as a partnership and not an association taxable as a corporation or taxable mortgage pool for federal income tax purposes.

      If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement.

      The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets. Your taxable income from a partnership interest in any year may exceed your cash payments from the trust for such year.

      In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "--Backup Withholding" and "Foreign Investors" below.

      Commonly, trusts classified as partnerships for federal income tax purposes will also be issuing debt securities. Under the rules for "acquisition indebtedness" applicable to many types of tax-exempt organizations, substantially all of the taxable income allocated to a beneficial owner of a partnership interest in such trusts that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue Code.

      Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

      In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any payments received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

      Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the Internal Revenue Code.

Partnership Reporting

      The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

      Under Section 6031 of the Internal Revenue Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

      The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

BACKUP WITHHOLDING

      Payments of interest and principal, as well as payments of proceeds from the sale of notes or certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of the payments fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

      In the case of notes or certificates held by a foreign partnership, the certification described below must be provided by the partners rather than by the foreign partnership and the partnership must provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of any applicable withholding requirements.

Grantor Trust Certificates, Debt Security REMIC Regular Interests and FASIT Regular Interests (other than High Yield Regular Interests)

      Payments made on a grantor trust security, a debt security, a REMIC regular interest or a FASIT regular interest (other than a high yield regular interest) to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if

      - the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

      - the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

      - the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual certificates of any REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the Internal Revenue Code related to such a holder of residual certificates.

REMIC Residual Certificates

      Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to payments on grantor trust certificates and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC trust that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "REMICS--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

High-Yield FASIT Regular Interests and FASIT Ownership Interests

      High-yield FASIT regular interests and FASIT ownership interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests or FASIT ownership interests will be restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular certificates or FASIT ownership interests for federal income tax purposes. The agreements will provide that, as a condition to transfer of a high-yield FASIT regular security or FASIT ownership interest, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

Partnership Interests

      A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax and the holder could be required to file federal and state tax returns in the United States. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. If the trust were not so engaged, a foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business. Foreign individuals may also be subject to United States estate taxes at their death upon the value of their trust certificates if they are deemed to hold interests in a partnership engaged in a trade or business in the United States for federal income tax purposes.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      ERISA and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit and other plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered benefit plans or "plans" include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, for which no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to these requirements but may be subject to different restrictions. See "--Exempt Plans," below.

      The fiduciary provisions of ERISA generally require that a fiduciary with respect to a plan satisfy certain fiduciary standards of conduct and meet certain requirements when investing the plan's assets, including the requirements of taking into account the facts and circumstances of such plan, the prudence of the investment and the need to diversify of the plan's investment portfolio, as well as the requirement that the plan's investment be made in accordance with the plan's governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.

      Unless a statutory, regulatory or administrative exemption is available, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain parties related to those plans, so-called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (which are referred to in this prospectus as "parties in interest"). The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions include fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to the plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.

      A number of prohibited transaction class exemptions issued by the United States Department of Labor might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (class exemption for transactions determined by In-House Asset Managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the trust assets are deemed to be plan assets.

PLAN ASSETS REGULATIONS

      The DOL has adopted regulations at 29 C.F.R. ss.2510.3-101 (the "Plan Assets Regulations") that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets of the entity to be treated as assets of the benefit plan (or "plan assets"). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan's investment in the entity, but also to the underlying assets of the entity and the entity's operation and administration. Thus, if a plan invests in an entity, such as a trust, these rules will apply to the fiduciary's decision to invest in trust securities and the continued holding of such securities. Moreover, if the trust's assets are also treated as "plan assets," any person with discretionary authority or control over the trust's assets will be a plan fiduciary and transactions involving the trust's assets would also be subject to ERISA's fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

      The Plan Assets Regulations contain certain exceptions under which a plan's investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

      - where the entity is an "operating company", including a "real estate operating company" or a "venture capital operating company" (as defined in the Plan Assets Regulations),

      - where a plan's investment is in qualifying debt which does not have substantial equity features,

      - where the equity investment made by the plan is in either a "publicly-offered security" that is "widely held" and "freely transferable" (as defined in the Plan Assets Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or

      - where "benefit plan investors" do not own 25% or more of any class of equity interest issued by the entity. For this purpose, "benefit plan investors" include plans, as well as any "employee benefit plan" as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans and certain church plans, and foreign plans, and include any entity whose underlying assets include plan assets by reason of plan investments in the entity.

      The prospectus supplement relating to a class of securities will indicate whether the securities constitute indebtedness that qualified for an exception under the Plan Assets Regulation. While it is possible that one of the other exceptions might apply to a trust contemplated by this prospectus (for example, if less than 25% of each class of equity in a trust were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the master servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.

      Accordingly, if the Home Equity Loans or any other assets included in a trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan fiduciary, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to plan investments. As a result, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a nonexempt prohibited transaction under ERISA and the Internal Revenue Code. For example, under the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, the depositor, the master servicer, any subservicer or the trustee (or affiliates of those entities) may be parties in interest with respect to an investing plan. Additionally, if the depositor, the seller, the master servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

      - has investment discretion with respect to the investment of plan assets, or

      - has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, an investment of those plan assets in the trust could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

      While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory, regulatory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the "underwriter exemptions" which were collectively amended by PTE 97-34, 62 Fed. Reg. 39021(1997) and PTE 2000-58, 65 Fed. Reg.
67765 (2000) (hereinafter collectively referred to as the "Exemption") to a number of underwriters (each, an "Underwriter"), one or more of whom may be utilized by the master servicer in connection with the underwriting contemplated herein. The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4075 of the Internal Revenue Code various transactions relating to the servicing and operation of home equity loan pools and the purchase, sale and holding of securities issued by the trust as to which the Underwriter or any of its affiliates is either:

      - the sole underwriter or the manager or co-manager of the underwriting syndicate, or

      -     a selling or placement agent.

      For purposes of the exemption, the term "underwriter" includes:

      -     the Underwriter and certain of its affiliates,

      - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter,

      - any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of securities, or

      - any entity which has received an exemption from the DOL relating to securities which is similar to the Exemption.

      The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder:

      - the acquisition of the securities by a plan or with plan assets must be on terms (including the security price) that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

      - unless the trust contains only certain types of fully-secured obligations (a "Designated Transaction"), the rights and interests evidenced by the securities acquired by the plan may not be subordinated to the rights and interests evidenced by other securities of the same trust;

      - the securities, at the time of acquisition by a plan or with plan assets, must be rated in one of the three (four, in a Designated Transaction) highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., or Fitch, Inc., which are collectively referred to as the "exemption rating agencies";

      - the trustee of the trust cannot be a member (or an affiliate of any member) of the "Restricted Group" which includes any underwriter, the depositor, the seller, the master servicer, any subservicer, any insurer of the trust, any counterparty to a swap agreement included in the trust and any borrower with respect to assets of a trust that constitute more than 5% of the aggregate unamortized principal balance of the trusts assets (determined as of the date of initial issuance of the securities and their affiliates);

      - to qualify for exemption from self-dealing/conflict of interest prohibited transactions, the plan can not be sponsored by any member of the Restricted Group;

      - the sum of all payments made to and retained by the underwriters for underwriting the securities must represent not more than reasonable compensation; the sum of all payments made to and retained by the master servicer under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith; and

      - each plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      In addition, the Exemption generally provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a plan fiduciary causes a plan to acquire securities in a trust holding receivables on which the fiduciary (or an affiliate) is obligor, provided that:
(i) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which plans have invested and of the aggregate interest in the trust are acquired by persons independent of the Restricted Group (as defined above), (ii) a plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity, (iv) the fiduciary (or its affiliate) is obligor with respect to 5% or less of the fair market value of receivables held in the trust and (v) the plan is not sponsored by a member of the Restricted Group.

      If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:

      - the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the master servicer or an underwriter and a plan when the master servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

      - the direct or indirect acquisition or disposition in the secondary market of securities by a plan or with plan assets, and

      -     the holding of securities by a plan or with plan assets.

      Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the home equity loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in securities. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions would otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan, by virtue of providing services to the plan or by virtue of having certain specified relationships to a service provider, solely as a result of the plan's ownership of securities.

AMENDMENT TO EXEMPTION FOR FUNDING ACCOUNTS AND NOTIONAL PRINCIPAL CONTRACTS

      In 1997, the DOL published an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for trusts issuing pass-through securities for home equity loans or other secured receivables. The amendment generally allows mortgage loans or other secured obligations supporting payments to security holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the trust to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the date the offering closes. The following conditions are among the conditions that must be met for this relief to be available:

      - The ratio of the amount allocated to the funding account to the total principal amount of the securities being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

      - All obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions must have been approved by an exemption rating agency.

      - The transfer of additional obligations to the trust during the Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an exemption rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

      - Solely as a result of the use of funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

      - In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust:

            - the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

            - an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each exemption rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      - The period of funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the funding account falls below the minimum level specified in the Agreement or an event of default occurs.

      - Amounts transferred to any funding account and/or capitalized interest account used in connection with the funding account may be invested only in cash or in certain permitted investments.

      - In addition, the related prospectus or prospectus supplement and the Agreements must describe certain aspects of the funding and/or capitalized interest arrangement.

      - The trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of a trust, must enforce all the rights created in favor of securityholders of the trust, including the employee benefit plans or plan assets subject to ERISA.

      In 2000, the DOL further amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain Swaps, provided the Swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the Swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the Swap must provide for certain remedies if the rating declines. The Swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the Swap may be sold to plan investors only if they are "qualifies plan investors" that satisfy several requirements relating to their ability to understand the terms of the Swap and the effects of the Swap on the risks associated with an investment in the certificate.

INSURANCE COMPANY GENERAL ACCOUNTS

      In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000, which generally became applicable on July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA.

REPRESENTATION FROM INVESTING PLANS IN CERTAIN INSTANCES

      As a general matter only securities that are highly rated and not subordinated will be considered eligible for investment by employee benefit plans. Thus, no transfer of securities any class that does not meet the applicable rating requirements of that Exemption to a plan or to any person acquiring such securities on behalf of or with the assets of a plan will be permitted, unless such transferee, at its expense, delivers to the trustee and the master servicer an opinion of counsel (in form satisfactory to the trustee and the master servicer and as discussed below) to the effect that the purchase or holding of such class of securities by the plan will not result in a nonexempt prohibited transaction under ERISA and the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability in addition to those undertaken in the Agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such a security are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of security that does not meet the applicable rating requirement will be deemed to represent to the trustee and the master servicer that such person is not a plan or acting on behalf of a plan or investing any plan assets.

      Moreover, the exemptive relief afforded by the Exemption may not apply to
(1) any securities issued by a trust containing a Swap that does not meet the requirements of the amendment to the Exemption or other assets that are not specifically covered by the Exemption, (2) any securities issued by a trust containing a Funding Account that does not meet the requirements of the amendment to the Exemption, discussed above, (3) a plan for which the trustee or other authorized plan fiduciary is a member of the Restricted Group or which is sponsored by a member of the Restricted Group. Under any such circumstance, and except as otherwise specified in the respective prospectus supplement, transfers of the securities to a plan, to a trustee or other person acting on behalf of any plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the master servicer with an opinion of counsel satisfactory to the trustee and the master servicer, which opinion will not be at the expense of the trustee or the master servicer, that the purchase of the securities by or on behalf of the plan:

      -     is permissible under applicable law,

      - will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

      - will not subject the trustee and the master servicer to any obligation in addition to those undertaken in the Agreement.

EXEMPT PLANS

      Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

      No view is expressed on whether an investment in the securities is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

TAX EXEMPT INVESTORS

      A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income", or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual security held by a Tax-Exempt Investor and income of a trust that has issued notes allocated to a certificate held by a Tax - Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Residual Securities--Excess Inclusions."

CONSULTATION WITH COUNSEL

      There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the securities or, even if all the conditions specified in the Exemption were satisfied, that the exemption would apply to all transactions involving a trust. Prospective plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

      Any fiduciary or other plan asset investor that proposes to purchase securities on behalf of a plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. Before purchasing a security, a fiduciary or other investor of plan assets should itself confirm that the securities constitute "certificates" for purposes of the Exemption and that the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets, and whether the investment is permitted under the plan's governing documents.

                            LEGAL INVESTMENT MATTERS

      Each class of securities offered hereby and by the prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise specified in the prospectus supplement, each class of securities will evidence an interest in home equity loans which may be secured by a significant number of second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.

      All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the home equity loans or pooled securities underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of similar securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of home equity loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

      - by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      - by placements by the depositor with institutional investors through dealers; and

      -     by direct placements by the depositor with institutional investors.

      In addition, if specified in the prospectus supplement, a series of securities may be offered in whole or in part to the seller of the home equity loans, and other assets, if applicable, that would comprise the home equity loan pool securing the securities.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Certain legal matters relating to the securities will be passed upon for the depositor by John W. Blenke, Vice-President--Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and Sidley Austin Brown & Wood LLP, New York, New York, special tax counsel to the depositor. Mr. Blenke is a full time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc.

                              FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of securities will be to repurchase home equity loans or pooled securities upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the prospectus supplement.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the SEC's Web Site (http://www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

      Monthly reports which contain information concerning the trust for a series of securities will be sent by or on behalf of the depositor or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports with respect to the trust for a series of securities as are required under the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of that series of securities, upon written or oral request of the person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent those reports relate to one or more of those classes of that series of securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to HFC Revolving Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, or by telephone at (847) 564-6335, attn: Corporate Secretary.

                                    GLOSSARY

      Actuarial Home Equity Loan--A home equity loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal.

      Additional Balance--A Draw.

      Additional Charges-Any unpaid finance charges and fees, insurance premiums and other charges.

      Advance--As to any home equity loan and any payment date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest due on the related due date.

      Agreement--With respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires.

      Balloon Amount--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon Loans--Home equity loans generally having original or modified terms to maturity of 15 years as described in the related prospectus supplement, with level monthly payments of principal and interest based upon an amortization schedule for a longer term, such as 30 years. The scheduled payments will result in a principal balance that is payable on maturity of the loan.

      Bankruptcy Loss--A Realized Loss attributable to some actions which may be taken by a bankruptcy court in connection with a home equity loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a home equity loan or an extension of its maturity.

      Charge Off Amount--As to any Charged Off Home Equity Loan and collection period, an amount equal to the amount of the Stated Principal Balance that the master servicer has charged off on its servicing records during such collection period.

      Charged Off Home Equity Loan--A defaulted home equity loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the master servicer has charged off all or a portion of the related Stated Principal Balance.

      Collection Account--An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the home equity loans evidenced by each series of securities.

      Cooperative--With respect to a Cooperative Loan, the corporation that owns the related apartment building.

      Cooperative Loans--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes--A promissory note with respect to a Cooperative Loan.

      Credit Scores--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

      Credit Utilization Rate--For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

      Debt Service Reduction--Modifications of the terms of a home equity loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related home equity loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

      Defaulted Mortgage Loss--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

      Deficient Valuation--In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, equal to the difference between (a) the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property, and (b) value of the mortgage property as established by the bankruptcy court.

      Draw--Money drawn by the borrower on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

      Draw Period--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

      Eligible Account--An account that is either:

      - maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

      - an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

      - a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

      - an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then-current ratings of the securities.

      Environmental Lien--A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.

      Excess Interest--The extent by which interest collections on the home equity loans, or the Trust Balances of the related revolving credit loans, as applicable, exceed interest payments on the securities for the related payment date.

      Excess Spread--A specified portion of the interest payable on the home equity loans and transferred as part of the assets to the related trust.

      Excluded Balance--That portion of the principal balance of any revolving credit loan not included in the Trust Balance at any time, which may include a portion of the principal balance outstanding as of the cut-off date and if so specified in the prospectus supplement, will include balances attributable to Draws after the cut-off date.

      Excluded Spread--The portion of interest payable on the home equity loans, excluded from the assets transferred to the related trust.

      Extraordinary Loss--A Realized Loss occasioned by war, civil insurrection, some governmental actions, nuclear reaction and certain other risks.

      Fraud Loss--A Realized Loss incurred on defaulted home equity loans as to which there was fraud in the origination of the home equity loans.

      Funding Account--An account established, if specified in the prospectus supplement, pursuant to the Agreement to allow for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related securities.

      High Cost Loans--Mortgage loans that are subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, and are not made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

      Insurance Proceeds--Proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, net of any component thereof covering any expenses incurred by or on behalf of the master servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the master servicer's normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.

      Issue Premium--As to a class of REMIC regular securities, a price in excess of the stated redemption price of that class.

      Liquidated Home Equity Loan--As to any payment date, any home equity loan in respect of which the master servicer has determined as of the end of the related collection period that all Liquidation Proceeds which it expects to recover on such home equity loan have been recovered (exclusive of any possibility of a deficiency judgment).

      Liquidation Expenses--Out-of-pocket expenses (exclusive of overhead) that are incurred by the master servicer in connection with the liquidation of any home equity loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such home equity loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such home equity loan) with respect to the related home equity loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

      Liquidation Proceeds--Proceeds (including Insurance Proceeds) received in connection with the liquidation of any home equity loan, whether through trustee's sale, foreclosure sale or otherwise.

      Mark-to-Market Regulations--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers.

      Net Liquidation Proceeds--As to any Liquidated Home Equity Loan, Liquidation Proceeds less Liquidation Expenses.

      Net Mortgage Rate--As to any home equity loan, the interest rate net of the rates at which the servicing fees and any Excess Spread or Excluded Spread are calculated.

      Nonrecoverable Advance--Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Permitted Investments--United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the Agreement.

      Prepayment Interest Shortfall--With respect to a home equity loan that is subject to a mortgage prepayment or liquidation, the amount that equals the difference between a full month's interest due with respect to that home equity loan and the amount of interest paid or recovered with respect thereto.

      Realized Loss--As to any (i) Charged Off Home Equity Loan and any collection period (other than the collection period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Stated Principal Balance at the end of the collection period in which such Liquidated Home Equity Loan became a Liquidated Home Equity Loan over the portion of related Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note.

      Recovered Charge Off Amount--As to any home equity loan that became a Liquidated Home Equity Loan in a collection period, the amount, if any, by which
(1) its Net Liquidation Proceeds that are allocable to principal in accordance with the related mortgage note exceeds (2) its Stated Principal Balance immediately prior to foreclosure up to an amount of all related Charge Off Amounts, but in no event less than zero.

      REO Home Equity Loan--A home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

      Repayment Period--With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      Senior Percentage--At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the prospectus supplement.

      Servicing Advances--Amounts advanced on any defaulted home equity loan to cover taxes, insurance premiums or similar expenses.

      Simple Interest Home Equity Loan--A home equity loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.

      Special Hazard Loss--A Realized Loss incurred, to the extent that the loss was attributable to:

      - direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and

      - any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

      Stated Principal Balance--As to any home equity loan (other than a Liquidated Home Equity Loan) as of any date of determination, the principal balance thereof as of the cut-off date, increased by any Draws subsequent to the cut-off date that are to be part of the Trust Balance, minus the sum of (x) all collections credited against the principal balance of such home equity loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such home equity loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related home equity loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.

      Statistical Valuation--The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.

      Swaps--Interest rate swaps and related caps, floors and collars utilized to minimize the risk of securityholders from adverse changes in interest rates.

      Tax-Exempt Investor--A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.

      Trust Balance--A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date, plus, unless otherwise specified in the prospectus supplement, the principal balance attributable to Draws made after the cut-off date, minus the portion of all payments and losses thereafter that are allocated to the Trust Balance,

      Yield Supplement Agreements--Collectively, agreements which provide credit enhancement for a series of securities and supplement the interest rate or other rates on those series of securities. Yield Supplement Agreements may relate to, but are not limited to, derivative products that are designed to provide credit enhancement for a series of securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement ..............................    $ 92.00
Legal Fees and Expenses ............................................       *
Accounting Fees and Expenses .......................................       *
Trustee's Fees and Expenses (including counsel fees) ...............       *
Blue Sky Fees ......................................................       *
Printing and Engraving Fees ........................................       *
Rating Agency Fees .................................................       *
Miscellaneous ......................................................       *
                                                                        -------
         Total .....................................................    $  *
                                                                        =======

      * To be furnished by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

      Any underwriters will agree to indemnify the registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

      The Security of Incorporation of the registrant provides, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      In addition, the Agreement will provide that no director, officer, employee or agent of the registrant is liable to the Trust Assets or the securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Agreement will further provide that, with the exceptions stated above, a director, officer, employee or agent of the registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Agreement and related securities other than such expenses related to particular home equity loans.

EXHIBITS (ITEM 16 OF FORM S-3).

EXHIBIT NO.                               DESCRIPTION
-----------                               -----------
  1.1    --   Form of Underwriting Agreement for the home equity loan
              asset backed securities+

  3.1    --   Certificate of Incorporation of HFC Revolving Corporation*

  3.2    --   By-Laws of HFC Revolving Corporation*

  4.1    --   Form of Pooling and Servicing Agreement+

  4.2    --   Form of Sale and Servicing Agreement+

  4.3    --   Form of Trust Agreement+

  4.4    --   Form of Indenture+

  5.1    --   Opinion of Sidley Austin Brown and Wood LLP with respect to legality relating to the home equity loan asset backed securities+

  8.1    --   Opinion of Sidley Austin Brown and Wood LLP with respect to certain tax matters relating to the home equity loan asset backed securities (included as part of Exhibit 5.1)

 23.1    --   Consent of Sidley Austin Brown and Wood LLP relating to the home equity loan asset backed securities (included as part of Exhibit 5.1)

----------
* Incorporated herein by reference to the corresponding exhibit to the Registrant's registration statement on Form S-11, as amended (Registration No. 333-12483).

+     To be filed by amendment.

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A. Undertakings Pursuant to Rule 415.

      The Registrant hereby undertakes:

            (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Undertaking in Respect of Indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, HFC Revolving Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, State of Illinois, as of the 13th day of March, 2002.

                                    HFC REVOLVING CORPORATION


                                    By:            /S/ G.D. GILMER
                                        -------------------------------------
                                                     G.D. Gilmer
                                        President and Chief Executive Officer

      Each person whose signature appears below constitutes and appoints J.W. Blenke, J.S. Vander Linde and P.D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed below by the following persons in the capacities indicated as of the 13th day of March, 2002.

        SIGNATURE                          TITLE
        ---------                          -----


     /S/ G.D. GILMER      President, Chief Executive Officer and Director
------------------------
       G.D. Gilmer


   /S/ B.B. MOSS, JR.     Senior Vice President,
------------------------  Treasurer and Chief Financial Officer
      B.B. Moss, Jr


    /S/ S.L. MCDONALD     Senior Vice President,
------------------------  Controller and Chief Accounting Officer
      S.L. McDonald


     /S/ J.W. BLENKE      Director
------------------------
       J.W. Blenke


     /S/ S.H. SMITH       Director
------------------------
       S.H. Smith